EXHIBIT 10.05
*	Confidential Treatment has been requested for the marked portions of this exhibit pursuant to Rule 406 of the Securities Act of 1933, as amended.
WALMART MONEYCARD
PROGRAM AGREEMENT
(AMENDING AND RESTATING
PREPAID CARD PROGRAM AGREEMENT)
by and among
WAL-MART STORES, INC.,
WAL-MART STORES TEXAS L.P.
WAL-MART LOUISIANA, LLC
WAL-MART STORES ARKANSAS, LLC, and
WAL-MART STORES EAST, L.P.,
and
GE MONEY BANK
and
GREEN DOT CORPORATION
DATED AS OF May 27, 2010

*	Confidential Treatment Requested.

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SCHEDULES

Schedule	Description
1.5(c)	Operating Procedures for the Card Program
1.5(d)(iv)	Cardholder Terms and Walmart MoneyCard Fees
1.5(d)(v)	Aggregate Cardholder Fee Revenue
1.5(f)(i)	Form of P&L Statement
1.11	Bank Appointment Agreement
4.3(c)	Reload Pack Commissions
4.4(a)	Operating Procedures for Load Program
4.4(d)	[*] Commissions [*]
4.5	Green Dot Appointment Agreement
4.13	GD Network Cards Loaded through POS Loads at Participating Stores
5.2	Bank Commissions and Revenue Sharing Structure
7.2(d)	Security Procedures for Walmart MoneyCard Distribution
9.3(a)	Service Levels
9.3(b)	Super Service Levels
12.3	Retailer Marks
13.1	Technology
APPENDIX

Appendix	Description
I	Definitions

*	Confidential Treatment Requested.

v

     This Walmart MoneyCard Program Agreement, dated as of May 27, 2010, by and among Wal-Mart Stores, Inc., a Delaware corporation, with its principal place of business at 702 S.W. Eighth Street, Bentonville, Arkansas 72716, Wal-Mart Stores Texas L.P., a Texas limited partnership, Wal-Mart Louisiana, LLC, a Delaware limited liability company, Wal-Mart Stores Arkansas, LLC, a limited liability company formed under the laws of Arkansas, and Wal-Mart Stores East, L.P., a limited partnership formed under the laws of Delaware, each of which have its principal place of business at 702 S.W. Eighth Street, Bentonville, Arkansas 72716 (each of the foregoing, individually and collectively, “Retailer”), GE Money Bank, a federal savings bank with its principal place of business at 170 West Election Road, Draper, UT 84020 (“Bank”), and Green Dot Corporation, a Delaware corporation, with its principal place of business at 605 East Huntington Drive, Suite 205, Monrovia, California 91016 (“Green Dot”), amends and restates in its entirety, as of the Effective Date, that certain Prepaid Card Program Agreement dated as of October 20, 2006 among Retailer, Bank and Green Dot, as amended by that certain Amendment to Prepaid Card Program Agreement dated as of October 20, 2008 among Retailer, Bank and Green Dot, as further amended by that certain Second Amendment to Prepaid Card Program Agreement dated as of October 20, 2006 among Retailer, Bank and Green Dot, as further amended by that certain letter amendment dated as of January 15, 2009 among Retailer, Bank and Green Dot, as further amended by that certain Third Amendment to Prepaid Card Program Agreement dated as of March 10, 2009 among Retailer, Bank and Green Dot and as further amended by the Fourth Amendment to Prepaid Card Program Agreement dated as of October 30, 2009 among Retailer, Bank and Green Dot. Each of the foregoing parties is sometimes referred to herein as a “Party,” and collectively they are referred to as the “Parties.” Unless otherwise defined, capitalized terms used in this Agreement shall have the meanings ascribed to them in Appendix I.
RECITALS
          WHEREAS, Retailer wishes to offer a reloadable prepaid card product in its Participating Stores;
          WHEREAS, Bank is in the business of providing financial products and services, including debit cards, prepaid cards and payroll cards, to individuals for personal, family or household purposes throughout the United States;
          WHEREAS, Bank desires to provide instant issue, non-personalized, prepaid cards to Retailer’s customers, which cards are intended to be replaced by personalized, reloadable, prepaid cards issued by Bank;
          WHEREAS, Green Dot is a licensed money transmitter and operates the GD Network in which consumers can make loads to prepaid cards and other transfers to payees that participate in the GD Network;
          WHEREAS, Bank participates in the GD Network as an issuer of prepaid cards that can be loaded through POS Loads and Reload Pack Sales in the GD Network;

          WHEREAS, Retailer desires to participate in the GD Network by accepting funds in POS Loads and selling Reload Packs in transactions involving Cardholders as well as other Persons making fund transfers in the GD Network;
          WHEREAS, Bank and Retailer desire to set forth the terms on which Bank will issue, service and accept loads on prepaid cards offered at Retailer’s Participating Stores, as set forth herein; and
          WHEREAS, Green Dot and Retailer desire to set forth the terms on which Retailer will participate in the GD Network in transactions involving Cardholders and other Persons making fund transfers in the GD Network, as set forth herein.
          NOW, THEREFORE, in consideration of the following terms and conditions, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I
GENERAL DESCRIPTION OF THE CARD PROGRAM
1.1 Description of the Walmart MoneyCards.
          In accordance with the terms of this Agreement, Bank will issue prepaid cards which bear the “Walmart” name and/or Retailer Marks and certain trademark(s) of the Network Provider(s) to individuals residing in the Program Territory for personal, family or household purposes (the “Walmart MoneyCards”). Bank has issued all outstanding Walmart MoneyCards, and on and after the Effective Date, Bank shall issue all Walmart MoneyCards under a series of BINs solely dedicated to the Card Program (each such BIN, a “Retailer BIN”). Bank shall not use such Retailer BINs (or applicable equivalent) for non-Card Program purposes. The Walmart MoneyCards also will contain the GD Marks, as mutually agreed upon by the Parties, to indicate that the Walmart MoneyCards may be loaded in the GD Network. Bank may modify the features and capabilities of the Walmart MoneyCards from time to time with the prior written approval of Retailer, which approval shall not be unreasonably withheld or delayed.
1.2 Temporary and Permanent Walmart MoneyCards.
          Subject to the terms of this Agreement, Retailer will distribute Walmart MoneyCards at its Participating Stores. Such Walmart MoneyCards: (i) will not bear the name of a Cardholder; (ii) may be loaded at Retailer’s POS Locations for the amount(s) agreed upon from time to time by the Parties; and (iii) in accordance with an implementation schedule agreed upon by the Parties, may be reloaded in the GD Network upon satisfaction of the Activation Criteria (the “Temporary Walmart MoneyCards”). Temporary Walmart MoneyCards may possess such features and capabilities as Bank may determine from time to time in writing, subject to Retailer’s prior written approval. Individuals who purchase Temporary Walmart MoneyCards will be instructed by the applicable packaging to provide Bank with information necessary to satisfy the Activation Criteria needed to activate the Temporary Walmart MoneyCards and to obtain reloadable Walmart MoneyCards that replace the Temporary Walmart MoneyCards and that are embossed with the Cardholders’ names (“Permanent Walmart

MoneyCards”). Cardholders with Permanent Walmart MoneyCards may reload funds to such Walmart MoneyCards as set forth in this Agreement.
1.3 Retailer Customer Identification Function.
          Bank, as agent for Retailer, will assign a Retailer Customer Number to each Walmart MoneyCard holder and will print this number on the reverse side of the Permanent Walmart MoneyCard. Subject to Applicable Law and Network Operating Regulations, Bank, as agent for Retailer in connection with the Retailer Customer Number, shall collect and transmit (not less than once each month) to Retailer each Retailer Customer Number (or another unique identifying number) assigned hereunder, together with the associated Walmart MoneyCard holder’s name, address, telephone number and, if available, e-mail address (the Retailer Customer Number together with the Cardholder’s name, address, telephone number and e-mail address, the “Retailer Customer Information”). Retailer and Bank shall use reasonable efforts to adopt a process by which a Retailer Customer may authorize the collection and transmittal of Retailer Customer Information contemplated by this Section 1.3. Retailer understands that the Retailer Customer Number assigned by Bank will be associated with a given Permanent Walmart MoneyCard and may not be the same Retailer Customer Number the Cardholder would be assigned in conjunction with any other relationship the Cardholder may have with either Retailer or Bank. Bank will work with Retailer in good faith to assist Retailer in integrating Retailer’s envisioned customer registration program into the materials for the Program. Bank shall not issue the same Retailer Customer Number more than once.
1.4 The Road to Credit.
          (a) Bank and Retailer acknowledge that one of the goals of the Program is to educate Retailer Customers and other individuals regarding management of personal finances, and to [*] and other [*] not have [*] to [*].
          (b) To the extent information on purchase patterns, bill payments and paycheck data is available under the Program, Bank agrees to work in good faith with Retailer to analyze such information with respect to individual Walmart MoneyCard performance in order to establish, to the extent practicable, a “[*]” by which a Cardholder may qualify for the Consumer Credit Card Program.
          (c) In the event that Bank and Retailer mutually agree on a [*] from a [*], Bank and Retailer will mutually determine a “[*],” that will [*] in [*] and at [*], for each [*] who [*] any [*].
1.5 Card Program Administration.
          (a) Program Materials. Bank, at its expense, shall be responsible for providing all Walmart MoneyCard Documentation necessary for the issuance, loading in connection with Direct Deposit Loads and online bill payment services through the Walmart MoneyCard Website as Bank and Retailer may agree upon from time to time in writing (“Online Bill Payment Services”) and servicing of the Walmart MoneyCards, as applicable. The initial design of the Temporary Walmart MoneyCard and the Permanent Walmart MoneyCard, and any modifications thereto, shall be subject to the prior written approval of Retailer, which approval

*	Confidential Treatment Requested.

shall not be unreasonably withheld or delayed. As between the Parties, Retailer shall own all proprietary rights, including copyrights and trademarks relating to: (i) Retailer provided artwork or designs for the Walmart MoneyCard or related packaging; (ii) the “stars” design as it appears on the Walmart MoneyCard or related packaging; (iii) the terms “Value Plan” and “Preferred Plan” as used in connection with a Card Product; and (iv) the marketing copy on the packaging for the Walmart MoneyCard taken as a whole; provided, however, that (A) Retailer’s right to such marketing copy is limited to use of such marketing copy in substantially the same design as appears on the marketing copy for the Walmart MoneyCard, and (B) Retailer shall not have any rights to trademarks or tradenames of Bank or Green Dot. Bank shall forward all orders for additional Walmart MoneyCard inventory and/or packaging to Retailer for Retailer’s review and approval, which approval shall not be unreasonably withheld or delayed.
          (b) Other General Responsibilities of Bank. Bank, at its expense, will issue Walmart MoneyCards to individuals, accept loads to Walmart MoneyCards as provided in this Agreement and the Walmart MoneyCard Terms, and allow Cardholders to use Walmart MoneyCards for purchase and cash withdrawal transactions in the systems of the Network Providers. Bank will make available good funds to the Cardholder or Cardholder’s payees as and when Cardholders may unload such funds in accordance with the Walmart MoneyCard Terms and the Network Operating Regulations. Bank will establish the criteria, in its sole discretion after providing notice to Retailer, for activating Temporary Walmart MoneyCards and for approving and activating Permanent Walmart MoneyCards (the “Activation Criteria”). Unless otherwise expressly agreed by the Parties in writing, Bank shall be responsible for: (i) providing all services in connection with the Card Program, including, without limitation, authorization services for Walmart MoneyCard Transactions, but excluding services that Retailer or Green Dot expressly agree in this Agreement to perform in connection with the Program (e.g., in connection with the initial issuance of Temporary Walmart MoneyCards or loading Walmart MoneyCards in the Load Program) (“Card Services”); and (ii) all fraud loss, and settlement of funds, associated with use of a Walmart MoneyCard (provided that the foregoing shall not relieve Retailer of any obligations that it has under the Acquirer Agreement pursuant to which it accepts Walmart MoneyCards issued by Bank or that it has under Article III hereof). Retailer agrees that Bank may provide some or all of the Card Services through a third party servicer or a Bank Affiliate; provided, however, that (x) Bank shall obtain Retailer’s prior written consent to any such third party servicer or Bank Affiliate, which consent shall not be unreasonably withheld or delayed, and (y) notwithstanding such consent, Bank will remain fully responsible for all of its obligations under this Agreement, and will be responsible for any breach by any Bank Affiliate or third party servicer of Bank’s obligation to provide Card Services. Retailer hereby consents to Green Dot performing Card Services on behalf of Bank. Bank shall obtain Retailer’s prior written consent to any material change in the scope of Card Services provided by Green Dot.
          (c) Operating Procedures for Card Program.
     (i) Retailer and Bank shall follow all Operating Procedures for the Card Program, including procedures for initial issuance of Walmart MoneyCards. The current Operating Procedures for the Card Program are attached hereto as Schedule 1.5(c). The Parties may amend the Operating Procedures for the Card Program in a mutually acceptable manner, including mutually agreeable controls, to enable Retailer to distribute multiple Walmart MoneyCards to a single purchaser.

     (ii) Bank shall have the right to amend or modify the Operating Procedures for the Card Program from time to time, [*]. Notwithstanding the foregoing, Bank shall be entitled to amend or modify such Operating Procedures [*] (which [*] may be [*] of the amendment or modification) [*], and without the consent of Retailer, to the extent Bank, in its reasonable business judgment, deems necessary to comply with Applicable Law, Network Operating Regulations or the direction of a Governmental Authority, or for purposes of risk management or safe and sound bank operation; provided, however, that if Retailer, [*], believes that such amendment or modification to such Operating Procedures will have a material adverse effect on Retailer’s operations, its interest in the Program or its interactions with Retailer Customers, Retailer shall have the right to terminate this Agreement pursuant to Section 15.3(a) if Bank does not revise the proposed amendment or modification to address Retailer’s concerns within the applicable notice period set forth in Section 15.3(a).
     (iii) In the event of a conflict between the provisions of this Agreement and the provisions of the Operating Procedures for the Card Program, the provisions of this Agreement shall prevail.
          (d) Competitiveness.
     (i) (A) The Parties acknowledge that [*] to offer [*] current Competitive Card Products offered as a [*] product to consumers and available to the general public (including [*] in which a Competitive Card Product may [*]); provided, however, that (i) in no event shall a Card Product that is offered in conjunction with a service or product that is the [*] be considered a Competitive Card Product for purposes of this Section 1.5(d)(i)(A), and (ii) for purposes of [*], the Walmart MoneyCard shall be compared to those Competing Card Products that are offered [*] the Walmart MoneyCard is offered. Accordingly, in connection with and subject to the terms of this Agreement, Retailer shall be solely responsible for determining the financial products and services that Retailer makes available to its customers in Stores. Notwithstanding anything in this Agreement to the contrary, Retailer at any time may request, by written notice to the other Parties, that Bank and/or Green Dot, as applicable, [*] any [*]. If, within [*] ([*]) [*] after such a request, Bank and/or Green Dot, as applicable, have not agreed to each of Retailer’s requested change(s), then Bank and/or Green Dot, as applicable, shall provide a written explanation to Retailer with respect to the reason for which such Party is rejecting Retailer’s requested [*]. After receipt of such written explanation, Retailer may terminate this Agreement upon [*] ([*]) [*] written notice to the other Parties pursuant to Section 15.3(a). For the avoidance of doubt, Retailer shall not request [*] primarily for the purpose of [*].
          (B) If each of the Parties agrees to implement the changes to the Walmart MoneyCard Fees in accordance with this Section 1.5(d)(i), such changes shall be implemented according to a Participating Store roll-out schedule reasonably established by Retailer in consultation with the other Parties, which schedule shall take into account the operational requirements of such other Parties with respect to any changes to Walmart MoneyCard Fees other than the fee assessed upon issuance of a

*	Confidential Treatment Requested.

Temporary Walmart MoneyCard or the fee for a POS Load to a Permanent Walmart MoneyCard at Participating Stores.
          (C) If, as a result of Retailer’s request which is accepted and implemented by Bank and/or Green Dot (as applicable), the [*] or [*] are [*], the Parties shall [*] as a result of the [*] in [*] or [*] (such [*] to be determined in accordance with the methodology and calculation period set forth in Schedule 5.2); provided, that such [*] in [*] or [*] shall be reflected in an adjustment to the [*] Commission [*] and the new [*] Commission [*] shall be calculated in accordance with the methodology set forth in Schedule 5.2. Notwithstanding the foregoing, the Parties agree that [*] shall not affect Retailer’s [*] Commission [*].
          (D) If, as a result of Retailer’s request which is accepted and implemented by Bank and/or Green Dot (as applicable), the change(s) result in an increase in costs to Bank or Green Dot (as applicable) that is incremental to customary day-to-day business operating costs because of changes to marketing materials, customer messaging, card mailers, replacement or discarding of Walmart MoneyCard packaging and/or inventory or Walmart MoneyCard Terms or because a change in Walmart MoneyCard Terms notice mailing is required (such changes, the “Marketing Changes”), then Retailer shall bear [*] ([*]%) of such mutually agreed upon costs; provided, however, that Retailer shall not be responsible for any [*] related to Walmart MoneyCard [*] to the extent that Bank failed to obtain Retailer’s approval for such [*] under Section 1.5(a) and that such [*] could have been reasonably avoided had Bank obtained Retailer’s approval. Prior to the Parties implementing any such [*], the Parties shall discuss in good faith with the objective of reaching mutual agreement on the [*] that the Parties [*] for purposes of this Section, and shall work in good faith to [*]. For the avoidance of doubt, such [*] shall include [*] by any Party in connection with any [*] made as a result of any request by Retailer pursuant to Section 1.5(d)(i)(A).
          (ii) The Walmart MoneyCard Terms, including the fees and charges imposed on Cardholders by Bank for each type of Walmart MoneyCard (“Walmart MoneyCard Fees”), are determined by Bank and agreed to by Retailer as set forth from time to time in Schedule 1.5(d)(iv). Bank may modify, amend or supplement any or all of the Walmart MoneyCard Terms upon thirty (30) days’ prior notice to Retailer; provided, however, that in the event Retailer notifies Bank within such thirty (30) day period that the proposed change, [*], will affect Retailer’s operations, its interest in the Program, or its interactions with Retailer Customers, then such change shall be made with [*]. Bank [*] any fees imposed on Bank by a Network Provider for [*]; provided that Bank will eliminate any such [*] if the Network Provider ceases imposing [*].
          (iii) Nothing contained in this Agreement shall limit or restrict Bank’s ability to modify and/or supplement the Walmart MoneyCard Terms to the extent Bank [*] deems [*] in order to comply with the requirements of Applicable Law, Network Operating Regulations or the direction of a Governmental Authority, and Bank may proceed with the modification, amendment or supplement without the consent of Retailer; provided, however, that if Retailer, exercising [*], believes that such amendment, modification or supplement to the Walmart MoneyCard Terms will have [*] on Retailer’s operations, its interest in the Program, or its interactions with Retailer Customers, Retailer shall have the right to terminate this Agreement pursuant to Section 15.3(a).

*	Confidential Treatment Requested.

          (iv) In addition to the Walmart MoneyCard Terms listed in Schedule 1.5(d)(iv), Bank reserves the right to assess additional Walmart MoneyCard Fees, with the prior written consent of Retailer (such consent not to be unreasonably withheld or delayed) for additional Walmart MoneyCard services provided by Bank and approved by Retailer after the date hereof (e.g., picture identification services). Bank also reserves the right to restrict use of the Walmart MoneyCards at certain merchant classification categories that Bank reasonably determines are not consistent with the Program, such as Internet gambling web-sites.
          (v) During the Term and as a normal course of business, the Parties agree to [*] in the marketplace and shall use [*] to continue to innovate, develop and implement new [*] periodically over the Term, and [*] in the marketplace shall be discussed and reviewed at each of the Program Management Committee meetings. In addition to the foregoing, the Parties recognize that (x) Bank currently offers the Preferred Plan for Cardholders who frequently use their Walmart MoneyCards and (y) the Parties shall in good faith work to develop [*] within [*] of the Effective Date; provided, however, that each such [*] shall [*] be [*] than the [*], as set forth in Schedule 1.5(d)(v), that is derived from the [*] over the [*] related to such [*] for the average Cardholder who reloads his or her Walmart MoneyCard at least once in the [*] after the activation of such Walmart MoneyCard. The Parties agree that the Relevant Behavioral Curves used to determine any [*] shall be updated and recalculated by Bank no less than annually; provided, however, that Retailer may reasonably request more frequent updates. Notwithstanding the foregoing, the Parties may mutually agree to [*] for [*] pursuant to an [*] whereby the [*] Commission [*] shall not be affected. During the Term, the Parties shall use commercially reasonable efforts to implement such [*] upon Retailer’s request and Bank’s agreement thereto and if the [*] results in an increase in costs to Bank that is [*] because of [*], then such costs shall be allocated among the Parties as set forth in Section 1.5(d)(i)(D). Upon Bank’s agreement to such request, Bank shall provide a commercially reasonable time frame in which such [*] shall be implemented. If Bank does not agree to Retailer’s request for a [*] within thirty (30) days of Retailer’s request, then Retailer may terminate this Agreement pursuant to Section 15.3(a) upon not less than sixty (60) days’ prior written notice.
          (vi) If Green Dot refuses to implement a change to the price of Reload Packs suggested by Retailer because such price change would have an adverse economic impact on Green Dot, Green Dot may cease selling Reload Packs through Retailer upon [*] prior written notice to Retailer. At the end of such [*], at Green Dot’s option, either Green Dot shall implement [*] as [*], or Retailer’s obligations under Section 12.7(d) shall terminate with respect to loads to Walmart MoneyCards other than POS Loads; provided, however, that if Retailer implements the alternative [*], the fee for such device shall be [*] for a POS Load.
          (vii) If the Effective Interchange Yield received by Bank from a Network with respect to Walmart MoneyCards over any consecutive [*] period beginning after the Effective Date is at least [*] less than the Effective Interchange Yield for the [*] day period immediately preceding the Effective Date (“Baseline Interchange Yield”), Bank and Retailer shall work together [*] to implement changes to the Card Program [*] that Bank and Retailer reasonably believe will offset for Bank the projected future [*];

*	Confidential Treatment Requested.

provided, however, if Bank and Retailer are unable to agree on such changes to the Card Program [*], Bank shall have the right to terminate this Agreement upon not less than [*] prior written notice to Retailer. If the Card Program economics are adjusted pursuant to this Section 1.5(d)(vii), and the Effective Interchange Yield for [*] during the Term subsequently exceeds the Baseline Interchange Yield, Retailer and Bank shall work together [*] to reverse or otherwise adjust the Card Program [*] to the extent they are no longer needed to mitigate the previous reduction in Effective Interchange Yield.
          (viii) If a change in Federal law or regulation or an amendment to existing Federal law or regulation restricting interchange on debit cards is enacted after the Effective Date (“Debit Interchange Law Change”), then:
     (a) The Parties shall meet to attempt to restructure the Walmart MoneyCard Program to recapture the projected shortfall in Program Revenue. If the Parties cannot agree to such restructuring within [*], then the Parties shall work in good faith to develop a transition plan (the “Transition Plan”) to facilitate the efficient and orderly transfer of the Walmart MoneyCard Program to a Replacement Bank designated by Retailer and Green Dot that will not experience a material reduction in its interchange revenue as a result of the Debit Interchange Law Change and, together with its affiliates, has [*] than $[*] in [*] on the terms set forth below (the “Program Conversion”); and
     (b) If final rules and/or regulations are promulgated pursuant to such Debit Interchange Law Change (the “Final Rules”) and, as a result, the Effective Interchange Yield received by Bank with respect to Walmart MoneyCards will be at least [*] ([*]%) [*] than the Effective Interchange Yield received by Bank with respect to Walmart MoneyCards for the [*] period immediately preceding the Effective Date (the “Original Interchange Rate”) and Bank, on its own, is unable to implement a restructuring plan to recapture the lost Effective Interchange Yield, and:
(i)	If the Replacement Bank is able under the Final Rules and the Network Operating Regulations to receive an interchange rate that is (x) at least [*]and (y) at least [*] higher than the interchange rate that Bank may receive under the Final Rules and the Network Operating Regulations, each Party shall each use its best efforts to implement the Transition Plan and complete the Program Conversion no later than [*] prior to the required implementation date of the Final Rules; provided, however, that (A) Green Dot shall pay Bank’s reasonable out-of-pocket expenses related to such assignment (including reasonable outside counsel fees), (B) Retailer shall exercise its right under Section 15.4 to cause the Replacement Bank to purchase the portfolio and such purchase takes place concurrently with the date this Agreement is assigned to the Replacement Bank (the “Assignment Date”) , (C) neither Green Dot nor Retailer shall have any liability to Bank, and Bank shall have no liability to either Green Dot or Retailer with respect to this Agreement after such assignment; provided, however, that each Party shall continue to have liability under this Agreement to any other Party for any liabilities that were accrued

*	Confidential Treatment Requested.

prior to the Assignment Date; and further, provided, that the Parties shall continue to have obligations to one another with respect to the provision of Intermediary Services for so long as such services are being rendered; and (D) Green Dot shall pay Bank a buy out amount as agreed to between Green Dot and Bank on the Assignment Date.

(ii)	Retailer and Bank shall work in good faith to transfer the existing data transmission connectivity described in Section 4.10(a) to Green Dot; provided, however, that Bank, at Green Dot’s request, shall continue to provide Intermediary Services to Green Dot until such transfer has been completed for up to six (6) months after the Assignment Date; provided, however, that Bank shall not be required to settle any funds as part of the Intermediary Services.
          Notwithstanding the foregoing, if at any time within [*] after the Assignment Date, (A) the Replacement Bank charges interchange on Walmart MoneyCards that is equal to or less than the interchange Bank can charge on similar debit cards at that time; or (B) the Final Rules are repealed or modified such that the Effective Interchange Yield returns to the Original Interchange Rate, then, at Bank’s option, Green Dot and Retailer shall cause Replacement Bank to assign this Agreement, and sell the portfolio, to Bank; provided; however; that Bank shall pay Green Dot’s reasonable out-of-pocket expenses (including reasonable outside counsel fees) related to such assignment, and further, provided, that upon such assignment Bank shall pay Green Dot a prorated buy out amount as mutually agreed to by Bank and Green Dot on the date of such assignment.
          (e) Offshore Servicing.
     (i) Except as described in Section 1.5(e)(ii), Bank shall not outsource any Card Services that involve direct customer contact to an entity that is located, or that performs such services at a facility located, outside of the United States, without the prior written approval of Retailer. For avoidance of doubt, any breach by an outsource vendor of the provisions of this Agreement shall constitute a breach by Bank as if Bank performed the outsourced services itself, and be subject to all provisions of this Agreement applicable to such breach, including the notice and cure provisions set forth in Section 15.2 (Termination).
     (ii) Notwithstanding anything to the contrary in this Section 1.5(e), Retailer acknowledges and approves the use by Bank and its outsource vendors of facilities in [*] and in [*] for providing Card Services involving direct customer contact; provided, that: (A) neither Bank nor its outsource vendors shall store any personally identifiable information collected in connection with the Program outside of the United States without Retailer’s prior written consent, which consent shall not be unreasonably withheld or delayed; and (B) all Nonpublic Personal Information which is transmitted outside of the United States pursuant to this Section 1.5(e) shall be subject to the same data protection and security standards that Bank imposes on third parties in the United States with respect to Bank’s customer information.

*	Confidential Treatment Requested.

     (iii) Retailer reserves the right to revoke its consent to outsourcing Card Services to a location outside of the United States if the outsource vendor violates Applicable Law, Network Operating Regulations or Sections 1.5(d)(e)(ii)(A) and (B). Bank shall have not less than [*] notice to replace an outsource vendor if Retailer revokes its consent pursuant to this Section 1.5(e)(iii).
          (f) Program P&L Statement.
     (i) Bank shall develop the Profit and Loss Statement for the Card Program (“Program P&L Statement”) in substantially the form set forth on Schedule 1.5(f)(i). The Program P&L Statement shall be developed in accordance with GAAP in a manner that is reconcilable with the books and records of Bank or Bank’s service provider, as applicable, and shall itemize all expenses and revenue of the Card Program beginning on the Effective Date in accordance with the categories on the Program P&L Statement. Bank shall deliver to Retailer within [*] after the execution of this Agreement a pro forma Program P&L Statement for the first Program Year. [*] prior to the second Program Year and each subsequent Program Year, Bank shall deliver to Retailer a pro forma Program P&L Statement for the following Program Year.
     (ii) After the end of each Program Year quarter, Bank shall prepare and provide to Retailer a Program P&L Statement for the prior quarter, which shall include (A) monthly performance detail, and (B) supporting documentation as may be mutually agreed by Retailer and Bank.
     (iii) Each Program P&L Statement delivered by Bank to Retailer under this Section 1.5(f) shall be subject to Retailer’s audit rights as set forth in Section 12.6(c).
     (iv) For the avoidance of doubt, based on the [*], a copy of which shall be delivered to Retailer, Bank shall not be required to provide information in the Program P&L Statement that is restricted by any Applicable Law or that may trigger additional reporting requirements or disclosure under Applicable Law, but shall redact any such information as necessary in order to comply with Applicable Law.
1.6 Ownership of Walmart MoneyCards and Walmart MoneyCard Documentation.
          Subject to Section 15.4 (Retailer’s Purchase Option), Bank shall be the sole and exclusive owner of all Walmart MoneyCards (and funds loaded thereto) and Walmart MoneyCard Documentation, except for Retailer Customer Information and Retailer Transaction Information which shall be subject to the provisions of Section 8.2. If a Cardholder uses a Walmart MoneyCard to purchase goods or services or obtain cash and there are not sufficient funds on the Walmart MoneyCard to pay for the transaction, Bank shall be entitled to receive all payments by the Cardholder for such transaction.
1.7 Ownership of Sales Documentation.
          Retailer shall be the sole and exclusive owner of all sales receipts, register receipt tapes, and other invoices or documentation evidencing a Cardholder debit transaction, and any

*	Confidential Treatment Requested.

adjustments thereto, at any Store, to the extent originated by Retailer in the ordinary course of its business.
1.8 Operation of Terminals.
          Retailer shall maintain and operate the Terminals according to the same standards with which they are operated on the Effective Date; provided, however, that nothing herein shall be deemed to require Retailer to replace or modify any Terminals outside of Retailer’s ordinary course of business.
1.9 Promotional Materials.
          Each Party shall submit to the other Parties for review and approval any and all advertising, collateral, promotions and marketing programs, documents or materials with respect to the Program, including, without limitation, materials sent to Cardholders in relation to the Load Program (collectively, “Promotional Materials”) at least five (5) Business Days in advance of public dissemination, which approval may not be unreasonably withheld or delayed. If a Party fails to notify the other Parties of its decision with respect to proposed Promotional Materials within such five (5) day period, the Parties seeking approval shall escalate the request to appropriate personnel at the Party from whom a decision is sought until a response is received. A Party may not publicly disseminate Promotional Materials that have not been approved by the other Parties. Notwithstanding the foregoing, Green Dot shall not be required to obtain any such approvals with respect to any Promotional Materials which are: (a) not sent to any Cardholder; (b) not related to Retailer; or (c) are more particularly described in Section 4.2(b).
1.10 Network Providers.
          (a) As of the Effective Date, [*] shall be the [*]. Retailer may replace the Network Provider with any other Designated Network Provider, and, thereafter, replace the then-current Designated Network Provider with any other Designated Network Provider, in each case, upon written request to Bank. After the date on which Retailer replaces a Network Provider with a replacement Network Provider pursuant to this Section 1.10, Retailer shall have no obligation to accept Walmart MoneyCard transactions through the former Network Provider’s Network.
          (b) If Retailer replaces a Network Provider pursuant to Section 1.10(a), Bank shall use commercially reasonable efforts to issue Walmart MoneyCards with the replacement Network Provider as promptly as practicable. In addition, Bank agrees to use commercially reasonable efforts to enable the [*] within [*] months from the Effective Date, or as soon thereafter as practicable, and Bank shall use commercially reasonable efforts to (i) enable the Walmart MoneyCard to be [*] in the [*] and (ii) to make any designations as are necessary to allow Retailer to [*] Walmart MoneyCard transactions through the [*], each within [*] months from the Effective Date, or as soon thereafter as practicable.
          (c) In addition, Bank agrees to [*] outstanding Walmart MoneyCards to a [*] at any time upon written request of Retailer; provided, however, that Retailer shall pay all reasonable, out-of-pocket costs and expenses incurred by Bank in [*] such Walmart MoneyCards from [*], including the costs and expenses of [*] such Walmart MoneyCards and of [*] marketing, packaging and collateral materials.

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1.11 Appointment of Retailer as [*].
          Retailer shall serve as the [*] of [*] at Participating Stores solely for the limited purposes of marketing and distributing Temporary Walmart MoneyCards and collecting fees from Cardholders on behalf of Bank in Participating Stores, as described more particularly in the appointment agreement attached as Schedule 1.11 (“Bank Appointment Agreement”). Bank shall take commercially reasonable actions, and shall execute such documents, as may be necessary to register such appointment, and/or to confirm exemption from licensing requirements, with state regulatory authorities, in accordance with this Section 1.11. If [*] desires Bank to take any such action, [*] shall submit a written request to Bank indicating the obligations of Bank with respect thereto, and Bank’s obligation to take any such action shall be conditioned on [*] and Bank mutually agreeing on [*] reimbursement of [*] for its reasonable, out-of-pocket costs and Bank’s determination that it is not being requested to undertake material obligations or liabilities with respect to such actions (or that [*] has provided Bank with adequate protections with respect thereto).
1.12 Online Bill Payment Services and Online Debit Load Services.
          (a) In connection with the Card Program, Bank shall offer Online Bill Payment Services [*] to Cardholders. Bank and Retailer agree that such services shall be initially offered on behalf of Bank by CheckFree Services Corporation (“CheckFree”), pursuant to the Online Services Agreement, dated February 15, 2008, between GE Money Bank and CheckFree Services Corporation, in the form acknowledged by Wal-Mart (the “Online Services Agreement”). Notwithstanding the foregoing, only Bank (and not CheckFree or any successor service provider) may charge a Cardholder a fee for an online bill payment service, which fee shall be subject to Retailer’s prior written approval.
          (b) Bank represents that, under the Online Services Agreement, Bank is obligated to pay a fee in the amount of $[*] to Checkfree for each transaction completed by a Cardholder using the Online Bill Payment Services. To the extent that [*] receives any rebate and/or other compensation from CheckFree with respect to the fee described above after the Effective Date, (i) [*] shall certify in writing to Bank [*] the amount of such rebates and/or other compensation on a monthly basis, and (ii) [*] Commission [*] (as determined pursuant to Schedule 5.2) shall be decreased by the amount of such rebates and/or compensation. The Parties agree to discuss in good faith whether the Walmart Checkfree Agreement should be amended, extended, or combined with any agreement under which either Bank or Green Dot is a party, to reflect the payment structure set forth in this Section 1.12(b).
          (c) Bank shall provide Retailer with reasonable advance notice prior to making any proposed changes to the Online Services Agreement. Bank shall not make any changes to the Online Services Agreement which would reasonably be expected to have a material adverse impact on Retailer, without the prior written consent of Retailer.
          (d) Upon written notice to Retailer, Bank reserves the right to terminate the Online Services Agreement (or any similar agreement with a replacement vendor) if: (i) CheckFree or the replacement vendor, as applicable, fails to perform its obligations thereunder;

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or (ii) such termination is needed to comply with safe and sound banking practices, the directions of a Governmental Authority, Applicable Law or Network Operating Regulations.
          (e) Notwithstanding the provisions of this Section 1.12, after Bank’s receipt from, or delivery to, CheckFree of a notice to terminate the Online Services Agreement, Bank and Retailer shall use commercially reasonable efforts to transition the online bill payment services to a mutually agreed upon replacement vendor on terms and conditions mutually agreed upon by Bank and Retailer so as to avoid an interruption of Online Bill Payment Services; provided, that if Bank and Retailer are unable to complete the transition to a replacement vendor prior to termination of the Online Services Agreement, Bank shall not be obligated to offer Online Bill Payment services at the Walmart MoneyCard Website until Bank and Retailer mutually agree upon a replacement vendor and the terms and conditions on which the replacement vendor shall provide the online bill payment services at the Walmart MoneyCard Website on behalf of Bank.
1.13 Suspension of Card Program.
          (a) Notwithstanding anything else contained in this Agreement, Retailer shall have the right to cease offering the Card Program and/or the Load Program with respect to Stores located in a jurisdiction if: (i) Retailer determines on the advice of counsel that the Card Program and/or the Load Program, as applicable, as then currently offered in such jurisdiction pursuant to this Agreement (x) is reasonably likely to violate Applicable Law or Network Operating Regulations, or (y) is reasonably likely to subject Retailer to adverse governmental action or adversely affect Retailer’s reputation or its interactions with Retailer Customers, if continued in such jurisdiction; or (ii) any action on the part of any Governmental Authority is reasonably likely to materially and adversely affect the Participating Stores or their interactions with Retail Customers. Retailer shall give the other Parties written notice if Retailer intends to exercise its right under this Section 1.13 to cease offering the Program with respect to Participating Stores located in a jurisdiction. The Parties shall meet within [*] of such notice to discuss how to address Retailer’s concerns, and whether to suspend the Program within all affected Participating Stores.
          (b) If Retailer decides to suspend the Card Program and/or the Load Program pursuant to Section 1.13(a), Retailer shall effectuate such suspension within [*] of such decision, and the Parties shall use commercially reasonable efforts to resume the Program at the affected Participating Stores within [*] following the suspension; provided, that: (i) nothing in the Agreement shall obligate a Party to agree to the resumption of the Program at affected Participating Stores without its prior written consent; and (ii) if the Parties are unable to agree to the manner in which the Program may be resumed within [*] after any Party first requests in writing that the Parties negotiate, then, each Party shall have the right to terminate the Program as to the Participating Stores affected by the Applicable Law, in which case such Stores shall no longer be Participating Stores, by providing at least [*] prior written notice to the other Parties.
1.14 Additional Card Products.
          Retailer shall have the right, subject to the consent of Bank and Green Dot to distribute additional Card Products issued by the Bank and branded with the [*] name in one or

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more Participating Stores on the same commission and [*] structure described in Schedule 5.2. For the avoidance of doubt, nothing in this Section 1.14 shall be deemed to obligate Retailer to sell additional Card Products, or [*] such Card Products in Participating Stores in [*] Walmart MoneyCards.
1.15 [*] of the Card Program.
          (a) The Parties shall use [*] ensure that Walmart MoneyCards continue to [*] by carrying [*] features and capabilities, [*]. Bank and Green Dot shall, in consultation with Retailer, use commercially reasonable efforts to maintain and enhance the technical and operational systems required to support the Program in a manner that is [*] Competitive Card Products, taking into consideration certain relevant factors such as the [*], and as otherwise agreed to by the Parties. At each Program Management Committee meeting, Green Dot shall provide to Retailer [*] that Green Dot is [*].
          (b) Retailer shall receive [*] that are initiated by Retailer. Retailer shall receive [*]. Such [*] shall commence after the first date on which such [*] are made available to consumers other than in a limited test. In the event that [*] claims to have initiated a certain [*] independent of the other Party, the disputing Party shall provide supporting documentation evidencing the initiation of such [*] by such Party. Each of Retailer and Green Dot agrees to use good faith efforts to resolve any and all such disputes. The [*] set forth in this Section 1.15(b) shall not apply to any feature that is offered as part of any [*] Card Product program at [*] that such feature is added to the [*] pursuant to this Section 1.15(b).
ARTICLE II
TEMPORARY AND PERMANENT WALMART MONEYCARDS
2.1 Temporary Walmart MoneyCards.
          Each individual who wants a Walmart MoneyCard must first obtain a Temporary Walmart MoneyCard at a Participating Store, and then request Bank to activate the Temporary Walmart MoneyCard and issue a Permanent Walmart MoneyCard by providing Bank with information required by Bank to verify whether the individual satisfies the Activation Criteria. Temporary Walmart MoneyCards: (i) may be used after activation until the later of issuance, if at all, of a Permanent Walmart MoneyCard, or use of all funds initially loaded on the Temporary Walmart MoneyCard; (ii) may be used only in the United States; (iii) will have a minimum initial load amount of $20.00; (iv) for loads in connection with Retailer’s cashing of payroll checks and loads that are not in connection with such check cashing transactions, will have maximum initial load amounts as provided in the Walmart MoneyCard Terms; and (v) will have a daily Purchase limit as provided in the Walmart MoneyCard Terms. Retailer shall offer and provide each Temporary Walmart MoneyCard to a Cardholder in packaging provided by Bank that contains applicable contract terms and disclosures for the Walmart MoneyCard.
2.2 Activation and Issuance of Permanent Walmart MoneyCards.
          (a) Bank shall decide whether to activate, suspend or terminate any Walmart MoneyCard based on the Activation Criteria. Subject to the terms and conditions of this Agreement, with respect to each individual who purchases a Temporary Walmart MoneyCard

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and who resides in the Program Territory and otherwise meets the Activation Criteria, Bank will issue a Permanent Walmart MoneyCard, activate such individual’s Permanent Walmart MoneyCard, and deactivate such Cardholder’s Temporary Walmart MoneyCard. Bank will deliver Permanent Walmart MoneyCards to approved Cardholders by mail or as otherwise agreed by the Parties. Upon issuance and activation of a Permanent Walmart MoneyCard, any balance on the Cardholder’s Temporary Walmart MoneyCard will be transferred automatically to the Permanent Walmart MoneyCard and further use of the Temporary Walmart MoneyCard will be disabled. Bank reserves the right to issue a Permanent Walmart MoneyCard with a different Walmart MoneyCard number than the Temporary Walmart MoneyCard.
          (b) In order to mitigate fraud exposure or for risk management purposes or as necessary to comply with the requirements of the Network Provider, Applicable Law or Network Operating Regulations, Bank, at its option and sole expense, may reissue Permanent Walmart MoneyCards to (i) some or all Cardholders every eighteen (18) to thirty-six (36) months, in accordance with industry standards or (ii) to any Cardholder at any time; provided, however, that no Cardholder shall be assessed any fees in connection with any re-issuance not initiated by the Cardholder pursuant to this subsection, and the Cardholder will have the same Retailer Identification Number.
          (c) Unless otherwise expressly permitted by Bank, Permanent Walmart MoneyCards: (i) will have balance limits as provided in the Walmart MoneyCard Terms (the “Balance Limit”); (ii) may be used internationally; (iii) will have a minimum initial load amount of $20.00; (iv) will have a maximum daily load amount as provided in the Walmart MoneyCard Terms; (v) will have a daily cash withdrawal limit as provided in the Walmart MoneyCard Terms; and (vi) will be reloadable. Bank and Retailer shall follow the Operating Procedures for the Card Program designed to ensure that the Balance Limit is not exceeded due to load transactions.
2.3 Types of Transactions and Loads.
          (a) Walmart MoneyCards may be used in purchase and cash withdrawal transactions at merchants (including Retailer) and ATMs participating in the systems of the Network Provider in accordance with and subject to the provisions of the Cardholder Agreements, Network Operating Regulations, Applicable Law and this Agreement. For the avoidance of doubt, Bank and Retailer acknowledge that Bank will support “[*]” transactions at Participating Stores only to the extent that such transactions presented to Bank through a Network Provider are permitted under the applicable requirements of the Network Operating Regulations and Applicable Law, and do not exceed the transaction amount limits or otherwise violate the provisions of the Cardholder Agreements; provided, however, that Bank and Retailer shall use commercially reasonable efforts to develop “[*]” alternatives in which transactions are [*] to Bank through a [*].
          (b) Retailer will provide for balance inquiries on Walmart MoneyCards at Terminals, other than those located in Lease Departments, as set forth in the Operating Procedures.

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          (c) As more specifically described in this Agreement, Walmart MoneyCards may be loaded in the following ways: (i) POS Load of Temporary Walmart MoneyCards at Participating Stores (Section 4.4); (ii) POS Load of Permanent Walmart MoneyCards at certain GD Merchants, including at Participating Stores (Section 4.4); (iii) Purchase of Reload Packs from GD Merchants, including at Participating Stores (Section 2.5) and subsequent transfer of funds at the direction of Cardholder to Green Dot; (iv) Direct Deposit Loads of Cardholder funds (Section 2.6(a)); and (v) Online Loads of Cardholder funds (Section 4.1). Except as otherwise expressly provided in this Agreement, the [*] a Walmart MoneyCard shall not [*] without the prior written agreement of the Parties.
2.4 Suspension or Termination of Walmart MoneyCards.
          (a) Bank, in its sole discretion, may suspend or terminate any Walmart MoneyCard based on: (i) a failure by a Cardholder to continue to meet the Activation Criteria; (ii) suspicious activity or fraud with respect to the Walmart MoneyCard or by the Cardholder; or (iii) a negative balance on the Walmart MoneyCard.
          (b) Upon suspension or termination of a Permanent Walmart MoneyCard by Bank as set forth in Section 2.4(a) and subject to Applicable Law and Network Operating Regulations, Bank shall permit the Cardholder to continue to use the Permanent Walmart MoneyCard as a customer identification card; provided, however, that if Bank has terminated the Permanent Walmart MoneyCard, Bank shall not be required to replace the Permanent Walmart MoneyCard after the expiration date of the Walmart MoneyCard, or provide any services in connection with that Permanent Walmart MoneyCard; and provided, further, that Bank shall not continue to provide PIN verification and other services related to the Retailer Customer Number unless Bank and Retailer mutually agree in writing. If a Network Provider prohibits Bank from allowing Cardholders to continue to use the Permanent Walmart MoneyCard as a customer identification card after suspension or termination of the Walmart MoneyCard for use in purchase or cash withdrawal transactions, Bank and Retailer will use their best efforts to negotiate a mutually acceptable solution with the Network Provider to allow continued use of the Permanent Walmart MoneyCard as a customer identification card. If Bank and Retailer are unable to negotiate such a solution with the Network Provider, Bank will work in good faith to assist Retailer in reissuing customer identification cards at [*] expense.
2.5 Reload Packs and POS Loads of the Walmart MoneyCards in GD Network.
          (a) Bank and Green Dot shall maintain an arrangement under which: (i) [*] shall [*] of [*]; and (ii) Cardholders may (x) [*] through [*], (y) reload [*] (as set forth in Section 1.2) or [*] through [*] at [*], and (z) [*] (as set forth in Section 1.2) or [*] through purchase of [*] from [*]; provided that the Parties acknowledge that not all GD Merchants will offer the operational capability for POS Loads. Transactions in which a Cardholder purchases a Reload Pack or makes a POS Load in the GD Network shall involve a customer relationship between the Cardholder and Green Dot to the extent provided under Applicable Law.
          (b) Retailer acknowledges that [*] and/or [*] (other than [*]) [*] for: (i) [*]; or (ii) [*] at [*] (other than [*]).

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          (c) Notwithstanding the foregoing, Bank reserves the right, upon thirty (30) days’ prior written notice to Retailer, to terminate its obligation to allow Cardholders to load or reload Walmart MoneyCards in the GD Network if continuation of such transactions presents a material risk to Bank of substantial financial loss (e.g., in the case of Green Dot’s substantial failure to settle such transactions with Bank) or substantial reputational harm (e.g., in the case of Green Dot’s substantial failure to comply with Applicable Law). At any time after such written notice is delivered to Retailer, if Bank or Retailer reasonably determines that continued performance presents a material risk of substantial financial loss or reputational harm to itself, then Retailer or Bank, as applicable, may suspend participation in the GD Network upon ten (10) days’ prior written notice to the other Party. Upon the effective date of such termination, loads to Walmart MoneyCards and related services shall be provided by one or more parties selected by Retailer and approved by Bank, provided that such approval shall not be unreasonably withheld or delayed. If a replacement network is not chosen by Retailer and Bank, or Retailer and Bank have not agreed to an implementation schedule for the chosen replacement network, prior to such effective date of termination, then Bank and Retailer each shall have the right to terminate this Agreement upon sixty (60) days’ prior written notice.
          (d) Retailer may request in writing to Bank that the Walmart MoneyCard be reloadable outside of Participating Stores in a reload network in addition to the GD Network (an “Additional Network”) if (i) there are [*] and Retailer has provided the Parties with written notice requesting an increase in the [*], and (ii) at least [*] have passed since Retailer has so requested an [*] and there continues to be [*]. Upon Bank’s receipt of such a request from Retailer for an Additional Network, Bank and Retailer shall [*] select and put in place an Additional Network on terms and conditions that are acceptable to Bank and Retailer in their reasonable discretion (such terms and conditions shall address, among other things, transmission of applicable load data for the Walmart MoneyCards in the Additional Network). If Bank and Retailer cannot locate or agree upon an acceptable Additional Network within [*], Bank and Retailer each shall have the right to terminate this Agreement upon [*] prior written notice. For the avoidance of doubt, (i) nothing in this Section 2.5 shall obligate Bank to ensure that there are not [*] or affect the load networks in which Walmart MoneyCards are loaded in Participating Stores, and (ii) at all times in which the Walmart MoneyCard may be loaded and/or reloaded in the GD Network, Retailer and Bank shall continue to market the GD Network as a [*] of the Walmart MoneyCards.
2.6 Additional Provisions Regarding Loads.
          (a) Cardholders shall be able to load Permanent Walmart MoneyCards via direct deposit of Cardholder funds initiated by the Cardholder’s employer or other source approved by Bank (each, a “Direct Deposit Load”) in accordance with the Operating Procedures. Bank shall not impose any charge or fee in connection with such Direct Deposit Loads.
          (b) Bank agrees that all funds loaded on to each Walmart MoneyCard shall be a liability of Bank and such funds shall be insured by the FDIC up to the maximum amount permitted for a single depositor, in accordance with the provisions of the Federal Deposit Insurance Act (12 U.S.C. 1811 et seq.), and Bank shall take such actions and shall maintain such records as may be necessary to maintain such insurance. As between Bank and the Cardholder, Bank shall load funds to: (i) a Temporary Walmart MoneyCard when the Cardholder activates

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the card after Bank receives the relevant POS Data from Retailer in connection with providing Intermediary Services; (ii) a Permanent Walmart MoneyCard in connection with a POS Load at Retailer when Bank receives the relevant POS Load Data from Retailer in connection with providing Intermediary Services; (iii) a Permanent Walmart MoneyCard in connection with a POS Load at a GD Merchant other than Retailer when Green Dot notifies Bank that the load transaction has been completed; (iv) a Permanent Walmart MoneyCard in connection with a load through a Reload Pack Sale when Green Dot notifies Bank that the Cardholder has directed Green Dot to use the proceeds of the Reload Pack Sale to load the Permanent Walmart MoneyCard; and (v) a Permanent Walmart MoneyCard in connection with an Online Load when the load transaction has been completed.
          (c) Retailer hereby agrees that any [*] services offered by [*], including to Cardholders, is separate and apart from any load to a Walmart MoneyCard and all other aspects of the Program, and that [*] bears all risk, check collection responsibility and losses related to such [*] services, including in any [*] transaction that precedes a load to a Walmart MoneyCard.
ARTICLE III
PROGRAM EXPENSES
3.1 General.
          (a) Except as otherwise provided in this Agreement or expressly assumed by a Party in a writing signed by such Party, each of the Parties shall be responsible for its own cost, fees and expenses arising from or incurred in connection with the Program (“Program Expenses”).
          (b) As between [*] and [*], [*] shall be responsible for Program Expenses associated with the issuance and servicing of the Walmart MoneyCards, including, [*] OFAC screening and costs associated with activating Walmart MoneyCards; provided, however, that [*] shall be responsible for [*] that result from fraud, gross negligence or willful misconduct of [*] or its employees that is facilitated by information or a device obtained by an employee in connection with his or her employment, unless the fraud occurred (x) due to a known system flaw on the [*] systems, which was not corrected by [*] within thirty (30) days after discovery, or (y) due to a system flaw on [*] system, which was known to [*] and [*] failed to promptly notify [*]. [*] may invoice [*] for such costs, in which case, [*] will pay [*] all undisputed invoiced amounts within thirty (30) days of receipt of the invoice; provided that if the undisputed amount exceeds $100,000.00, [*] shall use commercially reasonable efforts to pay such amount within ten (10) Business Days of receipt of the invoice, by electronic transfer of immediately available funds to an account designated by [*]. [*] and [*] shall meet and negotiate in good faith to resolve payment of any disputed amounts within sixty (60) days following [*] receipt of the invoice, failing which [*] may exercise any rights available to it under Applicable Law.
          (c) [*] shall bear the cost of the [*] used by [*] prior to and in connection with this Program.
          (d) Program Expenses incurred after the Effective Date for modification of the design of the Walmart MoneyCards or the design of Walmart MoneyCard Documentation used

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in the issuing or servicing of any Walmart MoneyCard, including changes to the colors, logos or trademarks or other marks used therein, that are requested by a Party (other than changes required by Applicable Law or Network Operating Regulations, for which Bank shall be responsible), shall be borne by the Party making the request; provided, however, that the Parties shall share mutually the cost of modifications that the Parties agree are: (i) necessary or appropriate to correct or improve the Program; and (ii) not attributable to a Party’s failure to perform its obligations under this Agreement.
          (e) As between [*] and [*], [*] shall be responsible for Program Expenses associated with the sale and servicing of the (i) Reload Packs and (ii) POS Loads and Online Loads, including all Load Program fraud; provided, however, that [*] shall be responsible for all costs that result from fraud, gross negligence or willful misconduct of [*] that is facilitated by [*], unless the fraud occurred (x) due to a known system flaw on [*] systems, which was not corrected [*] within thirty (30) days after discovery, or (y) due to a system flaw on [*] system, which was known to [*] and [*] failed to promptly notify [*]. [*] may invoice [*] for such costs, in which case, [*] will pay [*] all undisputed invoiced amounts within thirty (30) days of receipt of the invoice; provided that if the undisputed amount exceeds $100,000.00, [*] shall use commercially reasonable efforts to pay such amount within ten (10) Business Days of receipt of the invoice, by electronic transfer of immediately available funds to an account designated by [*]. [*] and [*] shall meet and negotiate in good faith to resolve payment of any disputed amounts within sixty (60) days following [*] receipt of the invoice, failing which [*] may exercise any rights available to it under Applicable Law.
ARTICLE IV
THE GD NETWORK AND LOAD PROGRAM
4.1 General.
          Green Dot operates the Green Dot® Financial Network (the “GD Network”) in which: (i) participating merchants (“GD Merchants”) process point-of-sale loads to stored value cards and prepaid cards in transactions where such cards are swiped through electronic terminals (“POS Loads”); (ii) at a cardholder’s direction, funds may be transmitted to stored value cards and prepaid cards from other financial accounts of the cardholder via online transactions (“Online Loads”); and (iii) GD Merchants sell Reload Packs that can be used by purchasers to transfer funds to stored value cards and prepaid cards, to pay bills with participating billers, and to make transfers to other payees participating in the GD Network (“Reload Pack Sales”). The Parties desire that Cardholders and other individuals be able to participate in POS Loads and Reload Pack Sales in the GD Network at participating GD Merchants as well as Online Loads, including in transactions at Retailer’s Participating Stores involving a POS Load to a Temporary Walmart MoneyCard or a Permanent Walmart MoneyCard issued by Bank.
4.2 Marketing Reload Packs.
          (a) Green Dot hereby grants to Retailer a non-exclusive right to market, promote, distribute and sell Reload Packs and POS Loads as a member of the GD Network. As a

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member of the GD Network, Retailer shall stock and sell Reload Packs at Participating Stores in such quantities as Green Dot and Retailer may agree upon from time to time.
          (b) Solely in connection with the marketing of POS Loads and Reload Packs, Retailer hereby consents to Green Dot’s use of the name “Walmart”, and the listing of Participating Store locations, on Green Dot’s website in order to direct consumers to GD Network locations; provided, however, that each use of the name “Walmart” is subject to the prior written approval of Retailer. Green Dot will not use the Retailer Marks, or modify the name “Walmart”, without Retailer’s prior written consent.
4.3 Sale of Reload Packs.
          (a) Green Dot shall provide Retailer with such amounts of Green Dot’s display, point of sale materials, shelf-packaging, card mailers, inserts, marketing and promotional materials for Reload Packs as Green Dot and Retailer shall agree upon from time to time in writing (“Load Program Promotional Materials”). The cost of the Load Program Promotional Materials shall be borne by [*] except to the extent paid for from the Marketing Fund as mutually agreed by Retailer and Green Dot in writing (e-mail will suffice). [*] will be responsible for payment of all costs associated with manufacturing, printing, and delivering Reload Packs. If Retailer develops or designs its own marketing materials for the sale or promotion of Reload Packs or the GD Network, Retailer agrees that all marketing materials developed by it or otherwise containing the trade name, trademarks or other intellectual property rights of Green Dot, or any payment association, must be approved in writing by Green Dot prior to use, such approval not to be unreasonably withheld. Subject to Section 4.2(b), Green Dot shall not be required to obtain Retailer’s approval for any Load Program Promotional Materials for the sale of Reload Packs at GD Merchant locations other than Participating Stores.
          (b) Retailer shall sell Reload Packs in Participating Stores, and shall [*] ([*]) to Green Dot. Retailer may sell Reload Packs only for cash (including [*]) or by way of debit card payment. [*] bears [*] with [*]. Green Dot shall be solely responsible for remitting funds to the appropriate Green Dot payees, including Bank in the case of a Walmart MoneyCard load.
          (c) Green Dot shall [*] a commission on the sale of all Reload Packs by Retailer during the preceding month, in accordance with Schedule 4.3(c) (“Reload Pack Commissions”).
4.4 POS Loads.
          (a) All POS Loads and Reload Pack Sales at Participating Stores, and all Online Loads, shall be money transfers in the GD Network. Reload Pack Sales and POS Loads at Participating Stores shall be conducted in accordance with the Operating Procedures for the Load Program, as may be revised from time to time by mutual agreement of the Parties. A current set of such Operating Procedures for the Load Program are attached hereto as Schedule 4.4(a). In the event of a conflict between the provisions of this Agreement and the provisions of the Operating Procedures for the Load Program, the provisions of this Agreement shall prevail. The Parties shall review such procedures every six (6) months in connection with an overall review of the Program and the Load Program.

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          (b) Subject to the terms of this Agreement, Bank shall establish and charge a fee to the Cardholder for the issuance of a Temporary Walmart MoneyCard, and for a POS Load to a Walmart MoneyCard at a Participating Store, and shall be solely entitled to receive such fees from a Cardholder. No Party shall charge a fee to a Cardholder in connection with a POS Load to a Temporary Walmart MoneyCard, and Retailer and Green Dot shall not charge a fee to a Cardholder in connection with a POS Load to a Permanent Walmart MoneyCard at a Participating Store. Retailer shall collect the amount of any POS Loads of the Walmart MoneyCards at a Participating Store, together with related fees imposed by Bank for the issuance of a Temporary Walmart MoneyCard or a POS Load to a Walmart MoneyCard, and settle the same with Green Dot pursuant to Article VI.
          (c) Retailer shall become obligated to settle with Green Dot the amount of any POS Load at a Participating Store and the related fees imposed by Bank or Green Dot in the transaction upon authorization of the transaction. Bank shall be responsible for obtaining settlement from Green Dot for POS Loads at Participating Stores and related Bank fees with respect to Walmart MoneyCards. Bank also shall be responsible for the compensation (if any) to Green Dot for Cardholder’s use of the GD Network for POS Loads to Walmart MoneyCards.
          (d) [*] shall pay [*] a commission for each POS Load at a Participating Store to a prepaid card or stored value card other than a Walmart MoneyCard as set forth in Schedule 4.4(d). [*] shall have no responsibility for paying [*] for any charges imposed by [*] on [*] for Cardholders’ use of the GD Network in POS Loads; provided, however, that the foregoing shall not relieve [*] of its settlement obligations under this Agreement for collection of fees imposed by [*] in connection with Reload Pack Sales.
4.5 Appointment of Retailer as Green Dot’s Limited Agent.
          [*] shall serve as the [*] of [*] solely for the limited purpose of: (i) marketing and selling Reload Packs at Participating Stores and remitting Reload Pack Funds to Green Dot; (ii) remitting POS Load Funds to Green Dot in connection with POS Loads at Participating Stores; and (iii) performing such related services as Green Dot and Retailer may agree upon from time to time, as described more particularly in this Agreement and in the appointment agreement attached as Schedule 4.5 (“Green Dot Appointment Agreement”). Green Dot covenants that for purposes of Retailer’s compliance with Applicable Law in connection with its activities as an agent of Green Dot, that Green Dot shall instruct Retailer, in writing, with respect to Retailer’s compliance obligations under the money transmission laws, rules or regulations, or interpretations thereof, applicable to Retailer in each of the jurisdictions in which Retailer serves as the agent of Green Dot (“Written Procedures”). Green Dot shall provide Retailer with an updated copy of the Written Procedures within ninety (90) days of the Effective Date. In the event of a conflict between the provisions of this Agreement and the provisions of the Green Dot Appointment Agreement, the provisions of this Agreement shall prevail. Green Dot shall take such actions, and shall execute such documents, as may be necessary to register such appointment with state regulatory authorities and/or to qualify Retailer for exemptions under applicable licensing statutes and regulations. Retailer shall transmit to Bank the GD Network Data and the GD Network Funds in an accurate, timely and complete manner and in accordance with the provisions of this Agreement.

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4.6 Notice of Certain Green Dot Conditions.
          Green Dot shall promptly notify Retailer if, for any six (6)-month period, Green Dot’s Interest Coverage Ratio is 2:1 or less.
4.7 Representations and Warranties.
          In order to induce the other Parties to enter into this Agreement and participate in the Program, each of Green Dot and Retailer, as applicable, makes the following representations and warranties to the other as of the Effective Date and at all times thereafter, with the exception of the representation in Section 4.7(f), which is made on the Effective Date:
          (a) Corporate Existence. Retailer or Green Dot, as the case may be, represents and warrants that it: (i) (x) with respect to Retailer, is a corporation or limited partnership, as the case may be, duly organized, validly existing, and in good standing under the laws of, in the case of Wal-Mart Stores, Inc., the state of Delaware; in the case of Wal-Mart Stores Texas L.P., in the state of Texas; in the case of Wal-Mart Louisiana, LLC, in the state of Delaware; in the case of Wal-Mart Stores Arkansas, LLC, the state of Arkansas; and in the case of Wal-Mart Stores East, L.P., the state of Delaware, and (y) with respect to Green Dot, is a Delaware corporation duly organized, validly existing, and in good standing; (ii) is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its businesses require such qualification, except to the extent the failure to be so qualified or in good standing would not have a material adverse effect on its ability to conduct the Program; (iii) has the requisite corporate power and authority and the legal right to own and operate its properties, to lease the properties it operates under lease, and to conduct its businesses as now conducted and hereafter contemplated to be conducted; (iv) has all necessary licenses, permits, consents, or approvals from or by, has made all necessary notices to all Governmental Authorities having jurisdiction in the states in which Participating Stores are located, to the extent required for such current ownership and operation or as proposed to be conducted, except to the extent that the failure to have any of the foregoing would not have a material adverse effect on its ability to conduct the Program; and (v) is in compliance with its certificate of incorporation, bylaws and/or other organizational documents.
          (b) Corporate Power, Authorization; Enforceable Obligation. Retailer or Green Dot, as the case may be, represents and warrants that the execution, delivery, and performance of the Agreement and all instruments and documents to be delivered thereunder: (i) is within its corporate power; (ii) has been duly authorized by all necessary or proper corporate action, including the consent of shareholders where required; (iii) does not and will not contravene any provisions of its certificate of incorporation, bylaws and/or other organizational documents; (iv) will not violate any Applicable Law or Network Operating Regulations; (v) will not conflict with or result in the breach of, or constitute a default under any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which it is a party or by which it or any of its assets or property are bound; and (vi) does not require any filing or registration with, or the consent or approval of, any Governmental Authority or any other Person which has not been made or obtained previously. Each party further represents and warrants that the Agreement has been duly executed and delivered and constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms.

          (c) Solvency. Retailer or Green Dot, as the case may be, represents and warrants that it is Solvent.
          (d) No Conflicts. Retailer or Green Dot, as the case may be, represents and warrants that it is not in default in any material respect of any material contract, lease, agreement, or other instrument (including with respect to Retailer, any arrangements with third parties to sell financial services of such third parties), to which it is a party nor has it received any notice of default under any such material contract, agreement, lease or other instrument, other than defaults which would not have a material adverse effect on its ability to conduct the Load Program.
          (e) No Burdensome Restrictions. Retailer or Green Dot, as the case may be, represents and warrants that no contract, lease, agreement, or other instrument to which it is a party or by which it is bound materially and adversely affects its ability to conduct the Load Program.
          (f) No Legal Restrictions. Retailer or Green Dot, as the case may be, represents and warrants as of the Effective Date that no provision of Applicable Law materially and adversely affects its ability to conduct the Load Program in the states in which Participating Stores are located.
          (g) Information Correct. Retailer or Green Dot, as the case may be, represents and warrants that all information furnished by it to the other Party for purposes of or in connection with the Agreement or any information hereafter so furnished, is true and correct in all material respects and no such information omits to state a material fact necessary to make the information so furnished not misleading. There is no fact known to it which it has not disclosed to the other Party which could materially and adversely affect its financial condition, business property or prospects.
          (h) No Event of Default. Retailer or Green Dot, as the case may be, represents and warrants that no Event of Default with respect to it has occurred and is continuing.
          (i) Green Dot Marks. Green Dot: (i) is the owner of or has the right to use the GD Marks and all other intellectual property licensed by Green Dot to Retailer hereunder; and (ii) has the right, power and authority to license to Retailer and authorized designees the use of the GD Marks and such property as set forth herein. Green Dot further represents and warrants that the use of the GD Marks and other intellectual property by said licensees as contemplated herein will not violate any Applicable Law or Network Operating Regulations, or infringe upon the rights of any third party.
          (j) Retailer Marks. Retailer: (i) is the owner of or has the right to use the Retailer Marks and all other intellectual property licensed by Retailer to Green Dot hereunder; and (ii) has the right, power and authority to license to Green Dot and its Affiliates and authorized designees the use of the Retailer Marks and such property as set forth herein. Retailer further represents and warrants that the use of the Retailer Marks and other intellectual property by said licensees as contemplated herein will not violate any Applicable Law or Network Operating Regulations, or infringe upon the rights of any third party.
          (k) Data Storage and PCI Compliance. To the extent that Green Dot stores any Nonpublic Personal Information or Program Information in connection with this Agreement, such information is stored solely at locations within the United States, unless otherwise permitted by the other Parties. Green Dot further represents and warrants that it and its vendors will at all times during the Term of this Agreement comply with any PCI Standards on the handling or storage of data that may be established by applicable Network Providers to the extent such requirements apply to the activities of Green Dot (or its vendors) with respect to the Program.
          (l) Compliance with Law. Green Dot represents and warrants that: (i) all Reload Packs and POS Loads, and all related documentation, terms (including fees assessed by Green Dot), and disclosures comply with Applicable Law; and (ii) the GD Network, and Green Dot’s operation thereof, comply with Applicable Law.
4.8 Indemnification.
          (a) Green Dot agrees to protect, indemnify, and hold harmless Retailer, its Affiliates, and the shareholders, employees, officers, and directors of each of Retailer and its Affiliates, from and against any and all Indemnified Losses arising out of, connected with or resulting from, or arising out of, connected with or resulting from, a complaint, claim or action which alleges:
     (i) (A) the failure of any GD Network documentation, packaging or advertisements (including, without limitation, Reload Pack documentation, packaging and advertisements) or the Operating Procedures for the Load Program to comply with Applicable Law, or the failure of Green Dot or its agents or independent contractors, if any, to comply with Applicable Law in the exercise of Green Dot’s rights or the performance of Green Dot’s obligations set forth in this Agreement, (B) the failure by Green Dot, or its agents or independent contractors, if any, to comply with its obligations under this Agreement with respect to the Reload Packs, POS Loads and Online Loads, or the Load Program; and (C) claims related to any credit or other products and services, including any documentation related thereto (other than those related to the Program), offered or sold by Green Dot, or its agents and independent contractors (including GD Merchants other than Retailer), to Cardholders;
     (ii) any transaction, contract, understanding, promise, representation or relationship, actual, asserted, or alleged, between Green Dot and any Cardholder or any holder of a stored value or prepaid card loaded through the GD Network (a “GD Network Participant”) relating to a Reload Pack, a POS Load (including Online Loads) at a Participating Store or the Program;
     (iii) any breach by Green Dot or its employees, agents or independent contractors of any of the terms, covenants, representations, warranties, or other provisions contained (A) in this Agreement with respect to the Load Program, a Reload Pack, a POS Load (including Online Loads), or the GD Network, (B) in the Green Dot

Appointment Agreement, (C) in the Operating Procedures for the Load Program, or (D) in any other instrument or document delivered by Green Dot to Retailer in connection herewith or therewith;
     (iv) any other act, or omission where there was a duty to act by Green Dot or its employees, officers, directors, shareholders, agents or licensees or any independent contractors hired by Green Dot, relating to a Walmart MoneyCard, a Reload Pack, a POS Load (including Online Loads) or the Load Program;
     (v) the failure of Green Dot to comply with any Applicable Law or Network Operating Regulations;
     (vi) any and all advertising, promotions and marketing programs, documents or materials conducted by or on behalf of Green Dot, other than references or descriptions of the Reload Packs or POS Loads (including Online Loads) which have been approved in writing by Retailer prior to their use; or
     (vii) infringement or misappropriation of the Intellectual Property rights of any third party in connection with use of the Green Dot Technology, Green Dot Owned Modifications, Green Dot Created Technology or Green Dot IVR as permitted by, or used to provide services, in the Load Program;
provided that in no event shall (A) Green Dot be obligated to indemnify Retailer under this Section 4.8(a) against any Indemnified Losses which result from the willful or negligent acts or omissions of Retailer, or (B) Retailer be considered an agent or independent contractor of Green Dot for purposes of determining Green Dot’s indemnity obligations for the conduct of Green Dot’s agents or independent contractors.
          (b) Retailer agrees to protect, indemnify, and hold harmless Green Dot, its Affiliates, and the shareholders, employees, officers, and directors of each of them, from and against any and all Indemnified Losses arising out of, connected with or resulting from, or arising out of, connected with or resulting from a complaint which alleges:
     (i) any false or misleading representation by Retailer to a Cardholder or GD Network Participant relating to the Program or a Reload Pack or a POS Load (including Online Loads);
     (ii) any other act, or omission where there was a duty to act by Retailer or its employees, officers, directors, shareholders, agents or licensees or any independent contractors hired by Retailer, relating to a Walmart MoneyCard, a Reload Pack, a POS Load (including Online Loads) or the Load Program, provided, however, that any fraud described in Section 3.1(e) shall be governed by such Section;
     (iii) any breach by Retailer or any of its employees, agents or independent contractors of any of the terms, covenants, representations, warranties, or other provisions contained in this Agreement with respect to the Load Program, a Reload Pack, a POS Load (including Online Loads), or the GD Network, the Green Dot Appointment

Agreement, the Operating Procedures for the Load Program or any other instrument or document delivered by Retailer to Green Dot in connection herewith or therewith;
     (iv) the failure by Retailer to comply with any Applicable Law or Network Operating Regulations;
     (v) any and all advertising, promotions and marketing programs, documents or materials conducted by or on behalf of Retailer, other than references or descriptions of POS Loads (including Online Loads) which have been approved in writing by Green Dot prior to their use; or
     (vi) infringement or misappropriation of the Intellectual Property rights of any third party in respect of the Retailer Technology, Retailer Owned Modifications or Retailer Created Technology;
provided that in no event shall (A) Retailer be obligated to indemnify Green Dot under this Section 4.8(b) against any Indemnified Losses which result from the willful or negligent acts or omissions of Green Dot, or (B) Green Dot be considered an agent or independent contractor of Retailer for purposes of determining Retailer’s indemnity obligations for the conduct of Retailer’s agents or independent contractors.
          (c) Notice. Green Dot and Retailer shall promptly notify the other of any claim, demand, suit or threat of suit of which it becomes aware (except with respect to a threat of suit either party might institute against the other) which may give rise to a right of indemnification pursuant to this Agreement; provided that failure to provide such notice shall not affect the obligations of the Party from whom indemnification is sought, except to the extent that the indemnifying Party shall have been materially prejudiced by such failure. The indemnifying Party will be entitled to participate in the settlement or defense thereof and, if the indemnifying party elects, to take over and control the settlement or defense thereof with counsel satisfactory to the indemnified Party. In any case, the indemnifying Party and the indemnified Party shall cooperate (at no cost to the indemnified Party) in the settlement or defense or any such claim, demand, suit or proceeding.
4.9 Communication with Cardholders.
          Green Dot shall not communicate with Cardholders using Green Dot’s name or on its own behalf in connection with the Card Program or POS Loads (including Online Loads) without the prior written approval of Bank and Retailer; provided, however, that Green Dot will communicate with Cardholders only in its own name with respect to the GD Network including, with respect to the Green Dot IVR used in connection with the Load Program, the web based activation of Reload Packs and POS Loads (including Online Loads) and the GD Network “store locator.”
4.10 Intermediary Services.
          (a) Bank agrees to serve in the limited capacity as intermediary for transmitting between Retailer and Green Dot: (i) data regarding Reload Pack Sales by Retailer (“Reload Pack Data”), and funds relating to such sales (“Reload Pack Funds”); (ii) data regarding POS Loads at Retailer’s Participating Stores (“POS Load Data”) and funds relating to such POS Loads at Participating Stores (“POS Load Funds”); (iii) data regarding GD Card sales by Retailer (“GD Card Data”), and funds relating to such sales (“GD Card Funds”); (iv) the Daily Report described in Section 6.1; and (v) commissions as described in Section 6.3, in each case in accordance with the procedures agreed upon from time to time in writing by the Parties. The foregoing transmission of Reload Pack Data, POS Load Data, and GD Card Data (collectively, “GD Network Data”), Reload Pack Funds, POS Load Funds, and GD Card Funds (collectively, “GD Network Funds”), and such commissions is sometimes referred to herein as the “Intermediary Services,” and shall be integrated into the systems of the Parties in a manner mutually agreed upon by the Parties to reduce administrative burdens on Retailer.
          (b) Except as expressly provided in this Agreement, Bank’s sole obligation with respect to Retailer’s participation in GD Network transactions shall be to transmit GD Network Data and GD Network Funds between Retailer and Green Dot in an accurate, timely and complete manner and in accordance with the provisions of this Agreement. Bank shall not be responsible for the accuracy or completeness of GD Network Data received from Retailer or Green Dot or for the payment of amounts owing between Retailer and Green Dot with respect to Reload Pack Sales or POS Loads at Participating Stores to the extent that such amounts are incorrect or not received by Bank from Retailer. Retailer shall have no obligation to compensate Bank for providing Intermediary Services.
          (c) Notwithstanding the foregoing, Bank may terminate providing Intermediary Services if continuation of providing such services presents a material risk to Bank of substantial loss (e.g., in connection with material settlement failure by Green Dot) or substantial reputational harm (e.g., in connection with failure of Green Dot to comply with Applicable Law). Upon the effective date of such termination, the Intermediary Services shall be provided by one or more parties selected by Retailer and approved by Bank, provided that such approval shall not be unreasonably withheld or delayed. If Bank does not grant its approval prior to the date on which it ceases to provide Intermediary Services, then Bank and Retailer each shall have the right to terminate this Agreement upon sixty (60) days’ prior written notice, pursuant to Section 15.3.
          (d) Notwithstanding anything in this Agreement to the contrary, Retailer at any time may establish a direct connection between Retailer and Green Dot so that Bank is no longer required to provide such Intermediary Services. Upon completion of such connection and with the prior written approval of Retailer, Green Dot may terminate the Intermediary Services from Bank upon sixty (60) days’ prior written notice.
4.11 Emergency Suspension.
          (a) In the event of an immediate regulatory change or a governmental action which, in Green Dot’s commercially reasonable judgment, may necessitate a suspension of Reload Pack Sales or POS Loads at Participating Stores in order to prevent a violation of Applicable Law, Green Dot shall provide fax or electronic mail written notice to the other Parties, followed by a telephone confirmation, describing the nature of the change or action. The Parties shall, within twenty-four (24) hours, meet to discuss how to address such change or action and shall determine whether to suspend Reload Pack Sales and POS Loads at Participating

Stores within all affected Participating Stores. If the Parties decide to suspend sales of Reload Packs and POS Loads at Participating Stores (an “Emergency Suspension Event”), Retailer shall effectuate such suspension within twenty-four (24) hours of such decision, and the Parties shall work together to determine a solution to permit the sale of Reload Packs and POS Loads.
          (b) Upon the occurrence of an Emergency Suspension Event, the Parties will use commercially reasonable efforts to resume the Reload Pack Sales or POS Loads at the affected Participating Stores within sixty (60) days from commencement of the Emergency Suspension Event. If the Parties are unable to resume such sale of Reload Packs and/or POS Loads at Participating Stores during this sixty (60) day period, after using commercially reasonable efforts to do so, the Parties shall meet to determine in good faith the manner in which the Program will be modified with respect to the sale of Reload Packs and/or POS Loads at Participating Stores, or alternatives to such Reload Pack Sales and POS Loads, at the affected Participating Stores, while minimizing the risk of the actual or potential violation of Applicable Law that gave rise to the Emergency Suspension Event; provided, that: (i) nothing in the Agreement shall obligate a Party to agree to the resumption of Reload Pack Sales or POS Loads at affected Participating Stores without its prior written consent if the event giving rise to the Emergency Suspension Event continues; (ii) if the Parties are unable to agree to the manner in which the Program will be so modified within sixty (60) days after any one Party first requests in writing that the Parties negotiate, then each Party shall have the right to terminate the Program as to the Participating Stores affected by the Emergency Suspension Event, in which case such Stores shall no longer be Participating Stores, by providing at least sixty (60) days’ prior written notice to the other Parties; and (iii) in the event the Emergency Suspension Event ceases during the Term, the Parties will use commercially reasonable efforts to resume the Reload Pack Sales or POS Loads at the affected Participating Stores.
          (c) Retailer will provide to Green Dot the name or names and twenty-four (24) hour contact information for Retailer personnel with the authority and ability to immediately investigate and take action with respect to a potential breach of security or fraud related to the Reload Pack Sales or POS Loads at any Participating Store. Green Dot shall notify such contact(s) and Bank if it, in its reasonable discretion, determines that a potential breach of security or event of fraud has occurred or is occurring. Retailer’s emergency contact shall take immediate action to investigate and remedy any such event.
4.12 Reporting.
          Retailer shall receive monthly settlement statements and final reports, as well as such other reports as Retailer reasonably may specify from time to time.
4.13 Retailer Obligations With Respect to POS Loads.
          Notwithstanding anything to the contrary in this Agreement, Retailer shall [*] use the GD Network to process POS Loads for Walmart MoneyCards and [*] to the extent that such cards are loaded through POS Loads at Participating Stores as of the Effective Date, each of which is set forth on Schedule 4.13; and, further, provided, that Retailer may terminate POS Loads with respect to any [*] other than the Walmart MoneyCard within [*] Business Days of written notice to Green Dot. For the avoidance of doubt, Retailer shall not be obligated to use

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the GD Network to process POS Loads on cards other than those on Schedule 4.13 and Walmart MoneyCards. Retailer acknowledges that if Retailer does not accept POS Loads on [*], Green Dot shall not be obligated to [*] as part of the GD Network.
ARTICLE V
RETAILER ACCEPTANCE OF WALMART MONEYCARDS; COMMISSIONS
5.1 Retailer Acceptance of Walmart MoneyCards.
Retailer will obtain authorization, settlement and other services relating to Retailer’s acceptance of Walmart MoneyCards issued from the financial institution that provides Retailer such services in connection with other prepaid cards participating in the systems operated by, among other Persons, the Network Providers (“Network Acquirer”), and the terms and conditions on which Retailer accepts and settles Walmart MoneyCards, and Retailer’s obligations with respect to any chargeback or representment of such transactions, shall be governed exclusively by the applicable agreement between Retailer and its Network Acquirer (“Acquirer Agreement”). At all times during this Agreement, Retailer agrees to maintain an Acquirer Agreement with a Network Acquirer and to accept Walmart MoneyCards issued by Bank in accordance with such Acquirer Agreement, except as set forth in Section 1.10(a). Retailer shall be solely liable for performance of its obligations under the Acquirer Agreement, including [*] of [*] and [*] by [*], provided that the foregoing shall not relieve Bank or Green Dot from liability for breaching this Agreement. For avoidance of doubt, nothing in this Agreement shall in any way [*] the manner in which [*] in which it [*] Walmart MoneyCards (or other payment cards) [*] for goods or services or in [*] transactions as long as Retailer complies with its obligations under this Agreement to accept Walmart MoneyCards.
5.2 Commissions.
In consideration for marketing and promoting the Program, and for marketing and distributing the Temporary Walmart MoneyCards and POS Loads to Walmart MoneyCards on behalf of [*] in Participating Stores, [*] shall [*] a commission in accordance with the provisions of Schedule 5.2 attached hereto.
ARTICLE VI
SETTLEMENT
6.1 Settlement Procedures.
          (a) Retailer will transmit to Bank the GD Network Data in real time upon completion of the applicable transaction at Retailer, and Bank will receive and promptly process such data to Green Dot. On each Business Day, Bank (on behalf of Green Dot as part of the Intermediary Services) will send Retailer a report (“Daily Report”) that contains, for the period since the last Daily Report, the following information with respect to amounts that Retailer is obligated to settle with Green Dot in the GD Network pursuant to this Agreement: (i) the gross aggregate amount of all GD Network Funds; (ii) the aggregate gross amount of all Walmart MoneyCard Fees assessed by Bank in connection with the issuance of Temporary Walmart MoneyCards or POS Loads to Permanent Walmart MoneyCards at Participating Stores; and (iii)

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the aggregate gross amount of all fees imposed by Green Dot for the purchase of Reload Packs from Retailer (the sum of (i), (ii) and (iii), the “Gross Settlement Amount”).
          (b) Bank, on behalf of Green Dot and as part of the Intermediary Services, shall deliver to Retailer the Daily Report for a Business Day, and any non-Business Days following the last Business Day, by 9:00 a.m. Central Time [*]. Retailer will initiate the wire transfer for the Gross Settlement Amount [*] later than 11:00 a.m. Central Time on the [*] after Retailer receives the Daily Report (e.g., if Retailer receives the Daily Report [*], Retailer will initiate the wire on [*]). All amounts payable under this Section 6.1 by Retailer to Bank shall be paid, net of any sales or other taxes, in immediately available funds, via wire transfer initiated by Retailer to an account maintained by Bank (as part of its Intermediary Services). On the [*] that Bank receives such funds, Bank (as part of its Intermediary Services) will initiate a wire transfer, in the amount of such funds received from Retailer, to an account established by Green Dot for settlement of transactions in the GD Network.
          (c) Within thirty (30) days of delivery of a Daily Report, any Party may deliver to the other Party a request for adjustment to the amounts paid pursuant to the Daily Report and sufficient documentation to support such adjustment. Bank, as part of the Intermediary Services, shall apply any undisputed adjustment to a Daily Report within [*] of receipt of a request for adjustment from Retailer or Green Dot, as applicable, or from delivery of a notice of adjustment to Retailer or Green Dot. The Parties shall work together in good faith to resolve any disputes regarding adjustments and to automate the adjustment process.
          (d) Each [*], Bank shall send Retailer a report setting forth in reasonable detail all wire transfer activities for the immediately preceding [*] (each, a “Wire Report”). The Wire Report shall contain such details regarding transactions relating to the applicable wire transfer activities to which the Parties may mutually agree. Bank shall use its commercially reasonable efforts to deliver to Retailer the Wire Report for the immediately preceding [*] no later than the [*] of the [*] and must deliver to Retailer such Wire Report no later than the [*] of the [*]. Bank shall transmit to Retailer, via wire transfer, all amounts remaining on deposit with Bank under this Section 6.1(d).
          (e) Payment by Retailer to Bank of any settlement amounts due Green Dot from Retailer under this Agreement pursuant to this Section 6.1 shall satisfy Retailer’s obligations to Green Dot with respect to such amounts.
6.2 Separateness.
          The Program established under this Agreement and the Consumer Credit Card Program shall be treated as separate, independent programs, and any transactions or information, payment of fees and expenses and settlements communicated between Retailer and Bank shall be done on a separate basis as between the two programs. The Program established by this Agreement (other than the Intermediary Services) shall also be separate from the card program established by the Pilot.

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6.3 [*] Commissions.
          No later than the fifteenth (15th) Business Day of each month, Green Dot shall pay to [*] the Reload Pack Commissions for Reload Pack Sales and the [*] Commissions for POS Loads of the Walmart MoneyCards, in each case, at Participating Stores, during the previous month. Retailer acknowledges that Bank may, as part of the Intermediary Services, forward to Retailer on Green Dot’s behalf, commissions [*] by Green Dot to [*]. [*] commissions by Bank and Green Dot shall be accompanied by a statement of the transactions for which the commissions [*], as mutually agreed upon by the Parties, and shall be made by [*] to the [*] by [*] in [*] to the [*] the commissions. Bank and Green Dot shall be [*] commissions [*] with respect to any such commissions that arose from [*] customers by Bank or Green Dot, respectively, within thirty (30) days following the date of the Temporary Walmart MoneyCard issuance, Reload Pack Sale or POS Load at a Participating Store, as applicable.
6.4 Other Payments.
          A Party may invoice another Party monthly for all other amounts, if any, payable to it by such other Party pursuant to this Agreement which are not otherwise paid in connection with the settlement procedures in Section 6.1, other than amounts owed to pursuant to Article XVI, and for which no payment date is provided herein, and the invoiced Party shall pay the other Party within thirty (30) days after the date of receipt of such invoice. Any such payments shall be made by wire transfer to an account designated in writing by the invoicing party from time to time.
ARTICLE VII
MARKETING FUND/PROGRAM PROMOTION
7.1 Marketing Fund.
          (a) Each of Retailer and Bank shall contribute the greater of (x) [*] or (y) [*] of the projected annual Program Revenue for certain Cardholder [*] each Program Year (“Marketing Fund”).
          (b) In order to promote the Program, Retailer and Bank will administer the Marketing Fund, as mutually agreed by Retailer and Bank, pursuant to this Section 7.1; provided, however, that such expenditures shall not be [*] by either Retailer or Bank but shall be [*] as mutually agreed costs [*]. Prior to the beginning of each Program Year, Retailer and Bank shall meet to plan Marketing Fund expenditures and set forth such expenditures in a written collaborative plan prepared by Retailer and Bank no later than January 15th of each Program Year (each such plan, a “Marketing Plan”). Retailer and Bank shall [*] use the Marketing Fund in accordance with the Marketing Plan from the Program Year in which they are committed. In the event that Retailer and Bank do not agree on the use of the Marketing Fund in any given Program Year during the Term, any [*] of the Marketing Fund shall [*] in [*] Program Years in promoting the Program as set forth in this Section 7.1; provided, however, that upon the termination of this Agreement the cumulative amount of [*] Marketing Fund shall be [*]. On a monthly basis, the Retailer Program Representative and the Bank Program Representative shall

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adjust the forecast regarding use of the Marketing Fund and amend the Marketing Plan to reflect any changes mutually agreed by Retailer and Bank.
          (c) In the event that any portion of Retailer’s contribution to the Marketing Fund is used to create a [*] of any Card Products, Retailer shall reduce its annual Marketing Fund commitment by such amount and Bank shall [*] Retailer’s [*] by the same amount.
          (d) Retailer and Bank agree that any shortfall in Marketing Fund funding for certain Cardholder [*] shall be addressed in a mutually agreed upon manner.
          (e) As an initial use of the Marketing Fund, during [*], up to [*] shall be used for the purpose of implementing [*]; provided, however, Retailer and Bank agree that Bank shall be responsible for funding any additional amounts required for the implementation of the [*] in excess of [*] during [*].
          (f) Subject to Section 7.1(b) and Section 15.4(e)(ii), the obligations of Retailer and Bank with respect to funding the Marketing Fund shall cease as of the Agreement Termination Date.
7.2 Promotion of Program.
          (a) Retailer agrees to promote the Program, including providing training to appropriate employees regarding compliance with the Operating Procedures and the operation of Retailer’s electronic communication system with Bank.
          (b) Retailer, at its expense, shall display the Temporary Walmart MoneyCards in Participating Stores in a [*] manner to promote the Program. Such expenses include, for example, costs associated with [*] by products in stores. Unless the Parties otherwise agree in writing, in no event shall [*], [*] or [*] be displayed or sold: (i) [*]; or (ii) [*]. Retailer will use good faith efforts to provide materials to customers that are correct and that are the most recent materials provided by Bank. No Walmart MoneyCard Documentation shall be publicly distributed or disseminated without the prior written consent of Bank. Retailer may not, without Bank’s prior written consent, use Bank’s name or logo type (or the name or logo type of any Affiliate of Bank) in any advertisement, press release or promotional materials. Bank’s prior written approval of any terms for any promotion is not intended to be and will not be construed to be an approval of any materials used in advertising or solicitation participation in such promotions other than with respect to such approved terms.
          (c) Bank agrees to develop [*] for the [*] to be included in certain decline letters issued under the Consumer Credit Card Program as the Parties may mutually agree upon. The cost of producing such inserts shall be paid [*].
          (d) Retailer will comply with the security procedures with respect to storage, display and activation of Temporary Walmart MoneyCards as set forth in Schedule 7.2(d).
          (e) The Parties agree that to the extent any [*] contributes funds to the Card Program, all such funds shall belong to [*] and [*] shall have the right to use such funds for any purpose [*]; provided, however, that any [*] or any other funds that either [*] or [*] may receive

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from any [*] which are not specific to the Card Program shall not be covered by this Section 7.2(e).
ARTICLE VIII
PROGRAM INFORMATION
8.1 Privacy Matters.
          (a) Subject to Section 8.2(j), but notwithstanding any other provision of this Agreement, the Parties shall only use, maintain and disclose personally identifiable information collected in connection with the Program about Cardholders, in their capacity as such, or Applicants for Walmart MoneyCards (“Nonpublic Personal Information”) in compliance with the Act, the Regulations, other Applicable Law or Network Operating Regulations, and in accordance with the Privacy Policy governing the Program, attached as part of Schedule 1.5(d) (the “Privacy Policy”). The term “Nonpublic Personal Information” shall include nonpublic personal information as such term is defined in Title V, Subtitle A of the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq. (as it may be amended from time to time, the “Act”) and the regulations issued by Bank’s regulator pursuant to the Act (as the same may be amended from time to time, the “Regulations”). Notwithstanding any other provision of this Agreement, the Parties shall not use, maintain or disclose Nonpublic Personal Information in any manner which is not in accord with the Act, Regulations, other Applicable Law (including applicable state laws), Network Operating Regulations and the Privacy Policy. Bank agrees that it will not change the Privacy Policy to be more restrictive as to information Bank shares with Retailer, or Retailer’s use of such information shared, except to the extent Bank reasonably believes such change is required by Applicable Law or Network Operating Regulations. Each Party will each ensure that persons to whom it transfers Nonpublic Personal Information will use, maintain or disclose such information only in accordance with the Act, the Regulations, other Applicable Law, Network Operating Regulations and the Privacy Policy (it being understood that information transferred by Bank at Retailer’s request on Retailer’s behalf will be considered transferred by Retailer and not by Bank). Retailer and Bank will work together to revise the Privacy Policy and other documents as necessary to support the opt-in system described in Section 8.1(c) below on the date that the system becomes operational.
     (i) Retailer will be responsible for compliance with the provisions of this Article VIII with respect to any third party to whom Nonpublic Personal Information is transferred or made available by or solely on behalf of or for the benefit of Retailer, including such information transferred or made available to a third party by Bank solely on Retailer’s behalf, but excluding such information transferred or made available to Green Dot by Retailer acting as Bank’s agent.
     (ii) Bank will be responsible for compliance with the provisions of Article VIII of this Agreement with respect to any third party to whom Nonpublic Personal Information is transferred, other than Retailer, or made available by or solely on behalf of or for the benefit of Bank, except where Bank is doing so solely on behalf of Retailer.

     (iii) In any situation where information is transferred to a third party on behalf of or for the benefit of both Retailer and Bank, the Retailer and Bank shall agree in advance prior to the transfer which of them will be responsible for the third party’s compliance with Article VIII of this Agreement.
     (iv) Green Dot shall not use, copy, sell, transfer, publish, disclose, display, or otherwise make available Nonpublic Personal Information except as expressly permitted in writing by Bank and Retailer.
          (b) Each of Bank, Green Dot and Retailer represents and warrants that it is not currently using or disclosing, and will not in the future use or disclose, Nonpublic Personal Information in a manner, or for a purpose, not permitted under the Act, the Regulations, other Applicable Law, Network Operating Regulations or the Privacy Policy.
          (c) If Retailer wishes to receive, use or disclose Nonpublic Personal Information in a manner or in connection with a program not clearly permitted under the then-current version of the Privacy Policy, then Retailer shall first notify the Bank’s Vice President for Privacy (or other senior privacy officer as may be designated by Bank from time to time), with a copy to Bank’s legal counsel. Retailer shall not receive the Nonpublic Personal Information, or implement any such new or intended use or disclosure of Nonpublic Personal Information until the Privacy Policy has been revised and implemented as required by Applicable Law or Network Operating Regulations, or Bank has informed Retailer, in writing, that revisions to the Privacy Policy are not required. For the avoidance of doubt, Bank shall not in any event be obligated to make revisions to its Privacy Policy, or to send any such revised Privacy Policy; provided that if Bank determines to do so, [*] shall pay [*] associated with any such revised Privacy Policy. Notwithstanding anything to the contrary in this Agreement, Bank shall cooperate with Retailer to develop a system to allow each Applicant at the time of enrollment to opt-in to authorize disclosure of Nonpublic Personal Information to Retailer and its service providers for such purposes as Retailer may request. Bank shall provide an estimate of the cost to develop the opt-in system no later than six (6) months after the Effective Date and shall begin to develop the opt-in system no later than thirty (30) days after the Parties mutually agree on the cost estimate. Bank shall complete development of the opt-in system no later than one (1) year after the date Bank begins to develop the opt-in system. [*] shall pay for all reasonable costs incurred by Bank in the development and operation of the opt-in system.
          (d) The Parties shall each implement appropriate administrative, technical, and physical safeguards to: (i) protect the security, confidentiality, and integrity of all Nonpublic Personal Information, including Cardholder names, addresses, and Card numbers, in all cases in accordance with the Act, the Regulations, Network Operating Regulations and other Applicable Law; (ii) ensure against any anticipated threats or hazards to the security or integrity of Nonpublic Personal Information; (iii) protect against unauthorized access to or use of Nonpublic Personal Information or associated records which could result in substantial harm or inconvenience to any Cardholder or Applicant; and (iv) ensure the proper disposal of Nonpublic Personal Information. Each Party shall inform the other Parties as soon as possible of any security breach involving, or unauthorized access to, Nonpublic Personal Information in the possession or control or such Party, including Nonpublic Personal Information in the possession or control of such Party’s service providers. Such notification, if to the Bank, shall be made to

*	Confidential Treatment Requested.

Bank’s Vice President for Privacy (or other senior privacy officer as may be designated by Bank from time to time) with a copy to Bank’s legal counsel, and if to Retailer to Retailer’s Director of Information Security, and if to Green Dot to its Chief Information Security Officer, with a copy to its General Counsel. The Party suffering the security breach shall pay all costs associated with providing any notice to Cardholders or Applicants or others related to such breach or unauthorized access, regardless of whether such notice is required by the Act, the Regulations, Network Operating Regulations or other Applicable Law.
          (e) Retailer will also ensure that any third party to whom Nonpublic Personal Information is transferred or made available by or on behalf of Retailer signs a written contract with Retailer (and in the case of any information transferred by Bank on Retailer’s behalf, also with Bank) in which such third party agrees: (i) to restrict its use of Nonpublic Personal Information to the use specified in the agreement between the Retailer and the third party (which use must be in conjunction with Retailer’s permitted uses of the information); (ii) to comply with Applicable Law, Network Operating Regulations and the Privacy Policy; and (iii) to implement and maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of all Nonpublic Personal Information as provided with respect to Retailer and Bank in Section 8.1(d) above. Furthermore, such third party must agree in writing to notify Retailer as soon as possible of any security breach involving, or unauthorized access to, Nonpublic Personal Information. Additionally, Retailer will only transfer or make available to such third party such Nonpublic Personal Information as is reasonably necessary for the third party to carry out its contemplated task.
          (f) It is the intention of Retailer and Bank that they be able to use and share information as broadly as possible as permitted by Applicable Law or Network Operating Regulations to foster their relationships with customers, Cardholders and Applicants, while respecting and honoring their privacy rights. Accordingly, notwithstanding the other provisions of this Agreement, neither Bank nor Retailer (nor any of their respective Affiliates) shall, and none of them shall be obligated to, take any action that any of them (or their respective Affiliates) believes in good faith would violate, or is reasonably likely to cause any of them to violate, Applicable Law, Network Operating Regulations or the Privacy Policy. Neither Bank nor Retailer (nor any of their respective Affiliates) shall, and none of them shall be obligated to, take any action that causes Bank or Retailer (or any of their respective Affiliates) to become a “consumer reporting agency” as such term is defined in the federal Fair Credit Reporting Act or any similar entity under similar state law.
          (g) Each Party will indemnify, defend and hold harmless the other Parties from and against any suits, actions, judgments, settlements, costs, expenses (including reasonable attorneys’ fees) arising out of any breach by it of the provisions of this Article, or the activities, acts or omissions of any third party to whom Nonpublic Personal Information is transferred or made available as described in Section 8.1(a)(i), (ii) and (iii).
8.2 Ownership and Use of Cardholder Information and Retailer Customer Information.
          (a) The Parties recognize that Cardholders are customers of both Retailer and Bank, and thus, each such Party has certain ownership and use rights in the information relating to Cardholders. The Parties further recognize that Cardholders are not customers of Green Dot with respect to the Card Program.
          (b) Bank and Retailer may each collect, and shall each own transaction information and related transaction documentation pertaining to Walmart MoneyCard transactions occurring at Stores (such information, the “Bank Transaction Information” and “Retailer Transaction Information”, respectively). Except as set forth in this Section 8.2, Bank will be the sole and exclusive owner of all other transaction information involving Walmart MoneyCards, including transaction information and documentation pertaining to transactions occurring at locations other than Stores (“Cardholder Information”). Bank will provide aggregate information to Retailer upon request summarizing, on an aggregate level, transaction information occurring at locations other than Stores. Retailer and Bank jointly own, to the extent permitted by Applicable Law and Network Operating Regulations, the identification information (including names and addresses) about Cardholders (“Identification Information”). The Cardholder Information, the Identification Information and information derived therefrom, are collectively referred to as “Program Information.”
          (c) (i) Neither Bank nor its Affiliates, nor Retailer or its Affiliates, shall sell Program Information except in connection with a sale or wind down of Walmart MoneyCards and their related relationships with Cardholders (if any) as provided in Article XV; (ii) neither Bank nor its Affiliates shall disclose or use Program Information except in connection with its administration and operation of the Program, its exercise of its rights under this Agreement, or otherwise as expressly provided in Sections 8.2(c) and 8.2(d); (iii) neither Bank nor its Affiliates may use or disclose Program Information to market products and services of Bank, its Affiliates, or of third parties, without Retailer’s prior written consent; (iv) without obligating the Parties to engage in any cross-marketing efforts, Retailer and Green Dot agree to meet and use commercially reasonable efforts to develop a mutually agreeable plan for the cross-marketing of complimentary products and services to Cardholders; (v) notwithstanding anything to the contrary in this Section 8.2(c), Bank shall be entitled to: (1) disclose or use Program Information for internal business modeling and any other non-marketing purposes; (2) disclose or use Program Information in connection with the wind down or sale of the Walmart MoneyCards and their related relationships with Cardholders (if any) as provided in Article XV; and (3) disclose Program Information to consumer reporting agencies in accordance with the federal Fair Credit Reporting Act; (vi) Retailer and its Affiliates, or Retailer and its Affiliates through their respective authorized agents and independent contractors (including third party service providers), may disclose or use jointly owned Identification Information: (1) to market the products and services of Retailer or any of its Affiliates; (2) to market products and services (including check cashing, money transmission services and other banking products and services) that are offered on behalf of Retailer or any of its Affiliates by a third party service provider under contract with Retailer or its Affiliate, as applicable; (3) in connection with the purchase of Walmart MoneyCards (if any) as provided in Section 15.4; and (4) in connection with Retailer’s administration and operation of the Program and the exercise of Retailer’s rights under this Agreement; provided, however, that neither Retailer nor its Affiliates, nor their respective authorized agents, nor their independent contractors may disclose or use Identification Information to offer stored value cards or debit cards, except pursuant to a solicitation or offer: (x) which does not target Cardholders; and (y) is not developed using Program Information (including whether the individual is a Cardholder or not) other than Identification Information;

(vii) Retailer may use Identification Information it jointly owns for internal business modeling and other non-marketing purposes; and (viii) except as expressly permitted by this Section 8.2(c), neither Retailer nor its Affiliates shall, without Bank’s prior written consent disclose to any third party any Program Information.
          (d) In addition to providing Retailer the Retailer Customer Information pursuant to its obligations under Section 1.3, Bank will provide to Retailer, from time to time upon Retailer’s request: (i) to the extent permitted by Applicable Law and Network Operating Regulations, names and addresses (including, to the extent Bank has available, e-mail addresses) of Cardholders in connection with the Program; and (ii) aggregate information and reports about Bank’s general transaction and experience information about Cardholders in connection with the Program or in connection with Program Purchases at Participating Stores. Bank also will provide to Retailer from time to time, such information and reports concerning the Walmart MoneyCards (whether related to Cardholder transactions and experiences at Non-Store Locations or otherwise) subject to any applicable Cardholder opt-out choices, any restrictions set forth under the terms of the Privacy Policy, and Network Provider’s policies and any restrictions contained in Applicable Law (such as state exclusions) and Network Operating Regulations. Bank shall provide such financial information regarding any calculation required to be made under this Agreement as Retailer may reasonably request; provided that such information does not identify any individual Cardholder(s).
          (e) Notwithstanding any provision in this Article VIII, Retailer and Bank will not disclose or use any Program Information in any way that would breach or otherwise be inconsistent with Retailer’s and Bank’s applicable privacy disclosures or that would conflict with or violate any Applicable Law or Network Operating Regulations.
          (f) Retailer and Bank shall consult with one another as privacy questions and concerns relating to the Program arise.
          (g) Notwithstanding anything to the contrary in this Section 8.2, neither Bank nor Retailer shall have any obligation to provide the other with any information or data purchased by such party from a third party to help analyze consumer characteristics; provided, however, that nothing in this Section 8.2(g) shall permit either Bank or Retailer to otherwise not comply with its obligations under this Section 8.2, and the purchasing party is the sole and exclusive owner of any such information.
          (h) Notwithstanding anything to the contrary in this Agreement, and for avoidance of doubt, Bank shall have no obligation to disclose, and Retailer shall have no ownership interest in, any information contained in the Cardholder Information or any information contained in the Program Information which information Bank reasonably believes in good faith falls within the definition of a “consumer report” as set forth in the Fair Credit Reporting Act.
          (i) Upon written request or upon the Final Wind-Down Date, Retailer shall destroy or return to Bank all Nonpublic Personal Information not owned by Retailer but in its possession or control.

          (j) Notwithstanding anything to the contrary in this Agreement, and for avoidance of doubt, Retailer Customer Information is not deemed to be Nonpublic Personal Information, Cardholder Information, Identification Information or Program Information. Retailer owns all Retailer Customer Information, and may use and disclose Retailer Customer Information at its sole discretion, subject only to Applicable Law and Network Operating Regulations. Neither Retailer nor Retailer’s agents or independent contractors may use Retailer Customer Information in a way that will have the effect of nullifying Retailer’s obligations under the proviso following Section 8.2(c)(vi). Retailer shall be the sole and exclusive owner of the Retailer Customer Number, and Bank may not use or disclose it to third parties except in connection with the administration and operation of the Program. Both Bank and Retailer acknowledge that as of the Effective Date, it is their respective current belief that Applicable Law and Network Operating Regulations permit Retailer to own the Retailer Customer Information, and also permit Bank, as Retailer’s agent, to collect, retain and disclose the Retailer Customer Information to Retailer and Retailer’s designees.
          (k) All information about a Retailer Customer provided by Retailer to Bank for purposes of marketing the Card Program is referred to in this Agreement as “Retailer Marketing Information.” Bank and Retailer agree that for purposes of the California “Shine the Light” law (Cal. Civ. Code § 1798.83, as in effect from time to time) and other applicable privacy law, Retailer and Bank shall be deemed to be jointly sponsoring the Card Program to Retailer’s customers. Commencing with shipment of packaging reflecting the new pricing in Exhibit A to Schedule 1.5(d)(iv) hereto, Bank shall add a statement, approved in advance by Retailer, to terms and conditions accompanying such new Temporary Walmart MoneyCard packaging and other terms and conditions, that Retailer discloses Retailer Marketing Information to Bank, and Bank receives Retailer Marketing Information from Retailer, in connection with promoting the Walmart MoneyCard. Notwithstanding any provision of this Agreement to the contrary, Bank shall keep all Retailer Marketing Information confidential, and Bank may not use or disclose Retailer Marketing Information for any purpose other than soliciting Retailer’s customers for a Walmart MoneyCard. Bank will also ensure that any third party to whom Retailer Marketing Information is transferred or made available by or on behalf of Bank, as permitted by this Section 8.2(k), enters into a written agreement with Bank in which such third party agrees: (i) to restrict its use of Retailer Marketing Information to the use specified in this Section 8.2(k); (ii) to comply with all Applicable Law, Network Operating Regulations and Retailer’s privacy policy; and (iii) to implement and maintain appropriate administrative, technical and physical safeguard to protect the security, confidentiality and integrity of all Retailer Marketing Information. Upon the effective date of termination of this Agreement or the date Retailer or its designee completes the purchase of Walmart MoneyCards pursuant to Section 15.4, if applicable, Bank and any third party who receives Retailer Marketing Information on behalf of Bank shall destroy all Retailer Marketing Information or return it to Retailer. Without limiting the generality of the foregoing sentence, Bank, with notice to Retailer, shall either return or dispose of Retailer Marketing Information promptly upon the request of Retailer. Any disposal must ensure that Retailer Marketing Information is rendered permanently unreadable and unrecoverable by reasonable means. Upon reasonable notice and if requested by Retailer, Bank shall provide Retailer a certification by a member of Bank’s information security department of compliance with this Section 8.2.

8.3 License of Nonpublic Personal Information.
          Green Dot shall have no right, title or interest in or to any Nonpublic Personal Information of any Cardholder including, without limitation, Nonpublic Personal Information collected by Green Dot in connection with POS Loads. Bank hereby grants to Green Dot a limited, non-exclusive, non-assignable license within the United States to use Nonpublic Personal Information collected by Green Dot in connection with POS Loads solely for the purpose of: (i) operating the Load Program pursuant to this Agreement, including compliance with Applicable Law; and (ii) conducting internal statistical analysis on a non-personally identifiable basis. In no event may Green Dot disclose publicly or to any third party any Program Information, except as may be required by Applicable Law.
8.4 Data Security.
          (a) For purposes of this Section 8.4, the Parties agree that Green Dot shall be deemed a service provider of Bank and Bank agrees to take all necessary steps to ensure Green Dot’s compliance with the standards set forth in this Section 8.4 that apply to Bank.
          (b) Bank specifically agrees to: (i) use up-to-date antivirus tools to remove known malicious functionalities from any data transmitted to Retailer; (ii) use up-to-date antivirus tools to prevent the transmission of attacks on Retailer via the network connections between Retailer and the Bank; and (iii) prevent unauthorized access to Retailer’s systems via Bank’s networks and access codes.
          (c) Retailer specifically agrees to: (i) use up-to-date antivirus tools to remove known malicious functionalities from any data transmitted to Bank; (ii) use up-to-date antivirus tools to prevent the transmission of attacks on Bank via the network connections between Bank and Retailer; and (iii) prevent unauthorized access to Bank’s systems via Retailer’s networks and access codes.
          (d) Bank accepts full responsibility for adequately securing any Program Consumer Information in its possession, and will hold Retailer harmless from any breach of such data from Bank’s systems or any system of any service provider of Bank. Bank warrants that it is in compliance with the Payment Card Industry Data Security Standards (“PCI Standards”) with respect to Program Consumer Information. Further, Bank covenants that it shall comply with PCI Standards, including any amendments thereto, during the Term.
          (e) Retailer accepts full responsibility for adequately securing any Program Consumer Information in its possession, and will hold Bank harmless from any breach of such data from Retailer’s systems.
          (f) In addition to the foregoing and any other provisions of this Agreement, Bank and Retailer mutually agree, that immediately upon discovery or notification of any actual security breach or reasonably suspected breach (i.e., unauthorized or improper access or use of customer data, inclusive of lost or misplaced data) involving any information about Bank customers (where such information is held by the Retailer or its agents, subcontractors or service providers) or about Retailer’s customers (where such information is held by the Bank or its agents, subcontractors or service providers), the breached Party shall notify the non-Breached

Party of such breach. The breached Party shall also provide the non-breached Party with a detailed description of the incident, the type of customer information that was the subject of the security breach, inclusive of each specific data element, the identity of the affected customers, and any other information the non-breached Party may request concerning the customers or the details of the breach, as soon as such information can be collected or otherwise becomes available. In close coordination with the non-breached Party, the breached Party agrees to take action immediately, at its own expense, to investigate the incident and to identify, prevent and mitigate the effects of any such security breach, and to carry out any recovery necessary to remedy the impact, subject to any delay occasioned by law enforcement requests. While coordinating closely with the non-breached Party, it remains the responsibility of the breached Party to provide an appropriate notice to the customers affected if the circumstances of the unauthorized access lead the non-breached Party to determine that such notice is required for business or reputational reasons or by Applicable Law. The non-breached Party, in its sole discretion, may opt to give the actual notice to the customer, in which event the costs of issuing such notice will be borne by the breached Party. In the event notice is delayed due to law enforcement requests, then the breached Party shall notify appropriate customers if and when the law enforcement entity advises that notification will no longer interfere with such investigation. While Bank and Retailer will coordinate as to the content of the customer notice, it should comply in all material respects with the Interagency Guidance on Response Programs for Unauthorized Access to Customer Information and Customer Notice (as published in Federal Register March 29, 2005) and any other Applicable Law.
          (g) Bank shall treat Program Consumer Information with at least the level of security that Bank applies to its own confidential information. No electronic transmissions of Program Consumer Information may occur other than through a secure line or in encrypted form. Except for backup of Program Consumer Information that Bank moves to a secondary disaster recovery site and/or an offsite storage facility, and the sharing of information with merchants in support of payment research, any physical removal of Program Consumer Information, irrespective of whether in electronic or hard-copy form, should be processed according to appropriate administrative, technical and physical security measures.
          (h) Retailer shall treat Program Consumer Information with at least the level of security that Retailer applies to its own confidential information. No electronic transmissions of Program Consumer Information may occur other than through a secure line or in encrypted form. Except for backup of Program Consumer Information that Retailer moves to a secondary disaster recovery site and/or an offsite storage facility, and the sharing of information with merchants in support of payment research, any physical removal of Program Consumer Information, irrespective of whether in electronic or hard-copy form, should be processed according to appropriate administrative, technical and physical security measures.
          (i) Bank will provide Retailer’s legal department and Retailer’s information systems security group copies of its own data privacy and security policies as they relate to the Program or Program Consumer Information at the request of Retailer’s legal department.
          (j) Retailer will provide Bank’s legal department and Bank’s information systems security group copies of its own data privacy and security policies as they relate to the Program or Program Consumer Information at the request of Bank’s legal department.

          (k) Without limiting Retailer’s rights under Section 12.6(c) and Section 12.6(d), Retailer, once per Program Year for Bank and for each third party service provider, and otherwise upon reasonable cause, may review the policies and procedures used by Bank and/or Bank’s third party service providers that have access to Program Consumer Information (including, without limitation, Green Dot) to protect such information. If such review occurs on the premises of Bank, Green Dot, or any other service provider, such review shall occur during normal business hours with reasonable advance notice based on the scope of the proposed review, in such a manner as to minimize interference with the examined Party’s normal business operations. Bank and/or Green Dot, as applicable, shall use commercially reasonable efforts to facilitate Retailer’s exercise of such right (including obtaining any consents that may be necessary or desirable to avoid a breach of any contractual obligations); provided, however, that in the event such consents may not be secured from any third party service provider, Bank shall represent and warrant to Retailer that such third party service provider maintains any Program Consumer Information that it has access to at least as securely as Bank itself. The cost and expense of all such reviews shall be expenses of [*]. After any such review, Retailer shall provide to Bank a report regarding any findings. Retailer and Bank shall coordinate with Retailer’s ISD Group for the purpose of developing an appropriate and reasonable remediation plan for any such findings (which plan shall take into consideration any compensating controls), including a reasonable timeline for implementation by Bank or Bank’s service provider, as applicable. The remediation plan shall be subject to Retailer’s approval, which shall not be unreasonably withheld or delayed.
          (l) Without limiting Bank’s rights under Section 12.6(c) and Section 12.6(d), Bank, once per Program Year for Retailer and for each third party service provider, and otherwise upon reasonable cause, may review the policies and procedures used by Retailer and/or Retailer’s third party service providers that have access to Program Consumer Information to protect such information. If such review occurs on the premises of Retailer or any of Retailer’s third party service providers, such review shall occur during normal business hours with reasonable advance notice, in such a manner as to minimize interference with the examined Party’s normal business operations. Retailer shall use commercially reasonable efforts to facilitate Bank’s exercise of such right (including obtaining any consents that may be necessary or desirable to avoid a breach of any contractual obligations); provided, however, that in the event such consents may not be secured from any third party service provider, Retailer shall represent and warrant to Bank that such third party service provider maintains any Program Consumer Information that it has access to at least as securely as Retailer itself. The cost and expense of all such reviews shall be expenses of [*]. After any such review, Bank shall provide to Retailer a report regarding any findings. Retailer shall coordinate with Bank for the purpose of developing an appropriate remediation plan for any such findings (which plan shall take into consideration any compensating controls), including a reasonable timeline for implementation by Retailer or Retailer’s service provider, as applicable. The remediation plan shall be subject to Bank’s approval, which shall not be unreasonably withheld or delayed.
     (i) Bank shall maintain training programs to ensure that its employees, and any others acting on its behalf, are aware of and adhere to Bank’s information security program applicable to Program Consumer Information. Retailer shall maintain training programs to ensure that its employees, and any others acting on its behalf, are aware of

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and adhere to Retailer’s information security program applicable to Program Consumer Information.
     (ii) Bank shall ensure that any third party (including Green Dot) authorized to perform any Bank services under this Agreement shall maintain an information security program applicable to Program Consumer Information that provides an equivalent or better level of security than the information security program that Bank maintains for such information. Retailer shall ensure that any third party authorized to perform any Retailer services under this Agreement shall maintain an information security program applicable to Program Consumer Information that provides an equivalent or better level of security than the information security program that Retailer maintains for such information.
     (iii) Green Dot shall maintain training programs to ensure that its employees and any others acting on its behalf are aware of and adhere to Bank’s information security program applicable to Program Consumer Information.
          (m) Each of Bank and Retailer agree that any physical removal of Program Consumer Information from the facilities of Retailer or the facilities of Bank or its authorized third party service provider(s), irrespective of whether in electronic or hard-copy form, shall be conducted only according to industry best practices, which at a minimum include full encryption of any and all mobile media. Without limiting the generality of the foregoing, each of Bank and Retailer agree that no unencrypted Program Consumer Information shall be stored, transported or kept on a laptop or any other mobile device, including USB or “thumb drives”, and all electronic data transfers must be via secure FTP and/or in approved encrypted form.
ARTICLE IX
CARDHOLDER SERVICES
9.1 Cardholder Website.
          Bank shall provide a website to enable Cardholders to activate Walmart MoneyCards, to pay bills online, to view balances of Walmart MoneyCards, purchase history and any additional information agreed to by the Parties, and to provide such other services or functionalities as the Parties may agree upon from time to time. Subject to Retailer’s review and approval from time to time at Retailer’s reasonable request, Bank shall have sole responsibility for developing and maintaining the security for such website, operated under the domain name www.walmartmoneycard.com (the “Walmart MoneyCard Website”). All aspects of the Walmart MoneyCard Website shall comply with the Wal-Mart.com style guide provided to Bank from time to time. The registration of the domain name www.walmartmoneycard.com belongs to Retailer. Without limiting the generality of the foregoing, Bank agrees that the Walmart MoneyCard Website will comply with the PCI Standards, as provided in Section 8.4, and that Bank is responsible for any payment card data in its possession or control.

9.2 Dedicated Personnel.
          Commencing on the Effective Date and continuing throughout the Term, Green Dot shall maintain at least [*] dedicated to manage the overall profitability, performance and reporting for the Load Program.
9.3 Service Levels and Super Service Levels.
          (a) Bank shall provide Cardholders IVR and live customer service calls with respect to the Card Program during the hours of operation and at the service level targets set forth in Schedule 9.3(a) (the “Service Levels”). For the avoidance of doubt, Retailer’s [*] remedies with respect to a failure by Bank to meet such Service Levels are described in Section 15.3(f).
          (b) Bank shall provide Retailer with the additional service levels set forth as such in Schedule 9.3(b) attached hereto (each such additional service level, a “Super Service Level”). For the avoidance of doubt, Retailer’s sole remedies with respect to a failure by Bank to meet such Super Service Levels are described in Sections 9.3(c) and 9.3(d).
          (c) Bank shall pay a penalty for the failure to meet the default level with respect to any Super Service Level (unless the failure is due to an act or a failure to act by Retailer). Such penalty shall be [*] for the first failure in any rolling [*] calendar months to meet the applicable default level, [*] for the second failure in any rolling [*] calendar months to meet the applicable default level and [*] for the third failure and each subsequent failure in any rolling [*] calendar months to meet the applicable default level (each such penalty, an “SLA Penalty”). Due to the interdependency of the Super Service Levels, only one SLA Penalty shall be payable with respect to performance in any calendar month, whether Bank fails to meet one or both of the Super Service Levels in that month. In addition, failure to meet both Super Service Levels in a month shall only count as a single failure for purposes of calculating the penalty for any subsequent failure.
          (d) [*] shall have the right to [*] this Agreement upon at least [*] notice to the other Parties [*] period during the Term (each a “[*]”); provided, however, that [*] must exercise its right to [*] under this Section 9.3(d) with respect to any [*] by providing the other Parties its [*] notice of termination no later than [*] following the date on which [*] first has the right to terminate this Agreement for such [*] under this Section 9.3(d).
          (e) Within fifteen (15) Business Days after the end of each calendar month, Bank shall provide written reports to Retailer regarding the service levels achieved with respect to each of the service levels set forth in Schedules 9.3(a) and 9.3(b) for such month.
ARTICLE X
ADMINISTRATION OF THE PROGRAM; DISPUTE RESOLUTION
10.1 Program Management.
          (a) Program Management Committee. The Parties hereby establish the Program Management Committee (“Program Management Committee”). The Program

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Management Committee shall consist of nine (9) members, with an equal number of members appointed by each of Retailer, Bank and Green Dot. The members shall be the following persons, or their designees, unless otherwise mutually agreed by the Parties:
     (i) For Retailer: a project management representative, a finance representative and a marketing representative.
     (ii) For Bank: a project management representative, a finance representative and a marketing representative.
     (iii) For Green Dot: a project management representative, a finance representative and a marketing representative.
          (b) The Program Management Committee may appoint one or more subcommittees to advise it regarding specific matters, including product development. Subcommittee members need not be members of the Program Management Committee.
          (c) Each of Retailer, Bank and Green Dot shall appoint an individual to serve as its program representative (each such representative, respectively the “Retailer Program Representative,” the “Bank Program Representative” and the “Green Dot Representative,” and collectively the “Program Representatives”) to handle day-to-day issues for the Program.
10.2 Program Management Committee Appointees.
          Each Party shall have the right to remove or replace its appointees on the Program Management Committee for any reason at any time and to fill any vacancy with respect to any of its appointees, whether due to cessation of employment or other reason, with the appointing Party; provided, however, that the members of the Program Management Committee shall be as specified in Sections 10.1(a)(i), 10.1(a)(ii) and 10.1(a)(iii), respectively, unless mutually agreed to by the Parties.
10.3 Meetings and Governance.
          (a) The Program Management Committee shall hold regular meetings, no less frequently than quarterly. All meetings of the Program Management Committee shall require a quorum consisting of not less than two (2) members from Retailer, two (2) members from Bank and two (2) members from Green Dot. Prior to each meeting, each Party shall provide prior notice to the other Party of the members who will be attending the meeting.
          (b) Special meetings of the Program Management Committee may be held when scheduled by a prior act of the Program Management Committee or when called by a Party by delivery of at least five (5) Business Days’ prior written notice to the other Parties. Any such notice must specify the purpose of the special meeting. If fewer than all members are present in person, by telephone or by proxy, the business transacted at such special meetings shall be limited to that stated in the notice.
          (c) All decisions of the Program Management Committee must be unanimous decisions, with each Party having one vote.

          (d) All decisions of the Program Management Committee may meet in-person or telephonically (provided that at least one (1) meeting per Program Year shall be conducted in person) and shall, for in-person meetings, alternate locations between a location designated by Retailer, a location designated by Bank and a location designated by Green Dot.
10.4 Program Management Committee Responsibilities.
          (a) The responsibilities of the Program Management Committee shall be agreed upon by the Parties in writing from time to time, and shall at a minimum include the following:
     (i) establishing overall strategy and monitoring growth of the Card Program;
     (ii) resolving any disputes arising out of, relating to, or in connection with this Agreement or the agreements and transactions contemplated hereby, including, the interpretation, validity, termination or breach hereof (a “Dispute”); and
     (iii) reviewing all other matters which the Parties agree should be reviewed by the Program Management Committee. The Program Management Committee shall use commercially reasonable efforts, and will cooperate in good faith, to promptly resolve all matters brought before it.
10.5 Dispute Resolution.
          (a) Any Dispute that cannot be resolved by the Program Management Committee shall be resolved in accordance with the procedures set forth in this Section 10.5. Each Party covenants to the other Parties that it shall not resort to judicial remedies with respect to a Dispute except as allowed pursuant to the provisions of this Section 10.5.
          (b) If the Program Management Committee is unable to resolve any Dispute, whether relating to issues of the Program Management Committee itself or any matter referred to it, within fifteen (15) days of the date such Dispute first arose in or was referred to the Program Management Committee, such Dispute shall immediately be referred to the President of Financial Services of Retailer, the Chief Executive Officer of Retail Consumer Finance division of General Electric Capital Corporation, and the Chief Executive Officer of Green Dot, or their respective designees, for their review and resolution.
          (c) If such officers are unable to reach an agreement within forty-five (45) days of such referral, the Parties are free to pursue their respective remedies or exercise their respective rights in their sole discretion.
          (d) Notwithstanding the Dispute resolution provision of this Section 10.5, either Party may seek equitable relief at any time before or during any Dispute resolution proceedings in any court of competent jurisdiction to protect its interests or to preserve the status quo pending completion of any Dispute resolution process or to otherwise protect its rights or interests as permitted at law and in equity. By seeking or obtaining such remedy, the Party seeking injunctive relief hereunder will not waive any of the provisions of this Section 10.5.

          (e) Termination. Nothing in this Section 10.5 shall limit a Party’s right to give notice of termination or otherwise pursue its right to terminate this Agreement or pursue any other rights set forth in this Agreement.
ARTICLE XI
REPRESENTATIONS AND WARRANTIES
11.1 Representations and Warranties.
          In order to induce the other Party to enter into this Agreement and participate in the Program, each of Bank and Retailer, as applicable, makes the following representations and warranties to the other as of the Effective Date and at all times thereafter, with the exception of Section 4.7(f) which shall be made only as of the Effective Date.
          (a) Corporate Existence. Retailer or Bank, as the case may be, represents and warrants that it: (i)(x) with respect to Retailer, is a corporation or limited partnership, as the case may be, duly organized, validly existing, and in good standing under the laws of, in the case of Wal-Mart Stores, Inc., the state of Delaware; in the case of Wal-Mart Stores Texas L.P., in the state of Texas; in the case of Wal-Mart Louisiana, LLC, in the state of Delaware; in the case of Wal-Mart Stores Arkansas, LLC, the state of Arkansas; and in the case of Wal-Mart Stores East, L.P., the state of Delaware, and (y) with respect to Bank, is a federal savings bank duly organized, validly existing, and in good standing; (ii) is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its businesses require such qualification, except to the extent the failure to be so qualified or in good standing would not have a material adverse effect on its ability to conduct the Program; (iii) has the requisite corporate power and authority and the legal right to own and operate its properties, to lease the properties it operates under lease, and to conduct its businesses as now conducted and hereafter contemplated to be conducted; (iv) has all necessary licenses, permits, consents, or approvals from or by, has made all necessary notices to all Governmental Authorities having jurisdiction in the states where Participating Stores are located, to the extent required for such current ownership and operation or as proposed to be conducted, except to the extent that the failure to have any of the foregoing would not have a material adverse effect on its ability to conduct the Program; and (v) is in compliance with its certificate of incorporation, bylaws and/or other organizational documents.
          (b) Corporate Power, Authorization; Enforceable Obligation. Retailer or Bank, as the case may be, represents and warrants that the execution, delivery, and performance of the Agreement and all instruments and documents to be delivered thereunder: (i) is within its corporate power; (ii) has been duly authorized by all necessary or proper corporate action, including the consent of shareholders where required; (iii) does not and will not contravene any provisions of its certificate of incorporation, bylaws and/or other organizational documents; (iv) will not violate any Applicable Law or Network Operating Regulations; (v) will not conflict with or result in the breach of, or constitute a default under any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which it is a Party or by which it or any of its assets or property are bound; and (vi) does not require any filing or registration with, or the consent or approval of, any Governmental Authority, or any other Person which has not been made or obtained previously. Each Party further represents and warrants that the Agreement has been duly executed and delivered and constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms.
          (c) Solvency. Retailer or Bank, as the case may be, represents and warrants that it is Solvent.
          (d) No Conflicts. Retailer or Bank, as the case may be, represents and warrants that it is not in default in any material respect of any material contract, lease, agreement, or other instrument (including with respect to Retailer, any arrangements with third parties to sell the financial services arrangements of such third parties), to which it is a party nor has it received any notice of default under any such material contract, agreement, lease or other instrument, other than defaults which would not have a material adverse effect on its ability to perform its obligations with respect to the Program.
          (e) No Burdensome Restrictions. Retailer or Bank, as the case may be, represents and warrants that no contract, lease, agreement, or other instrument to which it is a party or by which it is bound materially and adversely affects its ability to perform its obligations with respect to the Program.
          (f) No Legal Restrictions. Retailer or Bank, as the case may be, represents and warrants as of the Effective Date that no provision of Applicable Law or Network Operating Regulations materially and adversely affects its ability to perform its obligations with respect to the Program in the states in which Participating Stores are located.
          (g) Information Correct. Retailer or Bank, as the case may be, represents and warrants that all information furnished by it to the other party for purposes of or in connection with the Agreement or any information hereafter so furnished, is true and correct in all material respects and no such information omits to state a material fact necessary to make the information so furnished not misleading. There is no fact known to it which it has not disclosed to the other party which could materially and adversely affect its financial condition, business property or prospects.
          (h) No Event of Default. Retailer or Bank, as the case may be, represents and warrants that no Event of Default with respect to it has occurred and is continuing.
          (i) Retailer Marks. Retailer: (i) is the owner of or has the right to use the Retailer Marks and all other intellectual property licensed by Retailer to Bank hereunder; and (ii) has the right, power and authority to license to Bank and its Affiliates and authorized designees the use of the Retailer Marks and such property as set forth herein. Retailer further represents and warrants that the use of the Retailer Marks and other intellectual property by said licensees as contemplated herein will not violate any Applicable Law, Network Operating Regulations or infringe upon the rights of any third party.

ARTICLE XII
OTHER AGREEMENTS
12.1	Certain Additional Covenants.
          (a) Retailer and Green Dot shall respond to Bank promptly, and cooperate with Bank, in connection with the resolution of disputes with Cardholders, and in any event such that Bank will be able to comply with Network Operating Regulations or Applicable Law.
          (b) Retailer shall not assess any surcharge or other fee to Cardholders in connection with the sale or loading of a Walmart MoneyCard.
          (c) Except as may be otherwise agreed to by the Parties in writing, no Party shall communicate to any Applicant or Cardholder any terms or conditions relating to a Walmart MoneyCard that are inconsistent with the Walmart MoneyCard Terms.
          (d) Each Party shall comply in all material respects with Applicable Law and Network Operating Regulations relating to the performance of its obligations under the Program.
          (e) Retailer shall insure that all Affiliates of Retailer that, during this Agreement, operate a general merchandise or grocery retail store under the “[*]” name in the Program Territory are parties to this Agreement. For the avoidance of doubt, the Parties agree that this covenant does not apply to [*], but that Retailer shall have the obligation set forth in Section 12.7(b) with respect to [*].
          (f) Retailer shall, unless Bank shall otherwise consent in writing, promptly upon receipt, deliver to Bank copies of any communications relating to a Walmart MoneyCard from a Cardholder, or any Governmental Authority.
          (g) Neither Bank nor Green Dot shall enter into or maintain any agreement or understanding between them which in any way limits the right of either such Party to issue, market, sell, or service reloadable prepaid cards or any other type of payment instrument or payment device with or through Retailer upon the expiration or termination of this Agreement for any reason; provided, however, that the foregoing shall not apply to a limitation on the rights of such a Party if this Agreement is terminated by Retailer pursuant to Sections 15.2(c), 15.2(d), 15.3(f) or 15.3(g) as a result of either: (i) such Party failing to perform its obligations under this Agreement; or (ii) such Party causing the other such Party to fail to perform its obligations under this Agreement because such Party did not perform its obligations to such other Party.
          (h) Green Dot shall provide Retailer and Bank with written notice of any Change of Control with respect to Green Dot not later than the day on which said Change of Control is consummated.
          (i) Within thirty (30) days after Green Dot notifies Retailer of a Green Dot Change of Control, Retailer may request in writing that Green Dot provide to its designee (which designee shall be a nationally recognized accounting firm) information reasonably necessary to confirm Green Dot’s calculation of the surviving entity’s Interest Coverage Ratio. Green Dot shall provide all such information to Retailer’s designee within fifteen (15) business days of such

*	Confidential Treatment Requested.

request. Such designee shall maintain all information provided by Green Dot confidentially, and shall not disclose such information to Retailer.
          (j) With respect to the Load Program, Green Dot shall be solely responsible for complying with Applicable Law that governs unclaimed and abandoned property, including the reporting and escheatment of unclaimed property. Green Dot shall handle any inquiries from Cardholders or any other Person regarding escheatment of such funds with respect to the Load Program.
12.2 Certain Additional Bank Covenants.
          Without limiting the generality of any other provision in this Agreement including, without limitation, Section 12.1(d):
          (a) Bank shall provide all notices and disclosures that may be required by Applicable Law or Network Operating Regulations in connection with the Card Program, including, without limitation, notices and disclosures required by the Electronic Fund Transfer Act and Regulation E, and the Fair Credit Reporting Act.
          (b) Bank shall ensure that the Operating Procedures for the Card Program, the Privacy Policy, and all Walmart MoneyCard Documentation (including the Walmart MoneyCard Fees) comply in all material respects with Applicable Law and Network Operating Regulations.
          (c) Bank shall be solely responsible for the compliance of the Card Program, and any Intermediary Services, including compliance of all fees and charges assessed by Bank under the Walmart MoneyCard Terms, with all Applicable Law and Network Operating Regulations. Notwithstanding the foregoing, in no event shall Bank be responsible for: (i) any action or omission by Retailer (other than those taken in accordance with the Operating Procedures for the Card Program or otherwise in accordance with the express approval or at the express direction of Bank); (ii) compliance with regard to any aspect of the Load Program, other than (A) POS Load (including Online Loads of the Walmart MoneyCards) fees imposed by Bank, and (B) any Intermediary Services performed by Bank with respect to such Load Program; (iii) Retailer’s or Green Dot’s failure to comply with Applicable Law or Network Operating Regulations relating to the performance of their obligations under this Agreement including, without limitation, those relating to the Load Program; or (iv) Retailer’s or Green Dot’s failure to obtain the appropriate authorizations and/or licenses required, if any, to participate in the Program.
          (d) Bank and Green Dot shall promptly notify Retailer of any cease and desist order, formal agreement or other enforcement action taken against Bank or Green Dot, as applicable, by any Governmental Authority, except to the extent such notification is prohibited by Applicable Law or Network Operating Regulations.
          (e) Retailer shall promptly notify Bank and Green Dot of any cease and desist order, formal agreement or other enforcement action with respect to the Program taken against Retailer by any Governmental Authority, except to the extent such notification is prohibited by Applicable Law or Network Operating Regulations.

          (f) With respect to the Card Program, Bank shall be solely responsible for complying with Applicable Law that governs unclaimed and abandoned property, including the reporting and escheatment of unclaimed property, in connection with any funds loaded on the Walmart MoneyCards (including funds loaded to Temporary Walmart MoneyCards) under the Program. Bank shall handle any inquiries from Cardholders or any other Person regarding escheatment of such funds with respect to the Card Program.
12.3	Use of Retailer Marks.
          (a) Subject to and only in accordance with the provisions of this Agreement, Retailer hereby grants Bank during the Term a non-exclusive, non-transferable license to use those of Retailer’s name(s), logos, service marks or trademarks specifically identified in Schedule 12.3 or otherwise designated by Retailer in writing (collectively, the “Retailer Marks”) solely in the creation, development, marketing and administration of the Program, as such use is approved from time-to-time by Retailer in writing; provided, however, that Retailer, in its sole discretion from time to time, may change the appearance and/or style of the Retailer Marks, provided that Bank shall have a commercially reasonable time (not to exceed sixty (60) days) after Retailer’s written approval of changed materials that include the new Mark to modify any materials other than Walmart MoneyCards, and also shall have a commercially reasonable time (not to exceed ninety (90) days) after receiving Retailer’s written approval of the changed Walmart MoneyCard design that includes the new Mark to modify the Walmart MoneyCards. Bank hereby acknowledges and agrees that: (i) the Retailer Marks are owned solely and exclusively by Retailer or its Affiliates; (ii) except as set forth herein, Bank has no rights, title or interest in or to the Retailer Marks, and Bank agrees not to apply for registration of the Retailer Marks (or any mark confusingly similar thereto) anywhere in the world; (iii) all use of the Retailer Marks by Bank shall inure to the benefit of Retailer or its Affiliates; (iv) Bank will not modify the Retailer Marks or use them for any purpose other than as set forth herein; (v) Bank will not engage in any action that adversely affects the good name, good will, image or reputation of Retailer or associated with the Retailer Marks; (vi) Bank will at all times use the appropriate trade or service mark notice (i.e., (TM), (SM) or (R), whichever is applicable) or such other notice as Retailer may from time to time specify on any item or material bearing the Retailer Marks; and (vii) Retailer shall have the right to review and approve in advance the use of the Retailer Marks in all materials to be disseminated electronically or otherwise by Bank, to the extent such materials refer to Retailer, its Affiliates, or their respective products or services, or contain the Retailer Marks, which approval may be withheld by Retailer in its commercially reasonable business discretion.
          (b) If the Bank materially breaches the provisions of Section 12.3(a), Retailer may notify the Bank of the breach and demand that the breach be cured within three (3) Business Days. If the breach is not cured, Retailer may, in its sole discretion, suspend the license granted in Section 12.3(a) until such time as the Bank has provided Retailer with adequate assurances, acceptable to Retailer in its commercially reasonable discretion, that the cause of the breach will not be repeated.

12.4 Confidential Information.
          (a) All proprietary, non-public material and information supplied by one Party to another Party in connection with the Program (including pursuant to exercise of the rights under Sections 15.3 and 15.4), including information concerning a party’s marketing plans, objectives, financial results, customer or Cardholder names or addresses (“Confidential Information”) shall be used by each Party solely in connection with the transactions contemplated by this Agreement (including use in connection with activities contemplated under Section 8.2 hereof). Confidential Information shall not include any information which: (i) at the time of disclosure by one Party hereto or thereafter is generally available or known to the public (other than as a result of an unauthorized disclosure by the other Party hereto); (ii) was available to one party on a non-confidential basis from a source other than the disclosing party (provided that such source, to the best of one Party’s knowledge, was not obligated to the disclosing Party to keep such information confidential); or (iii) was in one Party’s possession prior to disclosure by the disclosing party to it.
          (b) Each Party shall receive Confidential Information in confidence and not disclose Confidential Information to any third party, except: (i) as may be agreed upon in writing by the disclosing Party; (ii) as otherwise required by Applicable Law or Network Operating Regulations; or (iii) as may be necessary to exercise its rights or perform its obligations under this Agreement. Each Party will use its best efforts to ensure that its officers, employees, and agents take such action as shall be necessary or advisable to preserve and protect the confidentiality of Confidential Information. Upon written request or upon the Final Wind-Down Date, each Party shall destroy or return to the disclosing Party all Confidential Information in its possession or control, subject to each Party’s respective document retention policies with respect to information required to be maintained by regulatory authorities.
          (c) Each Party shall maintain the confidentiality of this Agreement and its terms and will not disclose this Agreement or its terms to any third party; provided that a Party may disclose this Agreement or its terms: (i) as required by Applicable Law or Network Operating Regulations; (ii) to its Affiliates; (iii) to its accountants and legal advisors; or (iv) to a prospective purchaser of the Walmart MoneyCards in connection with Retailer’s exercise of its purchase option under Section 15.4.
12.5 Non-Solicitation.
          Unless otherwise agreed in writing, each of the Parties agrees that, until the Final Wind-Down Date, it will not, directly or indirectly, solicit to employ any employees of the other Parties who have direct managerial responsibility for the Program; provided that: (i) nothing herein shall prohibit a Party from making offers of employment to or hiring persons (a) who first approach it regarding employment or (b) whose employment with the nonsoliciting party has terminated through no actions on the part of the soliciting party; and (ii) general advertising or searches regarding the availability of employment opportunities (whether by print, search firm, radio, electronic media, website or otherwise) shall not constitute “solicitation.”

12.6 Audit and Access Rights.
          (a) In addition to the other rights set forth in this Agreement, Retailer shall, subject to the confidentiality provisions set forth in Section 12.4 hereof: (i) permit Bank and its officers, employees, attorneys, accountants and/or regulators during normal business hours with reasonable advance notice, in such a manner as to minimize interference with Retailer’s normal business operations, to examine and audit operations and audit, inspect, copy and make copies of all of the data, records, files and books of account (including non-financial information) under the control of Retailer if such operations, data records, files and books of account relate to any obligation of Retailer under this Agreement, including any calculation required to be made pursuant to the terms of this Agreement and as required by Applicable Law or Network Operating Regulations; and (ii) use commercially reasonable efforts to facilitate Bank’s exercise of such right (including obtaining any consents that may be necessary or desirable to avoid a breach of any contractual obligations). Retailer shall use commercially reasonable efforts to deliver any document or instrument necessary for Bank to obtain such information from any Person maintaining records for Retailer. The cost and expense of any such examinations shall be expenses of Bank. Notwithstanding anything to the contrary contained herein, Retailer shall not be required to provide Bank or any other Person with access to information or records to the extent that such access (A) is prohibited by Applicable Law or Network Operating Regulations; provided, however, that to the extent that access to information or records is so prohibited, Retailer (x) shall notify Bank in writing regarding the Applicable Law or Network Operating Regulations which prohibits such access and (y) shall deliver to Bank copies of all requested information or records, redacted as may be necessary to comply with the cited Applicable Law or Network Operating Regulations or (B) could reasonably be expected to cause Retailer to be a consumer credit reporting agency as set forth in the Fair Credit Reporting Act. Retailer shall use commercially reasonable efforts to facilitate the maximum level of access by Bank in light of constraints under Applicable Law and Network Operating Regulations. No action taken by (or on behalf of) Bank pursuant to this Section 12.6(a) shall diminish or obviate any of the representations, warranties, covenants or agreements of Retailer contained herein. Employees of Retailer shall be permitted to be present during the exercise by Bank of any of its audit and access rights under this Section 12.6(a). If the Bank learns, through any such audit or examination, that any invoice or Daily Report rendered by Retailer to Bank, or any amount paid by Bank to Retailer, was not correct, then, as appropriate, Retailer shall promptly reimburse Bank for the amount of any overpayment or Bank shall promptly pay to Retailer the amount of any underpayment. If the amount of any overpayment due to a Retailer overcharge exceeds the correct amount by at least five percent (5%) or $25,000, whichever is greater, then, provided that Bank has provided Retailer with copies of the results of the audit, Retailer shall reimburse Bank for the cost of the audit and related examinations within ten (10) days of Bank’s written request therefor.
          (b) In addition to the other rights set forth in this Agreement, Retailer shall, subject to the confidentiality provisions set forth in Section 12.4 hereof: (i) permit Green Dot and its officers, employees, attorneys, accountants and/or regulators during normal business hours with reasonable advance notice, in such a manner as to minimize interference with Retailer’s normal business operations, to examine and audit operations and audit, inspect, copy and make copies of all of the data, records, files and books of account (including non-financial information) under the control of Retailer if such operations, data records, files and books of account relate to any obligation of Retailer under this Agreement, including any calculation required to be made pursuant to the terms of this Agreement and as required by Applicable Law or Network Operating Regulations; and (ii) use commercially reasonable efforts to facilitate Green Dot’s exercise of such right (including obtaining any consents that may be necessary or desirable to avoid a breach of any contractual obligations). Retailer shall use commercially reasonable efforts to deliver any document or instrument necessary for Green Dot to obtain such information from any Person maintaining records for Retailer. The cost and expense of any such examinations shall be expenses of Green Dot. Notwithstanding anything to the contrary contained herein, Retailer shall not be required to provide Green Dot or any other Person with access to information or records to the extent that such access (A) is prohibited by Applicable Law or Network Operating Regulations; provided, however, that to the extent that access to information or records is so prohibited, Retailer (x) shall notify Green Dot in writing regarding the Applicable Law or Network Operating Regulations which prohibits such access and (y) shall deliver to Green Dot copies of all requested information or records, redacted as may be necessary to comply with the cited Applicable Law or Network Operating Regulations or (B) could reasonably be expected to cause Retailer to be a consumer credit reporting agency as set forth in the Fair Credit Reporting Act. Retailer shall use commercially reasonable efforts to facilitate the maximum level of access by Green Dot in light of constraints under Applicable Law or Network Operating Regulations. No action taken by (or on behalf of) Green Dot pursuant to this Section 12.6(b) shall diminish or obviate any of the representations, warranties, covenants or agreements of Retailer contained herein. Employees of Retailer shall be permitted to be present during the exercise by Green Dot of any of its audit and access rights under this Section 12.6(b). If Green Dot learns, through any such audit or examination, that any invoice rendered by Retailer to Green Dot or amount paid by Green Dot to Retailer was not correct, then, as appropriate, Retailer shall promptly reimburse Green Dot for the amount of any overpayment or Green Dot shall promptly pay to Retailer the amount of any underpayment. If the amount of any overpayment due to a Retailer overcharge exceeds the correct amount by at least five percent (5%) or twenty-five thousand dollars ($25,000), whichever is greater, then, provided that Green Dot has provided Retailer with copies of the results of the audit, Retailer shall reimburse Green Dot for the cost of the audit and related examinations within ten (10) days of Green Dot’s written request therefor.
          (c) In addition to the other rights set forth in this Agreement, Bank shall, subject to the confidentiality provisions set forth in Section 12.4 hereof: (i) permit Retailer and its officers, employees, attorneys and/or accountants, during normal business hours with reasonable advance notice, in such a manner as to minimize interference with Bank’s normal business operations, to examine, audit, inspect, copy and make copies of all of the data, records, files and books of account (including non-financial information) under the control of Bank relating to the Program P&L Statement and any calculation required to be made pursuant to the terms of this Agreement and as required by Applicable Law or Network Operating Regulations; and (ii) use commercially reasonable efforts to facilitate Retailer’s exercise of such right (including obtaining any consents that may be necessary or desirable to avoid a breach of any contractual obligations). Bank shall use commercially reasonable efforts to deliver any document or instrument necessary for Retailer to obtain such information from any Person maintaining records for Bank. The cost and expense of all such examinations shall be expenses of Retailer. Notwithstanding anything to the contrary contained herein, Bank shall not be required to provide Retailer or any other Person with access to information or records to the extent that such access (A) is prohibited by Applicable Law or Network Operating Regulations; provided, however, that to the extent that access to information or records is so prohibited, Bank (x) shall notify Retailer in writing regarding the Applicable Law or Network Operating Regulations which prohibits such access and (y) shall deliver to Retailer copies of all requested information or records, redacted as may be necessary to comply with the cited Applicable Law or Network Operating Regulations or (B) could reasonably be expected to cause Bank to be a consumer credit reporting agency as set forth in the Fair Credit Reporting Act. Bank shall use commercially reasonable efforts to facilitate the maximum level of access by Retailer in light of constraints under Applicable Law or Network Operating Regulations. No action taken by (or on behalf of) Retailer pursuant to this Section 12.6(c) shall diminish or obviate any of the representations, warranties, covenants or agreements of Bank contained herein. Employees of Bank shall be permitted to be present during the exercise by the Retailer of its audit and access rights under this Section 12.6(c). If Retailer learns, through any such audit or examination, that any invoice rendered by Bank to Retailer or amount paid by Retailer to Bank was not correct, then, as appropriate, Bank shall promptly reimburse Retailer for the amount of any overpayment or Retailer shall promptly pay to Bank the amount of any underpayment. If the amount of any overpayment due to a Bank overcharge exceeds the correct amount by at least five percent (5%) or $25,000, whichever is greater, then, provided that Retailer has provided Bank with copies of the results of the audit, Bank shall reimburse Retailer for the cost of the audit and related examinations within ten (10) days of Retailer’s written request therefor.
          (d) In addition to the other rights set forth in this Agreement, Green Dot shall, subject to the confidentiality provisions set forth in Section 12.4 hereof: (i) permit Retailer and its officers, employees, attorneys and/or accountants, during normal business hours with reasonable advance notice, in such a manner as to minimize interference with Green Dot’s normal business operations, to examine, audit, inspect, copy and make copies of all of the data, records, files and books of account (including non-financial information) under the control of Green Dot relating to the Program P&L Statement any calculation required to be made pursuant to the terms of this Agreement and as required by Applicable Law or Network Operating Regulations; and (ii) use commercially reasonable efforts to facilitate Retailer’s exercise of such right (including obtaining any consents that may be necessary or desirable to avoid a breach of any contractual obligations). Green Dot shall use commercially reasonable efforts to deliver any document or instrument necessary for Retailer to obtain such information from any Person maintaining records for Green Dot. The cost and expense of all such examinations shall be expenses of Retailer. Notwithstanding anything to the contrary contained herein, Green Dot shall not be required to provide Retailer or any other Person with access to information or records to the extent that such access (A) is prohibited by Applicable Law or Network Operating Regulations; provided, however, that to the extent that access to information or records is so prohibited, Green Dot (x) shall notify Retailer in writing regarding the Applicable Law or Network Operating Regulations which prohibits such access and (y) shall deliver to Retailer copies of all requested information or records, redacted as may be necessary to comply with the cited Applicable Law or Network Operating Regulations or (B) could reasonably be expected to cause Green Dot to be a consumer credit reporting agency as set forth in the Fair Credit Reporting Act. Green Dot shall use commercially reasonable efforts to facilitate the maximum level of access by Retailer in light of constraints under Applicable Law or Network Operating Regulations. No action taken by (or on behalf of) Retailer pursuant to this Section 12.6(d) shall diminish or obviate any of the representations, warranties, covenants or agreements of Green Dot contained herein. Employees of Green Dot shall be permitted to be present during the exercise by the Retailer of its audit and access rights under this Section 12.6(d). If Retailer learns, through any such audit or examination, that any invoice rendered by Green Dot to Retailer or amount paid by Retailer to Green Dot was not correct, then, as appropriate, Green Dot shall promptly reimburse Retailer for the amount of any overpayment or Retailer shall promptly pay to Green Dot the amount of any underpayment. If the amount of any overpayment due to a Green Dot overcharge exceeds the correct amount by at least five percent (5%) or $25,000, whichever is greater, then, provided that Retailer has provided Green Dot with copies of the results of the audit, Green Dot shall reimburse Retailer for the cost of the audit and related examinations within ten (10) days of Retailer’s written request therefor.
12.7 Exclusivity.
          (a) As used in this Section 12.7, “[*] Card Product” shall mean a [*]; provided, however, the term “[*] Card Product” shall not include any of the following: (i) any [*], regardless of other features or capabilities of that product, including the availability of [*] cards in conjunction with the [*] and the ability of the [*] and [*] to transition their [*] to [*] not subject to this Agreement upon the termination of [*] with [*]; (ii) a card or other device that can be used for [*] and no other source of funds; (iii) a card or other device that is positioned as [*]; (iv) a card or other device that is not [*]; (v) a card or other device used for or in connection with the [*]; (vi) any [*]; and; (vii) any [*] (the foregoing products, collectively, the “Non-Competitive Card Products”).
          (b) [*], unless Bank shall otherwise consent in writing, Retailer shall (i) not sell or distribute (regardless of price) any [*] Card Product in Stores during the Exclusive Period, and (ii) [*] and any successor or [*] selling or distributing any Exclusive Card Product other than Walmart MoneyCards.
          (c) For avoidance of doubt, during the Exclusive Period, nothing in this Section 12.7 shall be deemed to prohibit Retailer from advertising any debit card, stored value card, or prepaid card product or device offered [*] that [*] in a [*]; provided that: (i) the only [*] at which the [*] offers such cards are the [*] in which such [*] has [*]; and (ii) the percentage of [*] in which [*] is less than [*].
          (d) Except with respect to the Program, Retailer shall not, directly or indirectly, unless Green Dot shall otherwise consent in writing, enter into any agreement, arrangement or understanding regarding Retailer accepting or otherwise participating in the United States in load transactions involving the Walmart MoneyCards during the Exclusive Period; provided, however, that the foregoing limitation shall not restrict Retailer’s right to [*].
          (e) For the avoidance of doubt, cardholders of Walmart MoneyCards issued in [*] (each such card, a “[*] MoneyCard”) may [*] their [*] on (x) any non-GD Network in the United States or (y) the GD Network as mutually agreed by Green Dot and Retailer.
12.8 Other Opportunities.
          If Retailer desires to offer a Card Product which does not bear the “Walmart” name or Retailer Marks, Retailer shall [*] in which Bank shall [*]; provided; however; that

*	Confidential Treatment Requested.

Retailer need not [*] if Retailer desires that [*] for such proposed Card Product. Retailer shall [*] assist Bank and/or Green Dot in pursuing other opportunities within [*], including with [*], for the sale and promotion of Walmart MoneyCards, Reload Packs and/or related services.
12.9 GD Card.
          (a) Bank hereby consents to an arrangement between Retailer and Green Dot whereby Retailer shall market and distribute Card Products that are loadable in the GD Network, issued by Columbus Bank & Trust Company (“CB&T”) and branded with the “Green Dot” name (“GD Cards”); provided however, that such consent is limited solely to a pilot that involves not more than [*], lasts for a period of not more than [*] and does not extend later than [*] (the “Pilot”).
          (b) Retailer and Green Dot each acknowledge and agree that Bank reserves the right to issue GD Cards marketed or distributed by Retailer after the Pilot. Prior to the end of the Pilot, Retailer and Green Dot shall consult with Bank to determine whether Bank desires to issue such GD Cards. In the event Bank desires to issue the GD Cards, the Parties shall start discussions [*] days prior to the termination of the Pilot to negotiate in good faith (i) commercially reasonable terms and conditions of the arrangement between the Parties with respect thereto; (ii) any amendments to this Agreement; and (iii) any amendments to any other agreements related to GD Cards that may be necessary to reflect the agreement of the parties with respect to the Bank’s issues of such GD Cards.
          (c) If the Parties are unable to agree upon such commercially reasonable terms and conditions and/or fails to conclude such negotiations within [*] days following the termination of the Pilot, Retailer and Green Dot shall have the right to enter into an arrangement with another Person to issue GD Cards.
          (d) For the avoidance of doubt, for purposes of the Agreement (i) the GD Cards shall not be deemed Walmart MoneyCards, Temporary Walmart MoneyCards or Permanent Walmart MoneyCards; (ii) holders of GD Cards shall not be deemed Cardholders; (iii) the GD Cards shall not be part of the Card Program; and (iv) except with respect to the Intermediary Services, Bank shall have no obligations or liability to Retailer, Green Dot or any third party with respect to the GD Card.
ARTICLE XIII
INTELLECTUAL PROPERTY
13.1 Retailer Technology.
          (a) Retailer and its Affiliates shall own exclusively: (i) any and all technology owned by Retailer or any of its Affiliates at the time that such technology is provided for use in establishing, developing or administering the Program (the “Retailer Technology”); (ii) any and all changes or other modifications made by Retailer or any of its Affiliates to the Retailer Technology (the “Retailer Owned Modifications”); and (iii) any and all new technology created by Retailer or any of its Affiliates in connection with establishing, developing or administering the Program (the “Retailer Created Technology”).

*	Confidential Treatment Requested.

          (b) Bank and its Affiliates shall own exclusively: (i) any and all technology owned by Bank or any of its Affiliates at the time that it is provided for use in establishing, developing or administering the Program (the “Bank Technology”); (ii) any and all changes or other modifications made by Bank or any of its Affiliates to the Bank Technology (the “Bank Owned Modifications”); and (iii) any and all new technology created by Bank or any of its Affiliates in connection with the establishing, developing or administering the Program (the “Bank Created Technology”).
          (c) Green Dot and its Affiliates shall own exclusively: (i) any and all technology owned by Green Dot or any of its Affiliates at the time that it is provided for use in establishing, developing or administering the Program (the “GD Technology”); (ii) any and all changes or other modifications made by Green Dot or any of its Affiliates to the GD Technology (the “GD Owned Modifications”); and (iii) any and all new technology created by Green Dot or any of its Affiliates in connection with the establishing, developing or administering the Program (the “GD Created Technology”).
          (d) Notwithstanding the provisions of Section 13.1(a) through (c), the licenses provided in Section 13.2 shall be limited to the technology specifically identified by each Party in Schedule 13.1, or otherwise as designated by the licensing Party from time-to-time in writing.
          (e) Subject to the limited licenses granted to the Parties under Sections 12.3 and 13.2, each Party owns and shall retain all right, title and interest in its trade names, logos, trademarks, service marks, trade dress, Internet domain names, copyrights, patents, trade secrets, know how, and proprietary technology, including those trade names, logos, trademarks, service marks, trade dress, Internet domain names, copyrights, patents, trade secrets, know how, and proprietary technology currently used or which may be developed and/or used by it in the future (“Intellectual Property”). Except as expressly set forth in the limited licenses granted under Sections 12.3 and 13.2, no Party may distribute, sell, modify, reproduce, publish, display, perform, prepare derivative works, or otherwise use any of the Intellectual Property of the other Party without the express written consent of such Party. For the avoidance of doubt, this is not a “work made for hire” agreement, as that term is defined in the United States Copyright Act, 17 U.S.C. § 101. Nothing contained in this Agreement shall be construed as constituting an assignment by one Party to any of the other Parties of any Intellectual Property. Each Party’s technology and Intellectual Property is being licensed hereunder, not sold.
          (f) No Party shall remove any proprietary notices (e.g., copyright and trademark notices) from any other Party’s technology or Intellectual Property. Each Party must reproduce the copyright and all other proprietary notices displayed on any other Party’s technology and Intellectual Property on all copies of such materials.
          (g) Unless specifically authorized by the providing Party in writing, each Party shall use the technology and Intellectual Property provided by the providing Party in the form originally provided by such Party, without modification.

13.2 Cross-Licenses of Technology.
          Unless otherwise agreed upon in writing by the applicable Parties, Retailer grants to Bank and each Bank Affiliate and to Green Dot and each Green Dot Affiliate a limited non-exclusive, royalty-free, fully paid up, non-assignable (except by Bank to a servicer acceptable to Retailer as provided in Section 1.5(b)), non-sublicensable (except by Bank to a servicer acceptable to Retailer as provided in Section 1.5(b)), worldwide right and license to use the Retailer Technology, Retailer Owned Modifications and the Retailer Created Technology, as limited by Section 13.1(e), in Object Code solely to the extent necessary to comply with Bank’s or Green Dots obligations, as applicable, under this Agreement. Bank grants to Retailer and its Affiliates and to Green Dot and its Affiliates a limited non-exclusive, royalty-free, fully paid up, non-assignable, non-sublicensable, worldwide right and license to use the Bank Technology, Bank Owned Modifications and the Bank Created Technology, as limited by Section 13.1(e), in Object Code solely to the extent necessary to comply with Retailer’s or Green Dot’s obligations, as applicable, under this Agreement. Green Dot grants to Retailer and its Affiliates and to Bank and its Affiliates a limited non-exclusive, royalty-free, fully paid up, non-assignable, non-sublicensable, worldwide right and license to use the GD Technology, GD Owned Modifications and the GD Created Technology, as limited by Section 13.1(e), in Object Code solely to the extent necessary to comply with Retailer’s or Bank’s obligations, as applicable, under this Agreement. The foregoing limited licenses (the “Licenses”) shall expire and terminate in their entirety upon the expiration or termination of this Agreement or, with respect to any particular Party, upon termination of such Party’s rights under this Agreement. In addition, if any Party materially breaches the provisions of Section 12.3 or this Section 13.2 (the “License-Grant Provisions”) any non-breaching Party may notify the breaching Party of such breach and demand that such breach be cured within three (3) Business Days. If such breach is not cured, the non-breaching Party(s) may suspend the Licenses. If such breach is not cured by the end of such thirty (30) day period (or such other time period as may be agreed to by the notifying Party(s) hereto), the non-breaching Party(s) may make such suspension permanent by terminating the Licenses. Upon the expiration or termination of such Licenses, each licensee Party shall return to the licensor Party (or, at the licensor Party’s option, shall destroy) the licensor’s technology and Intellectual Property then in the licensee’s possession or control. “Object Code” means the machine readable code generated by a compiler or assembler that has been translated from the source code of a program. No Party shall have any right to modify, reverse engineer, decompile or disassemble the technology licensed to it hereunder. Each Party agrees to keep the technology licensed to it hereunder confidential as Confidential Information in accordance with Section 12.4 hereof. The limited licenses granted under this Section 13.2 are AS IS and without any express or implied warranty of any kind. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH LICENSING PARTY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF TITLE, NON-INFRINGEMENT, AGAINST INTERFERENCE OF ENJOYMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, LACK OF REASONABLE EFFORT AND/OR LACK OF NEGLIGENCE.
13.3 Jointly Developed Technology.
          (a) The Parties shall not be obligated to jointly develop any technology in connection with the Program. If the Parties, in their sole discretion, determine to jointly develop technology, the Parties shall enter into a written agreement confirming the scope of such joint development efforts and the respective rights of the Parties in any jointly developed technology, including without limitation, ownership of the Intellectual Property in any ideas, technology, designs, know-how, or processes jointly developed.
          (b) No Party shall file or attempt to file any application for a patent, or register or attempt to register any mark or copyright, or claim any proprietary right or interest in any jointly developed technology, without the prior written approval of the all Parties involved in such joint development. For purposes of this Section 13.3, technology shall not be considered jointly developed unless all of the Parties that are involved in such joint development expressly agree in advance in writing that such technology will be jointly developed by them and the respective rights of the Parties in such jointly developed technology are set out in such agreement.
13.4 Retailer Custom Developed Technology.
          Green Dot and Retailer shall enter into a written agreement to define the scope of any and all technology developed by Green Dot and paid for by Retailer (such technology, “Retailer Custom Developed Technology”). Retailer shall own exclusively all Retailer Custom Developed Technology and Green Dot shall not use any such Retailer Custom Developed Technology for any [*] for a period of [*] commencing after the first date on which such [*] are [*]; provided, however, that after such period, Green Dot shall be permitted to use such Retailer Custom Developed Technology for GD Network Cards as permitted by Retailer in its [*] discretion and such use shall be subject to a [*] license agreement.
ARTICLE XIV
EVENTS OF DEFAULT
14.1 Events of Default.
          The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” by a Party hereunder:
          (a) (i) Such Party shall have breached its obligations to pay another Party amounts owed to such Party pursuant to Article VI and within one (1) Business Day after receipt by the defaulting Party of written notice from the non-defaulting Party asserting such breach, the defaulting Party shall not have either (x) cured such breach with respect to any undisputed amounts and delivered to the other Party written notice asserting a good faith dispute regarding the amounts being claimed or (y) cured such breach; or (ii) such Party shall fail to make any other payment of any amount due pursuant to this Agreement when due and payable or declared due and payable and the same shall remain unpaid for a period of thirty (30) days after such Party shall have received written demand therefor.
          (b) Such Party shall materially breach any other material covenant or agreement contained in this Agreement that is required to be performed by it, and the same shall remain uncured for a period of forty-five (45) days after written notice thereof is received by the breaching Party.

*	Confidential Treatment Requested.

          (c) Any representation or warranty made by such Party in this Agreement shall not be true and correct in any material respect as of the date when made or reaffirmed, and such failure to be true and correct has a material adverse effect on such Party’s (which in the case of Retailer shall be taken as a whole) ability to perform its obligations hereunder.
          (d) Wal-Mart Stores, Inc. (in the case of Retailer), Bank or Green Dot: (i) shall not be Solvent; (ii) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally; (iii) shall make a general assignment for the benefit of its creditors; (iv) shall have any proceeding instituted by or against it seeking to adjudicate it as bankrupt or insolvent or seeking liquidation, reorganization or any similar alternative under any law relating to bankruptcy or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver or other similar official for it or for any substantial part of its property, and, in the case of any proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver or other similar official for, it or any substantial part of its property) shall occur; or (v) shall take any corporate action to authorize any of the actions set forth in clause (iii) or (iv) of this Section 14.1(d).
          (e) Wal-Mart Stores, Inc. (in the case of Retailer), Bank or Green Dot shall be in default under any loan agreement, indenture or other instrument relating to any indebtedness for borrowed money having a balance due at the time of default in excess of [*] (in the case of Retailer or Bank), or [*] (in the case of Green Dot), and in each case such indebtedness has been accelerated as a result of such default.
          (f) Either Wal-Mart Stores, Inc. (in the case of Retailer) or General Electric Capital Corporation (in the case of Bank) shall fail to maintain a stable industry financial credit rating throughout the Term of the Agreement that is measured as no worse than “[*]” by Standard & Poor’s or a generally accepted market equivalent credit rating scale.
          (g) With respect to Bank, a material adverse change shall have occurred in the operations, financial condition, business or prospects of Bank (taken as a whole) which Retailer or Green Dot, exercising its reasonable judgment, believes has impaired, or is reasonably likely to impair, the ongoing operation or continued viability of the Card Program.
          (h) With respect to Retailer, a material adverse change shall have occurred in the operations, financial condition, business or prospects of Wal-Mart Stores, Inc. (taken as a whole) which Bank or Green Dot, exercising its reasonable judgment, believes has impaired, or is reasonably likely to impair, the ongoing operation or continued viability of the Program.
          (i) With respect to Green Dot, a material adverse change shall have occurred in the operations, financial condition, business or prospects of Green Dot (taken as a whole), or there occurs any other material event, which in either case, Retailer or Bank, exercising its reasonable judgment, believes has impaired, or is reasonably likely to impair, the ongoing operation or continued viability of the Load Program or the GD Network.

*	Confidential Treatment Requested.

          (j) With respect to Retailer, the line of business of Wal-Mart Stores, Inc., taken as a whole, shall be materially different from the operation of a retailer.
14.2 Remedies for Settlement Breach.
          If Retailer breaches its obligations to pay amounts owed pursuant to Section 6.1 of this Agreement and within three (3) Business Days after receipt by Retailer of written notice asserting such non-payment, Retailer shall not have either (x) cured such breach or (y) cured such breach with respect to any undisputed amounts and delivered to Bank written notice asserting a good faith dispute regarding the amount being claimed, then, in addition to any other rights provided by Applicable Law or the terms of this Agreement, (a) Bank shall have the right to discontinue originating or offering Walmart MoneyCards, and can otherwise suspend the Program, (b) Green Dot shall have the right to discontinue sale of Reload Packs, and (c) Bank and Green Dot shall have the right to discontinue Retailer’s acceptance of POS Loads.
14.3 Separateness of Liability.
          (a) Bank shall have no liability to Retailer under this Agreement for any act or omission of Green Dot, except where Green Dot is acting as agent of Bank (e.g., for an act or omission of Green Dot (or its sub-servicers) with respect to services provided to Bank as a third party servicer), or for any Event of Default by Green Dot. Bank shall have no liability to Green Dot under this Agreement for any act or omission of Retailer, except where Retailer is acting as agent of Bank, or for any Event of Default by Retailer.
          (b) Retailer shall have no liability to Bank under this Agreement for any act or omission of Green Dot, other than those taken as agent of Retailer, if any, or for any Event of Default by Green Dot. Retailer shall have no liability to Green Dot under this Agreement for any act or omission of Bank, except where Bank is acting as agent of Retailer, if at all, or for any Event of Default by Bank.
          (c) Green Dot shall have no liability to Retailer under this Agreement for any act or omission of Bank, except where Bank is acting as agent of Green Dot, if any, or for any Event of Default of Bank. Green Dot shall have no liability to Bank under this Agreement for any act or omission of Retailer, except where Retailer is acting as agent of Green Dot, if at all, or for any Event of Default by Retailer.
          (d) For the avoidance of doubt, nothing in this Section 14.3 shall relieve a Party of any liability relating to any covenant or agreement of such Party contained in this Agreement.
ARTICLE XV
TERM/TERMINATION
15.1 Program Term.
          This Agreement commences on the Effective Date and shall continue in full force and effect until May 1, 2015 (the “Term”), unless otherwise terminated earlier in accordance with its terms. Retailer shall be subject to the exclusivity provisions of Section 12.7 for [*] of

*	Confidential Treatment Requested.

the Term (the “Exclusive Period”). Upon termination of the Exclusive Period and before termination of the Term (such period, the “Non-Exclusive Period”), Retailer shall continue to sell and distribute Walmart MoneyCards in the Program but may also sell or distribute Walmart MoneyCards in an arrangement that does not involve Bank and Green Dot (“Other MoneyCards”); provided, however, that Retailer must give at least [*]’ written notice to Bank and Green Dot prior to launching a Competitive Card Product without Bank and Green Dot during the Non-Exclusive Period. During each Program Year of the Non-Exclusive Period, Retailer shall provide [*] in Participating Stores for Walmart MoneyCards offered in the Program that is [*] than the [*] at such Participating Stores at the time (each such placement, a “Placement”), provided that such Placement shall be limited to placement of [*] in the Program on display at Participating Stores and in no event shall the term “Placement” be construed to include placement of any [*] with respect to other Card Products available at Participating Stores. Notwithstanding the foregoing, for the avoidance of doubt, the Parties agree that Placement shall include [*].
15.2 Termination for Events of Default.
          The Parties shall have the following termination rights:
          (a) Bank shall have the right to terminate this Agreement upon not less than sixty (60) days’ prior written notice to the other Parties if any Event of Default by Retailer shall occur.
          (b) Green Dot shall have the right to terminate this Agreement as it relates to the Load Program upon not less than sixty (60) days’ prior written notice to the other Parties if any Event of Default by Retailer shall occur with regard to the Load Program.
          (c) Retailer shall have the right to terminate this Agreement upon not less than sixty (60) days’ prior written notice to the other Parties if any Event of Default by Bank shall occur.
          (d) Retailer shall have the right to terminate this Agreement upon written notice of not less than sixty (60) days if any Event of Default by Green Dot shall occur.
          (e) Notwithstanding the foregoing, no Party shall have the right to terminate this Agreement for failure to make a payment unless such Event(s) of Default involves, individually or in the aggregate, more than two hundred and fifty thousand dollars ($250,000).
15.3	Additional Termination Rights.
          In addition to the termination rights provided in Section 15.2 above and any other termination rights provided in this Agreement, the following termination provisions shall also apply:
          (a) Retailer shall have the right to terminate this Agreement as set forth in Section 1.5(d)(i)(A) and Section 1.5(d)(v). In addition, upon not less than ninety (90) days’ prior written notice to Bank and Green Dot, Retailer shall have the right to terminate this Agreement if Retailer makes an election to do so pursuant to Section 1.5(c)(ii) (Bank’s change in Operating

*	Confidential Treatment Requested.

Procedures), or 1.5(d)(iii) (Bank’s change in terms to comply with Applicable Law); provided, however, that Retailer may exercise its rights under this paragraph upon thirty (30) days’ prior written notice to Bank and Green Dot if Bank changes the Operating Procedures or the Walmart MoneyCard Terms during a Termination Period.
          (b) Bank shall have the right to terminate this Agreement upon written notice to the other Parties if required to do so by a Governmental Authority. Bank shall provide notice of such termination at least ninety (90) days in advance, or shall otherwise provide prior notice as permitted by such Governmental Authority.
          (c) Bank shall have the right, upon ninety (90) days’ prior written notice to the other Parties, to terminate this Agreement if the Applicable Law or Network Operating Regulations (or interpretations thereof) applicable to any aspect of the Program, other than to fees and charges, change in a way, which, in Bank’s commercially reasonable judgment, could have a material adverse effect on the Program; provided, however, that if the Applicable Law or Network Operating Regulations requires that termination be effective in less than ninety (90) days, the Agreement shall terminate at the end of the period as required by the Applicable Law or Network Operating Regulations.
          (d) Notwithstanding anything to the contrary contained in this Agreement, Bank may engage Retailer in the good faith renegotiation of this Agreement if the federal or state laws (or interpretations thereof) applicable to fees and charges imposed by Bank under the Program change in a way, which in Bank’s commercially reasonable judgment, could have a material adverse effect on the profitability of the Program to Bank. In the event of a renegotiation pursuant to this Section 15.3(d), if new terms acceptable to Bank and Retailer are not agreed upon in writing within ninety (90) days after the date renegotiations begin, Bank or Retailer may terminate this Agreement and the Agreement Termination Date shall be deemed the earlier of: (i) one hundred eighty (180) days after Bank or Retailer delivers notice of termination to the other Parties; or (ii) the date Bank is required to initiate changes to such Program to comply with the Applicable Law or Network Operating Regulations.
          (e) Bank and Retailer each shall have the right to terminate this Agreement, upon not less than ninety (90) days’ prior written notice to the other Parties, if Retailer does not consent to a change in Walmart MoneyCard Fees proposed by the Bank under Section 1.5(d)(ii); provided, however, that Retailer may exercise its rights under this paragraph upon thirty (30) days’ prior written notice to the other Parties if Bank changes such Walmart MoneyCard Fees during a Termination Period.
          (f) Retailer shall have the right to terminate this Agreement upon at least ninety (90) days’ advance written notice to the other Parties if Bank fails to achieve the Default Percentage with respect to the same Service Level during any three (3) consecutive calendar months or during any three (3) calendar months during any rolling twelve (12) calendar month period during the Term (each a “Repeated SLA Failure”), excluding any calendar months for which a grace period applies, provided that Retailer must exercise its right to terminate under this Section 15.3 with respect to any Repeated SLA Failure by providing the other Parties its written notice of termination no later than thirty (30) days following the date on which Retailer first has the right to terminate this Agreement for such Repeated SLA Failure under this Section 15.3.

Notwithstanding the foregoing, this provision shall not apply to Repeated SLA Failures with respect to Non-Termination Right Service Levels.
          (g) Retailer shall also have the right to terminate for Bank’s failure to achieve a Super Service Level as set forth in Section 9.3(d).
          (h) If Retailer terminates this Agreement for any reason, immediately upon delivering the notice of termination, Retailer may commence selling Card Products that do not contain the “[*]” name or Retailer Marks.
          (i) If (A) Retailer terminates the Agreement for an Event of Default by Bank, a Change of Control by Bank, or for any other reason relating to Retailer’s termination rights with respect to Bank or (B) Bank terminates for any reason other than a breach of this Agreement by Green Dot, then as soon as practicable after delivering the notice of termination, Retailer shall [*] identify a well-capitalized financial institution authorized to conduct the business of banking in the United States, to issue prepaid cards under the “Walmart” name and/or Retailer Marks, and to accept loads to such cards through the GD Network, which bank has agreed with Retailer and Green Dot to accept this Agreement under Bank’s existing terms (financial and otherwise), or terms which are more favorable to Retailer and no less favorable to Green Dot than the terms of this Agreement (such bank, the “Replacement Bank”).
          (j) Bank shall have the right to terminate this Agreement upon not less than sixty (60) days’ advance written notice to Retailer and Green Dot if there occurs a Change of Control with respect to Wal-Mart Stores, Inc. or a Prohibited Change of Control with respect to Green Dot, other than a Change of Control to an Affiliate of Wal-Mart Stores, Inc. or Green Dot, respectively, that is in existence on the Effective Date.
          (k) Retailer shall have the right to terminate this Agreement upon not less than sixty (60) days’ advance written notice to Bank and Green Dot if there occurs a Change of Control with respect to Bank or a Prohibited Change of Control with respect to Green Dot, other than a Change of Control to an Affiliate of Bank or Green Dot, respectively, or if Green Dot breaches or fails to comply with Section 12.1(h) or 12.1(i).
          (l) Bank may terminate this Agreement if the Card Program Services Agreement, dated October 27, 2006, between Bank and Green Dot, as amended (“Service Agreement”) terminates as a result of a Specified Event, as follows: Bank shall provide Retailer with written notice of the termination, or anticipated termination, no later than two (2) days after Bank provides Green Dot with a termination notice based on the occurrence of the Specified Event. Such notice (the “Green Dot Termination Notice”) shall specify the date (which shall not be earlier than hundred twenty (120) days after the date of the notice) on which this Agreement shall terminate. Within forty-five (45) days after the date of the Green Dot Termination Notice, Retailer shall notify Bank in writing as to whether Retailer (i) wants to exercise its purchase rights under Section 15.4; or (ii) wants to allow the Agreement to terminate on the Agreement Termination Date without any further action. With respect to the option to purchase described in Section 15.3(l)(i), Retailer shall have the option to purchase any or all of the Walmart MoneyCards (rather than the Walmart MoneyCards described in Section 15.4(a)) and Retailer shall be required to exercise its option with the forty-five day period described in Section

*	Confidential Treatment Requested.

15.3(l)(i) (rather than the notice period provide in Section 15.4(a)). If Retailer exercises its purchase option described in Section 15.3(l)(i), Bank and Retailer shall mutually cooperate and use diligent efforts to effectuate the sale (including obtaining all necessary regulatory approvals) by the Agreement Termination Date. The term “Specified Event” shall mean any of the following under the Services Agreement: (w) a default or breach by Green Dot; (x) a material adverse change with respect to Green Dot; (y) Green Dot’s failure to meet a financial condition; or (z) a regulator directs or requests Bank to terminate the Service Agreement.
          (m) Bank may terminate this Agreement upon not less than sixty (60) days’ prior written notice pursuant to Section 1.5(d)(vii).
          (n) Either Bank or Retailer may terminate this Agreement pursuant to Section 4.10(c).
          (o) Either Bank or Retailer may terminate this Agreement pursuant to Section 2.5(c) or 2.5(d).
          (p) In the event that Green Dot or Retailer receives notice from the staff of the Board of Governors of the Federal Reserve System in Washington, DC (the “Staff”) that the Staff would like to initiate discussions with Green Dot and/or Retailer with respect to whether Retailer exercises a controlling influence over the management or policies of Green Dot (“Control Issue”), the Party receiving such notice shall notify all other Parties within one (1) Business Day of the receipt of such request and Retailer and Green Dot shall each have the right to request meetings with the Staff. Retailer and Green Dot shall promptly inform each other and Bank of its discussions with the Staff regarding the Control Issue. The Parties shall, in good faith, explore commercially reasonable modifications to this Agreement and other commercially reasonable appropriate measures that could alleviate the concerns of the Staff, provided, however, that no Party shall be obligated to enter into a modification of this Agreement or take other measures that would adversely affect the economic and business assumptions of such Party underlying this Agreement. If either Green Dot or Retailer receives notice from the Staff that it intends to take the Control Issue to the Board of Governors of the Federal Reserve System (the “Board”), the Party receiving such notice shall notify all other Parties with one (1) Business Day of receipt of such notice and Retailer shall have the right to terminate this Agreement, if Retailer reasonably believes that it is reasonably possible that such referral to the Board may result in a determination by the Board that Retailer exercises such a controlling influence.
15.4 Purchase of Walmart MoneyCards by Retailer.
          (a) If this Agreement terminates for any reason, then no less than thirty (30) days in advance of the termination date, or one hundred eighty (180) days after the date of the notice of termination, whichever occurs first, [*] may notify [*] of its election to [*], or to [*], all Walmart MoneyCards which have been used for at least [*] in the 180-day period preceding the date of the sale, and related rights, funds and fees, including, without limitation, all Walmart MoneyCard Documentation and Cardholder Information, free and clear of all liens, encumbrances, claims, third party rights, mortgages, restrictions, security interests or other similar kind of right, for a price as set forth in Section 15.4(c). Upon Retailer’s request in connection with Retailer’s exercise of its rights under this Section 15.4(a), Bank promptly (and

*	Confidential Treatment Requested.

in any event, no later than fourteen (14) days after a request) shall provide such information regarding the Walmart MoneyCards and related balances, fees, and transaction history as Retailer and/or its designee reasonably may require in connection with a [*] of the Walmart MoneyCards. Bank shall: (i) transfer the Retailer Customer Information with the Walmart MoneyCards; and (ii) take reasonable steps to permit the unique BINs (or applicable equivalent) used for the Card Program to be transferred to the Card Program [*]; provided that [*] accepts all liabilities with respect to such BINs. Bank and Retailer will work together to assign or transfer the customer the Walmart MoneyCard numbers relating to the Walmart MoneyCards. Such assignment or transfer is subject to Bank and Retailer mutually agreeing to reimbursement of Bank’s reasonable, out-of-pocket costs directly incurred by Bank in connection with such assignment or transfer. Retailer or its designee shall complete its purchase no later than twelve (12) months from the date Retailer gives notice of its intent to purchase. The Parties shall each comply with any approval requirements imposed by any Governmental Authority in connection with such purchase; provided, however, that Retailer and/or its designee shall not be required to affect a purchase if any Governmental Authority imposes unduly burdensome or otherwise unaccepted conditions on the purchaser or the transaction. If Retailer exercises its right to purchase the Walmart MoneyCards under this Section 15.4(a), Retailer or its designee and Bank shall negotiate a purchase agreement containing customary terms and conditions consistent with this Agreement.
          (b) Retailer’s right to [*] to [*] the Walmart MoneyCards under Section 15.4(a) is conditioned upon its cure of any failure to pay any bona fide amounts that Bank has reasonably shown to be due and owing by Retailer under Section 6.1 of this Agreement by the date Retailer gives notice of its intent to [*].
          (c) The purchase price for Walmart MoneyCards sold pursuant to this Section 15.4 shall be payable to Bank in immediately available funds and shall be an amount equal to the aggregate balances on the purchased Walmart MoneyCards as of the closing date of the sale.
          (d) The cost of communication and re-branding required by this Section 15.4 will be borne by [*] or its designated institution. The cost of communication and re-branding required by Section 15.5 below will be borne by [*].
          (e) (i) Retailer shall have the right to obtain Interim Services under this Section 15.4(e) if: (A) Retailer elects to purchase the Walmart MoneyCards under Section 15.4(a); or (B) Retailer does not elect to purchase the Walmart MoneyCard accounts, but Retailer, at its option, provides written notice to Bank within thirty (30) days before the date that termination is scheduled to occur, or one hundred eighty (180) days after the date of the notice of termination, whichever occurs first; provided, however, that Retailer shall not have a right to obtain Interim Services after termination of this Agreement if such termination is pursuant to Section 15.3(l) (Termination of Services Agreement).
               (ii) If Retailer exercises its right to obtain Interim Services, this Agreement shall be extended solely for the purpose of permitting POS Loads to Walmart MoneyCards and for continued servicing of Walmart MoneyCards (the “Interim Services”) for the period of time specified in Section 15.4(e)(iii) (“Interim Services Period”). Bank shall provide Interim Services in accordance with this Agreement and Walmart MoneyCard Fees in

*	Confidential Treatment Requested.

effect as of the Extension Date. For the avoidance of doubt, during the Interim Services Period: (A) [*] shall be entitled to receive commissions in accordance with the commission schedule in effect on the Extension Date; (B) Bank shall not be obligated to issue new Walmart MoneyCards; (C) Green Dot shall not be obligated to participate in the sale of Reload Packs in Participating Stores; and (D) Bank and Retailer shall have no obligation to make contributions to the Marketing Fund and the Parties shall [*] use the remaining funds in the Marketing Fund prior to the Agreement Termination Date.
               (iii) The Interim Services Period shall commence on the Extension Date and shall end: (A) upon [*] (i.e. no later than one (1) year after notice of option to purchase is given by Retailer) if Retailer obtains Interim Services under Section 15.4(e)(i)(A) in connection with an Ordinary Termination Event; (B) after ninety (90) days if [*] obtains Interim Services by exercising its right under Section 15.4(e)(i)(A) in connection with a termination of this Agreement other than Ordinary Termination Event; (C) after up to two (2) years, as specified in Retailer’s written notice to Bank, if Retailer obtains Interim Services by exercising its right under Section 15.4(e)(i)(B) in connection with an Ordinary Termination Event; or (D) sixty (60) days if Retailer obtains Interim Services by exercising its right under Section 15.4(e)(i)(B) in connection with a termination of this Agreement other than Ordinary Termination Event.
               (iv) The term “Extension Date” shall mean the date that this Agreement is scheduled to terminate if Retailer did not obtain the Interim Services. The term “Ordinary Termination Event” shall mean a termination by any party under Section 15.1, a termination by Retailer under Section 1.5(d)(i)(A), or any other termination under circumstances that do not adversely affect the rights or obligations of Bank or Green Dot with respect to the Load Program or the servicing of Walmart MoneyCards.
               (v) After the Extension Date, this Agreement (including the Interim Services) may be terminated by: (A) Retailer at any time upon not less than thirty (30) days’ prior written notice to Bank; and (B) any Party pursuant to any applicable provision of the Agreement other than Section 15.1.
               (vi) If Retailer has not previously exercised [*] the Walmart MoneyCards, and this Agreement is terminated due to an Ordinary Termination Event, Retailer may exercise its [*] the Walmart MoneyCard accounts under this Section 15.4 during the Interim Services Period; provided, however, that: (A) Retailer shall give Bank at least six (6) months advance written notice of its intent to purchase and Retailer or its designee shall [*] not later than the end of the Interim Services Period; and (B) if the [*] is not completed by the end of the Interim Services Period because of reasons outside of Retailer’s control, Retailer, at its sole discretion may extend the Interim Services for an additional six (6) months. In no event shall any Party be liable for a failure to complete the sale for reasons outside of Retailer’s control.
               (vii) Notwithstanding anything in this Section 15, Bank shall have the right to terminate providing Interim Services upon written notice to Retailer upon: (A) a material breach or failure by Retailer after the Extension Date of its settlement obligations under this Agreement; (B) a breach or failure by Retailer after the Extension Date of obligations under this Agreement other than settlement obligations where such breach or failure causes a significant risk of out-of-pocket costs to Bank in excess of [*]; (C) continued performance by

*	Confidential Treatment Requested.

Bank would violate Applicable Law, Network Operating Regulations or requirement of a Governmental Agency; or (D) termination of the Services Agreement as a result of a Specified Event; provided, however, that Bank shall give Retailer written notice of any breach or failure to perform specified in clauses (A) or (B) and three (3) Business Days to cure such breach.
15.5 Wind-down by Bank.
          If Retailer does not [*] its [*], then upon (a) six (6) months after the end of the Interim Services Period (if any), or (b) one (1) year following the Agreement Termination Date, whichever occurs first (the “Final Wind-Down Date”), Bank shall wind-down the remaining Walmart MoneyCards in any lawful manner which may be expeditious or economically advantageous to Bank, including the issuance of a replacement or substitute Walmart MoneyCard; provided, however, that: (i) Bank shall remove all Retailer Marks from the Walmart MoneyCards that are not closed prior to the Final Wind-Down Date; (ii) for such period prior to the Final Wind-Down Date as Walmart MoneyCards bear Retailer Marks, [*] shall be [*] commissions in accordance with the commission schedule in effect on the Agreement Termination Date; and (iii) Bank shall not re-brand the Walmart MoneyCards with a Competitor, sell the Walmart MoneyCards or Customer Information to a Competitor or the Competitor’s designee, or otherwise permit the Walmart MoneyCards or Customer Information to benefit a Competitor. Bank agrees that it will not utilize Retailer Customer Numbers without the express written consent of Retailer.
15.6 Additional Termination Provisions.
          (a) If Retailer does not exercise the option available to it under Section 15.4, Bank shall have the right to allow Cardholders to make loads to Walmart MoneyCards and obtain any other functionality on the Walmart MoneyCards after the Agreement Termination Date at any merchant location nationwide at which Bank has agreements in place to allow for such functionality.
          (b) If Retailer does not exercise the option available to it under Section 15.4, subject to Section 15.5, for any reason other than a failure to obtain regulatory approval for the purchase after using reasonable efforts to do so, and Bank re-brands the Walmart MoneyCards pursuant to Section 15.5, Retailer shall not directly solicit the existing base of customers who are Cardholders on the Agreement Termination Date for a new Card Product for a period of [*] from the Agreement Termination Date unless Retailer and Bank mutually agree otherwise.
          (c) Within thirty (30) days following termination of this Agreement for any reason, Retailer shall: (i) pay to Bank the actual unit cost of any unsold Temporary Walmart MoneyCard inventory shipped to Retailer; and (ii) pay to Green Dot the actual unit cost of any unsold Reload Pack inventory shipped to Retailer.
15.7 Termination for Force Majeure.
          (a) If the performance by a Party of its respective non-monetary obligations under this Agreement is materially delayed, prevented or impeded (in whole or in part) by acts of God, fire, floods, storms, explosions, accidents, epidemics, war, civil disorder, strikes, terrorism, nuclear or biological disaster, riot, or material changes in Applicable Law or Network Operating

*	Confidential Treatment Requested.

Regulations, or any other similar event or cause not reasonably within such Party’s control, whether or not specifically mentioned herein (any such event, a “Force Majeure Event”), and the Force Majeure Event continues for a period of more than forty-five (45) days, the non-affected Party shall have the right to terminate this Agreement while the Force Majeure Event continues by providing written notice to the other Parties, such termination to be effective on the date specified in the notice of termination.
          (b) Notwithstanding Section 15.7(a), if the performance by a Party of its respective non-monetary obligations under this Agreement is materially delayed, prevented or impeded (in whole or in part) by a Force Majeure Event, and Cardholders are unable to reload or use a Walmart MoneyCard to effect purchases and ATM withdrawals through the GD Network for more than ninety-six (96) hours, and the affected Party is unable to identify another major prepaid card issuer or processor that has been similarly affected by the same Force Majeure Event, Retailer shall have the right to terminate this Agreement effective upon thirty (30) days prior written notice to the other Parties.
          (c) Any such failure to perform shall not be considered a breach of this Agreement during the period of such disability (i.e., prior to ninety-six (96) hours or forty-five (45) days, as applicable), if the affected Party promptly advises the other Parties in writing that it is unable to perform due to such a Force Majeure Event, setting forth: (i) the nature of the event; (ii) its expected effect(s) and duration; (iii) any expected development which may further affect performance hereunder; and (iv) the efforts which will be made to cure such Force Majeure Event or provide substitute performance.
15.8 Survival.
          The following provisions shall survive the expiration or termination of this Agreement: Sections 1.6, 1.7, 4.3(c) (for so long as any amounts due thereunder remain outstanding), 4.4(c) and (d) (for so long as any amounts due thereunder remain outstanding), 4.8, 4.9, 5.2 (for so long as any amounts due thereunder remain outstanding), 7.1(b), 8.1, 8.3, 8.4, 12.3 (through the Final Wind-Down Date), 12.4, 12.5 (through the Final Wind-Down Date), 12.6, 14.3, 15.4, 15.5 (through the end of the Final Wind-Down Date), 15.6, 15.8, 15.9; Articles VI (Settlement) (for so long as any amounts due thereunder remain outstanding), XIII (Intellectual Property), XVI (Indemnification), XVII (Miscellaneous); Appendix 1 (Definitions). In addition, any obligations of any Party under this Agreement that accrue prior to the Agreement Termination Date shall survive such termination.
15.9 Communication with Cardholders.
          Except as required by Applicable Law or Network Operating Regulations, upon delivery of a notice of termination under this Article XV no Party may communicate with Cardholders; provided, however, that (x) Bank may continue to service the Walmart MoneyCards substantially in the same manner in which the Walmart MoneyCards were serviced in the twelve (12) months prior to delivery of the notice of termination and (y) Bank may communicate with Cardholders in connection with its rights under Section 15.5. Bank and Retailer shall mutually agree upon all communications with Cardholders regarding the termination of this Agreement and the Program. If Bank or Retailer is required by Applicable

Law or Network Operating Regulations to communicate with Cardholders after delivery of a notice of termination, the other Party may review and approve (which approval shall not be unreasonably withheld or delayed) such communication prior to its distribution to Cardholders.
15.10 Termination of Appointment Agreements.
          The Parties acknowledge and agree that upon the termination of this Agreement, the Bank Appointment Agreement and the Green Dot Appointment Agreement shall terminate on the later of the end of the Interim Service Period or the Final Wind-Down Date.
ARTICLE XVI
INDEMNIFICATION
16.1 Indemnification by Retailer.
          Retailer agrees to protect, indemnify, and hold harmless Bank, its Affiliates, and the shareholders, employees, officers, and directors of each of Bank and its Affiliates, from and against any and all Indemnified Losses arising out of, connected with or resulting from, or arising out of, connected with or resulting from a complaint, claim or action which alleges:
          (a) any false or misleading representation by Retailer, its agents or independent contractors to a Cardholder or applicant for a Walmart MoneyCard (other than at the direction of Bank) relating to a Walmart MoneyCard or the Program;
          (b) any act, or omission where there was a duty to act, or any fraud by Retailer or its employees, officers, directors, shareholders, agents, lessees, franchisees or independent contractors, relating to a Walmart MoneyCard or the Program;
          (c) any breach by Retailer, its Affiliates or any of their respective employees, agents or independent contractors of any of the terms, covenants, representations, warranties, or other provisions contained in this Agreement, the Operating Procedures or any other instrument or document delivered by Retailer to Bank in connection herewith or therewith;
          (d) the failure by Retailer, its agents or independent contractors to comply with any Applicable Law or Network Operating Regulations in the exercise of Retailer’s rights or the performance of Retailer’s obligations under this Agreement;
          (e) any and all advertising, promotions and marketing programs, documents or materials conducted by or on behalf of Retailer, other than references or descriptions of debit features available under the Program which have been approved in writing by Bank prior to their use;
          (f) any breach of security or theft with respect to Temporary Walmart MoneyCards while such Walmart MoneyCards are in the possession of Retailer, its agents or independent contractors;
          (g) any act or omission of Retailer, its agents or independent contractors as Bank’s agent pursuant to an appointment pursuant to Section 1.11;

          (h) any and all advertising, promotions and marketing programs, documents or materials conducted by or on behalf of Retailer, its agents or independent contractors, other than references or descriptions of the Program which have been approved in writing by Bank prior to their use; or
          (i) infringement or misappropriation of the Intellectual Property rights of any third party in connection with use of the Retailer Technology, Retailer Owned Modifications, or Retailer Created Technology as permitted by, or to provide services under, this Agreement.
provided that in no event shall (A) Retailer be obligated to indemnify Bank under this Section 16.1 against any Indemnified Losses which result from the willful or negligent acts or omissions of Bank or any violation by Bank of the Walmart MoneyCard Terms or any other agreement, understanding, or representation between Bank and any Cardholder relating to a Walmart MoneyCard, or (B) Bank be considered an agent or independent contractor of Retailer for purposes of determining Retailer’s indemnity obligations for the conduct of Retailer’s agents or independent contractors.
16.2 Indemnification by Bank.
          Bank agrees to protect, indemnify, and hold harmless Retailer, its Affiliates, and the shareholders, employees, officers, and directors of each of Retailer and its Affiliates, from and against any and all Indemnified Losses arising out of, connected with or resulting from, or arising out of, connected with or resulting from a complaint, claim or action which alleges:
          (a) (i) the failure of the Card Program, including, without limitation, the Walmart MoneyCard Documentation, the Privacy Policy or the Operating Procedures for the Card Program, to comply with Applicable Law or Network Operating Regulations, or the failure of Bank or its agents or independent contractors to comply with Applicable Law or Network Operating Regulations in the exercise of Bank’s rights or the performance of Bank’s obligations under this Agreement; (ii) the failure by Bank or its agents or independent contractors to comply with Bank’s obligations under this Agreement with respect to the Card Program, including, without limitation, the Walmart MoneyCards and the Walmart MoneyCard Terms; and (iii) any claim with respect to any credit or other products and services, including any documentation related thereto (other than those related to the Program), offered or sold by Bank, or its agents and independent contractors, to Cardholders;
          (b) any transaction, contract, understanding, promise, representation or relationship, actual, asserted, or alleged, between Bank and any Cardholder relating to a Walmart MoneyCard or the Card Program;
          (c) any and all references or descriptions of Walmart MoneyCard features available under the Program in any advertising, promotions and marketing programs, documents or materials relating to the Card Program which have been approved in writing by Bank prior to their use;
          (d) any breach by Bank or its employees, agents or independent contractors of any of the terms, covenants, representations, warranties, or other provisions contained in this Agreement with respect to the Card Program, including, without limitation, with respect to

Walmart MoneyCards, the Operating Procedures for the Card Program or any other instrument or document delivered by Bank to Retailer in connection herewith or therewith;
          (e) any other act, or omission where there was a duty to act by Bank or its employees, officers, directors, shareholders, agents or licensees or any independent contractors hired by Bank relating to the Card Program, including, without limitation, with respect to Walmart MoneyCards;
          (f) the failure of Bank to comply with any Applicable Law or Network Operating Regulations;
          (g) any and all advertising, promotions and marketing programs, documents or materials conducted by or on behalf of Bank, other than references or descriptions of the Program which have been approved in writing by Green Dot prior to their use;
          (h) infringement or misappropriation of the Intellectual Property rights of any third party in connection with use of the Bank Technology, Bank Owned Modifications, Bank Created Technology or the Bank IVR as permitted by, or to provide services under, this Agreement.
provided that in no event shall (A) Bank be obligated to indemnify Retailer under this Section 16.2 against any Indemnified Losses which result from the willful or negligent acts or omissions of Retailer, or (B) Retailer be considered an agent or independent contractor of Bank for purposes of determining Bank’s indemnity obligations for the conduct of Banks agents or independent contractors.
16.3 Notice.
          Each Party shall promptly notify the other Party of any claim, demand, suit or threat of suit of which that party becomes aware (except with respect to a threat of suit either party might institute against the other) which may give rise to a right of indemnification pursuant to this Agreement; provided that failure to provide such notice shall not affect the obligations of the Party from whom indemnification is sought, except to the extent that the indemnifying Party shall have been materially prejudiced by such failure. The indemnifying Party will be entitled to participate in the settlement or defense thereof and, if the indemnifying Party elects, to take over and control the settlement or defense thereof with counsel satisfactory to the indemnified Party. In any case, the indemnifying Party and the indemnified Party shall cooperate (at no cost to the indemnified Party) in the settlement or defense or any such claim, demand, suit or proceeding.
ARTICLE XVII
MISCELLANEOUS
17.1	Assignability; Subcontracting.
          (a) No Party may assign its respective rights and obligations under this Agreement without the prior written consent of the other Parties. Notwithstanding the foregoing sentence: (i) Bank may assign all or a portion of its rights and obligations under this Agreement to an Affiliate of Bank without the prior written consent of the other Parties, provided that (x) no such assignment shall release Bank from its obligations hereunder, (y) such assignment must be to an Affiliate of Bank that is a state or federally chartered depositary institution with FDIC insurance and (z) such assignment must be part of a corporate reorganization not directly or indirectly related to a Change of Control; (ii) Green Dot may assign this Agreement without consent of the other Parties so long as such assignment is in connection with the sale of all or substantially all of its assets and does not constitute a Prohibited Change of Control; and (iii) Bank may assign this Agreement, and this Agreement may be assigned to Bank each in accordance with Section 1.5(d)(viii).
          (b) Notwithstanding any other provision of this Agreement to the contrary, the Parties acknowledge and agree that Bank may use its Affiliates or other Persons to perform functions of Bank hereunder within guidelines set by Bank; provided Bank shall be responsible for the functions performed by such Affiliates or other Persons to the same extent Bank would be responsible if it performed such obligations itself.
17.2 Entire Agreement; Amendment.
          This Agreement, together with the Schedules and Exhibits hereto, is the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other prior understandings and agreements between the Parties with respect to the subject matter hereof, whether written or oral. This Agreement may not be amended except by written instrument signed by Bank, Green Dot, Wal-Mart Stores, Inc., Wal-Mart Stores Texas L.P., Wal-Mart Louisiana, LLC, Wal-Mart Stores Arkansas, LLC, and Wal-Mart Stores East, L.P. As between Retailer and Bank, in the event of any conflict between the terms of this Agreement and the terms of that certain Supplier Agreement, dated September 14, 2006, by and between Bank and Retailer, the terms of this Agreement shall control. As between Retailer and Green Dot, in the event of any conflict between the terms of this Agreement and the terms of that certain Supplier Agreement, dated July 20, 2006, by and between Green Dot and Retailer, the terms of this Agreement shall control.
17.3 Non-Waiver.
          No delay by any Party hereto in exercising any of its rights hereunder, or in the partial or single exercise of such rights, shall operate as a waiver of that or any other right. The exercise of one or more of a Party’s rights hereunder shall not be a waiver of, nor preclude the exercise of, any rights or remedies available to such Party under this Agreement or in law or equity.
17.4 Severability.
          If any provision of this Agreement is held to be invalid, void or unenforceable, all other provisions shall remain valid and be enforced and construed as if such invalid provision were never a part of this Agreement.

17.5 Governing Law.
          This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws provisions.
17.6 Further Assurances.
          Each Party hereto agrees to execute all such further documents and instruments and to do all such further things as the other party may reasonably request in order to give effect and to consummate the transactions contemplated hereby, and to provide access to the other Party and its regulators to the extent necessary to comply with Applicable Law or Network Operating Regulations.
17.7 Notices.
          All notices, demands and other communications hereunder shall be in writing and shall be sent by certified mail return receipt requested, by hand, by facsimile with verbal confirmation of receipt, or by nationally recognized overnight courier service addressed to the Party to whom such notice or other communication is to be given or made at such Party’s address as set forth below, or to such other address as such Party may designate in writing to the other Parties from time to time in accordance with the provisions hereof and shall be deemed given when delivered to a Party at the address below in the case of overnight courier service, by hand or by facsimile or three (3) Business Days after being sent in the United States postal system, as follows: (i) if to Retailer: Wal-Mart Stores, Inc., 702 S.W. Eighth Street, Bentonville, Arkansas 72716-0565, Attention: Financial Services Department, with a copy to the General Counsel at the same address; (ii) if to Bank: GE Money Bank, 170 West Election Road, Draper, UT 84020, Attention: President, with a copy to: GE Walmart MoneyCard Services, 777 Long Ridge Road, Stamford, Connecticut 06902-1250, Attention: General Counsel; and (iii) if to Green Dot: Green Dot Corporation, 605 East Huntington Drive, Suite 205, Monrovia, California 91016, Attention: Chief Executive Officer, with a copy to its General Counsel at the same address.
17.8 Independent Contractor.
          Except as expressly provided in this Agreement, nothing contained in this Agreement shall be construed to constitute any Parties as partners, joint venturers, principal and agent, or employer and employee. Each Party will act hereunder solely as an independent contractor and will exercise exclusive control over any and all persons hired by each of them. No Party will be responsible to another Party or to any third person for any expense incurred by another Party, or on the part of any person employed by such other Party (other than as may be explicitly set forth herein). No Party may hold itself in a capacity contrary to the terms of this Agreement, and no Party shall become liable by reason of any representations, acts or omissions of the other contrary to the provisions hereof.

17.9 Multiple Counterparts.
          This Agreement may be executed in any number of multiple counterparts, all of which shall constitute but one and the same original.
17.10 Successors and Assigns.
          This Agreement shall be binding on the Parties and their respective successors and permitted assigns.
17.11 Joint and Several Obligations.
          Each obligation of a Retailer hereunder shall be a joint and several obligation of all Retailers and their respective successors and permitted assigns, and each Retailer is a primary obligor of all obligations of every Retailer and their respective successors and permitted assigns hereunder. In addition, any rights of Bank or Green Dot that relate to the acts or omissions of, or events affecting, Retailer, shall be applicable with respect to such acts or omissions of, or events affecting, any Retailer. For all purposes of this Agreement, notice given to or demand made upon any Retailer shall be deemed to be notice given to or demand made upon each Retailer. Each Retailer covenants for the benefit of Bank and Green Dot to enter into such agreements and to make such other arrangements as may be necessary to ensure that each Retailer receives copies of all such notices or demands from each other Retailer hereunder. Whenever this Agreement requires that payments be made to Retailer, Bank and Green Dot may make such payments directly to any Retailer, which Retailer shall receive such payment in trust for itself and the other Retailer entitled to all or any portion thereof. Bank and Green Dot shall have no obligation to ensure and no liability for the correct application of any payments made by it between Wal-Mart Stores, Inc., Wal-Mart Stores Texas L.P., Wal-Mart Louisiana, LLC, Wal-Mart Stores Arkansas, LLC, and Wal-Mart Stores East, L.P.
17.12 Third Party Beneficiaries.
          (a) The Parties do not intend this Agreement to create any rights in favor of a Person that is not a Party to this Agreement and the rights and obligations of the Parties to this Agreement shall be enforced solely by such Parties in accordance herewith.
          (b) Notwithstanding any other provision in this Agreement, all covenants, obligations, representations, and warranties expressly made by Bank under this Agreement are made solely for the benefit of Retailer, and shall be enforced solely by Retailer, with the exception of Section 4.10 (Intermediary Services), which also is made for the benefit of and may be enforced by Green Dot.
          (c) Notwithstanding any other provision in this Agreement, all covenants, obligations, representations, and warranties expressly made by Green Dot under this Agreement are made solely for the benefit of Retailer, and shall be enforced under this Agreement solely by Retailer, with the exception of Section 4.10 (Intermediary Services), which also is made for the benefit of and may be enforced by, Bank.

          (d) Notwithstanding any other provision in this Agreement, all covenants, obligations, representations, and warranties expressly made by Retailer under this Agreement are made solely for the benefit of Bank, and shall be enforced under this Agreement solely by Bank, with the exception of the GD Network Provisions, which also are made for the benefit of and may be enforced by Green Dot.
          (e) Notwithstanding any other provision in this Agreement, all covenants, obligations, representations, and warranties by Retailer with respect to the GD Network Provisions are made solely for the benefit of Green Dot, and shall be enforced under this Agreement solely by Green Dot.
          (f) Notwithstanding any other provision of this Agreement, any provision of this Agreement that is not a covenant, obligation, representation, or warranty expressly made by a specific Party, shall be for the benefit for all Parties and may be enforced by any Party.
          (g) Nothing in this Agreement, including this Section 17.12, but excluding Section 12.1(g), shall limit the rights or obligations that a Party may have with regard to another Party under a separate agreement between such Parties, including with respect to any such separate agreement that may relate to the Program.
17.13 Rules of Interpretation.
          Except as otherwise expressly provided in this Agreement, the following rules shall apply hereto: (a) the singular includes the plural and the plural includes the singular; (b) all references to the masculine gender shall include the feminine gender (and vice versa); (c) “include”, “includes” and “including” are not limiting; (d) unless the context otherwise requires or unless otherwise provided herein, references to a particular agreement, instrument, document, law or regulation also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument, document, law or regulation; (e) a reference in this Agreement to an Article, Section or Schedule is to the Article of, Section of or Schedule to this Agreement unless otherwise expressly provided; (f) a reference to an Article or Section in this Agreement shall, unless the context clearly indicates to the contrary, refer to all sub-parts or sub-components of any said article or section; (g) words such as “hereunder,” “hereto,” “hereof,” and “herein,” and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular section, subsection or clause hereof; and (h) a reference in this Agreement to a “party” (whether in the singular or the plural) shall (unless otherwise indicated herein) include any Person.
17.14 Waiver of Jury Trial.
     EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
[Signature pages to follow]

     IN WITNESS WHEREOF, Bank, Green Dot and Retailer have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

WAL-MART STORES, INC.	WAL-MART STORES ARKANSAS, LLC

By: /s/ JANE J. THOMPSON	By: /s/ JANE J. THOMPSON

Name:	Name:

Title:	Title:

WAL-MART STORES EAST, L.P.	WAL-MART STORES TEXAS L.P.

By: /s/ JANE J. THOMPSON	By: /s/ JANE J. THOMPSON

Name:	Name:

Title:	Title:

WAL-MART LOUISIANA, LLC

By: /s/ JANE J. THOMPSON

Name:

Title:

Walmart MoneyCard Program Agreement

GE MONEY BANK

By: /s/ MARGARET M. KEANE

Name: Margaret M. Keane
Title: EVP, GEMB
Walmart MoneyCard Program Agreement

GREEN DOT CORPORATION

By: /s/ STEVEN STREIT

Name: Steven Streit
Title: CEO
Walmart MoneyCard Program Agreement

APPENDIX I
CERTAIN DEFINED TERMS
          Unless otherwise defined in the Agreement to which this Appendix is attached, capitalized terms used in the Agreement shall have the meanings ascribed to them in this Appendix I.
          “Acquirer Agreement” has the meaning given to it in Section 5.1.
          “Act” has the meaning given to it in Section 8.1(a).
          “Activation Criteria” has the meaning given to it in Section 1.5(b).
          “Active Permanent Walmart MoneyCard” means, as of any given date, any Permanent Walmart MoneyCard, other than a Permanent Walmart MoneyCard that has been terminated in accordance with Bank’s policies, which either had a positive balance or was utilized for a Purchase or for a cash withdrawal at an ATM at any time after the beginning of the month immediately preceding such date.
          “Actual Commissions Earned” has the meaning given to it in Schedule 5.2(A)(2) and Schedule 5.2(C), as applicable.
          “Actual Quarterly Commissions Earned” has the meaning given to it in Schedule 5.2(B).
          “Additional Network” has the meaning given to it in Section 2.5(d).
          “Affiliate” means, with respect to any Person, each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise. The term “Affiliate” shall not include the spouse of Sam Walton, or any descendant of Sam Walton or such descendant’s spouse, or any entity under the control of any of them and not also controlled by Retailer.
          “Agreement” means this Amended and Restated Walmart MoneyCard Program Agreement, including any Schedules attached hereto.
          “Agreement Termination Date” means the date on which the Agreement expires, or termination is effective, in accordance with Article XV. For the avoidance of doubt, subject to Section 15.4, if Retailer exercises its right to receive Interim Servicing, the Agreement Termination Date shall be the scheduled end of the Interim Service Period or such earlier date as this Agreement may be terminated in accordance with the provisions of Article XV.
          “Amended Fee Schedule” means the fees for Walmart MoneyCards that are set forth in Section 10 of Schedule 1.5(d) to the Agreement.
Appendix I

1

          “Applicable Law” means all laws (including common law), codes, statutes, ordinances, rules, regulations, regulatory bulletins or guidance, regulatory examinations or orders, decrees and orders of any Governmental Authority as may be amended and in effect from time to time during the Term, including: (i) the Electronic Fund Transfer Act and Regulation E; (ii) the GLBA; and (iii) the USA PATRIOT Act and its implementing regulations.
          “Applicant” means an individual who purchases a Temporary Walmart MoneyCard or requests activation of a Walmart MoneyCard.
          “Assignment Date” has the meaning given to it in Section 1.5(d)(viii)(b)(i).
          “ATM” means automated teller machine or unattended point-of-sale terminal that has electronic capability, accepts PIN numbers and dispenses cash in connection with Walmart MoneyCards.
          “Authorization System” means that portion of equipment, software, systems, processes and procedures used or necessary for use by Bank to authorize Cardholder transactions under the Program.
          “Available for Use” means the ability of equipment, software, systems, data, and functions for which Green Dot or Bank is operationally responsible including, without limitation, the Authorization System, the Bank IVR and the Green Dot IVR, to be utilized or accessed by Bank, Retailer, Cardholders or other third-parties, as intended in accordance with normal operations.
          “Availability”, unless otherwise defined herein, means the extent to which referenced equipment, software, systems, data or services are Available for Use.
          “Balance Limit” has the meaning given to it in Section 2.2(c).
          “Bank” means GE Money Bank and its successors and permitted assigns and any Replacement Bank which replaces Bank.
          “Bank Appointment Agreement” has the meaning given to it in Section 1.11.
          “Bank Created Technology” has the meaning given to it in Section 13.1(b).
          “Bank IVR” means any interactive voice response system utilized by Bank, whether by agreement with a third party servicer or otherwise, to provide services under the Card Program.
          “Bank Owned Modifications” has the meaning given to it in Section 13.1(b).
          “Bank Program Representative” has the meaning given to it in Section 10.1(c).
          “Bank Transaction Information” has the meaning given to it in Section 8.2(b).
          “Bank Technology” has the meaning given to it in Section 13.1(b).
Appendix I

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          “Base Fee Schedule” means the table of Walmart MoneyCards Fees set forth in Schedule 5.2 to be used as the basis for calculating commissions in accordance with the methodology described in Schedule 5.2.
          “Baseline Interchange Yield” has the meaning given to it in Section 1.5(d)(vii).
          “Behavioral Factor” has the meaning given to it in Schedule 5.2(A)(2).
          “BIN” means a bank identification number provided by Visa, MasterCard or any other Network.
          “[*]” has the meaning given to it in Section 15.3(p).
          “[*] Behavior” means, with respect to the use and reloads of Walmart MoneyCards by Cardholders, as applicable, any of the following [*] behavioral factors: [*] as each such behavioral factor or any combination of such behavioral factors is applied in the framework for the Relevant Behavioral Curves.
          “[*] Period” means the [*] month period of time over which a certain [*] Pricing Arrangement may be offered beginning with the first purchase date of the Walmart MoneyCard.
          “[*] Pricing Arrangement” means any permutation or combination of the [*] Behaviors offered at a certain price as determined pursuant to the Relevant Behavioral Curves over the relevant [*] Period.
          “Business Day” means any day, except Saturday, Sunday, or a day on which banks are required or permitted to be closed in the State of New York.
          “Card Product” means a re-loadable card issued by [*] institution that is [*] with the [*], which: (i) [*]; (ii) [*]; (iii) [*]; and (iv) [*]. For purposes of this definition, a card is deemed to be used for [*] only if the [*] is an [*] of the card or the terms and conditions of the card [*] in the ordinary course of the [*].
          “Card Program” means the: (i) program in which the Bank issues, services, and accepts loads and reloads to Walmart MoneyCards, and in which Walmart MoneyCards are marketed by the Parties; and (ii) Online Bill Payment Services, all as described in this Agreement. For the avoidance of doubt, the Card Program includes all Card Services.
          “Card Sales Commission Rate” has the meaning given to it in Schedule 5.2(A)(1).
          “Card Services” has the meaning given to it in Section 1.5(b).
          “Cardholder” means any individual to whom Bank has issued a Walmart MoneyCard under this Program or who is or may become obligated under or with respect to use of the Walmart MoneyCard.
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          “Cardholder Agreement” means the agreement between Bank and Cardholder to whom Bank issues the Walmart MoneyCard governing the terms and conditions applicable to the use of the Walmart MoneyCard and all disclosures associated therewith.
          “Cardholder Information” has the meaning given to it in Section 8.2(b).
          “CB&T” has the meaning given to it in Section 12.9.
          “Change of Control” means, with respect to an entity, the following: (i) any sale of all or substantially all of the assets of an entity (whether in one or a series of transactions); (ii) if an entity is merged or consolidated (whether as the survivor or otherwise) into another corporation (by operation of law or otherwise); (iii) more than 50% of the capital stock of an entity is transferred or offered for sale other than in the course of a public stock offering; or (iv) an entity no longer possesses, directly or indirectly, the power to direct the management and policies of such entity by ownership of voting securities, by contract, or otherwise.
          “CheckFree” has the meaning given to it in Section 1.12(a).
          “Commission Rate” has the meaning given to it in Schedule 5.2(A)(3).
          “Competitive Card Product” means any Card Product except for those Card Products which are included in the definition of Non-Competitive Card Product.
          [*] means [*].
          “Confidential Information” has the meaning given to it in Section 12.4(a).
          “Consumer Credit Card Program” means the open-end revolving private label and dual credit card, as established by Bank and Retailer pursuant to that certain Second Amended and Restated Consumer Credit Card Program Agreement by and between Retailer and Bank, dated July 30, 2009, as amended from time to time.
          “Control Issue” has the meaning given to it in Section 15.3(p).
          “Daily Report” has the meaning given to it in Section 6.1(a).
          “Debit Interchange Law Change” has the meaning given to it in Section 1.5(d)(viii).
          “[*] Debit Card” means a card or device that (i) maintains [*], (ii) cannot be [*], and (iii) can be used to [*] by way of an [*] from a cardholder-[*] account; provided, however, that the cardholder must have the option to designate as the [*] an account held at any [*] other than the issuer of the [*] Debit Card or its affiliate.
          “Default” means any event the occurrence of which, with the passage of time or the giving of notice or both, would constitute an Event of Default.
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          “Default Percentage” means, with respect to a Service Level or Super Service Level, the “Default Percentage” or “Default %” set forth opposite such Service Level or Super Service Level, as applicable, in Schedule 9.3(a) and Schedule 9.3(b).
          “[*] Account” means a deposit account (i) that is FDIC insured and for which [*] are required to be sent under [*]; (ii) [*] consumers as a [*] account (and not a [*]); and (iii) for which the marketing does not refer to [*] and, whereby access to deposited funds is provided using [*], but may also include a [*] as an [*].
          “Designated Network Providers” shall mean [*].
          “Direct Deposit Load” has the meaning given to it in Section 2.6(a).
          “Dispute” has the meaning given to it in Section 10.4(a)(ii).
          “Downtime” means the number of minutes in the calendar month during which identified equipment, software, systems, data, services or function was not Available for Use or where response time of such service is outside established parameters.
          “EBIT” means, for a period, pretax earnings from continuing operations before: (i) special extraordinary gains or losses; (ii) Interest Expense; (iii) minority interests; and (iv) miscellaneous gains and losses, in each case for such period, as determined in accordance with GAAP, and if applicable, as applied on a consolidated basis to a Party and its Affiliates.
          “Effective Date” means May 1, 2010.
          “Effective Interchange Yield” means, with respect to a period, the total interchange revenue received by Bank on the Walmart MoneyCards over such period (net of assessments and fees imposed by the Network Provider on Bank with respect to such transactions on Walmart MoneyCards), divided by the net volume of transactions on Walmart MoneyCards for such period
          “Emergency Suspension Event” has the meaning given to it in Section 4.11(a).
          “Event of Default” has the meaning given to it in Section 14.1.
          “[*] Card Product” has the meaning given to it in Section 12.7(a).
          “Exclusive Period” has the meaning given to it in Section 15.1.
          “Excused Downtime” means (i) Downtime during a Scheduled Maintenance Window; and (ii) any other period during which any particular equipment, software, system, function or service is not Available For Use (x) which Bank or Retailer, as applicable, has approved, such approval not to be unreasonably withheld, (y) which Bank or Retailer, as applicable, has excused, or (z) which are outages due to matters outside of Green Dot’s or Bank’s Span of Control, as applicable.
          “Extension Date” has the meaning given to it in Section 15.4(e)(iv).
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          “FDIC” means Federal Deposit Insurance Corporation.
          “Final Rules” has the meaning given to it in Section 1.5(d)(viii)(b).
          “Final Wind-Down Date” “Final Wind-Down Date” has the meaning given to it in Section 15.5.
          “Force Majeure Event” has the meaning set forth in Section 15.7.
          “GAAP” means generally accepted accounting principles, consistently applied.
          “Gas Discount Program” has the meaning given to it in Section 7.1(e).
          “GD Card” has the meaning given to it in Section 12.9.
          “GD Card Data” has the meaning given to it in Section 4.10(a).
          “GD Card Funds” has the meaning given to it in Section 4.10(a).
          “GD Created Technology” has the meaning given to it in Section 13.1(c).
          “GD Marks” means Green Dot’s name(s), logos, service marks or trademarks used in the creation, development, marketing and administration of the Program including, without limitation, those appearing on Walmart MoneyCards, Reload Packs, and Promotional Materials.
          “GD Merchants” has the meaning given to it in Section 4.1.
          “GD Network” has the meaning given to it in Section 4.1.
          “GD Network Cards” means any [*] loadable on the GD Network.
          “GD Network Data” has the meaning given to it in Section 4.10(a).
          “GD Network Funds” has the meaning given to it in Section 4.10(a).
          “GD Network Participant” has the meaning given to it in Section 4.8(a)(ii).
          “GD Network Provisions” means the provisions set forth in Section 3.1(e) and in Article IV of this Agreement.
          “GD Owned Modifications” has the meaning given to it in Section 13.1(c).
          “GD Technology” has the meaning given to it in Section 13.1(c).
          “Governmental Authority” means any government, any state or any political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, whether federal, state, local or territorial.
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          “Green Dot Appointment Agreement” has the meaning given to it in Section 4.5.
          “Green Dot IVR” means any interactive voice response system utilized by Green Dot to provide services under the Load Program.
          “Green Dot Program Representative” has the meaning given to it in Section 10.1(c).
          “Green Dot Termination Notice” has the meaning given to it in Section 15.3(l).
          “Gross Settlement Amount” has the meaning given to it in Section 6.1(a).
          “[*] Card” means a card or device whereby prior to its original issuance, the issuer or its affiliate must [*] or [*] as a condition of issuing the card but whose [*] may also afford approved cardholders with the [*] from an [*].
          “Identification Information” has the meaning given to it in Section 8.2(b).
          “Indemnified Losses” means any and all losses, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses, reasonable out-of-pocket costs, interest and penalties), settlements, equitable relief, judgments, damages (including liquidated, special, consequential, punitive and exemplary damages), claims (including counter and cross-claims, and allegations whether or not proven) demands, offsets, defenses, actions, or proceedings by whomsoever asserted.
          “Insufficient GD Merchants” means that both (i) there are fewer than [*] GD Merchants participating in the GD Network in the Program Territory and (ii) any [*] following retailers [*] no longer participates in the GD Network (other than through merger or acquisition of such retailer into, with or by another retailer in the GD Network); provided, however, that if [*] in clause (ii) above no longer participate in the GD Network, but at least [*] in such retailers’ applicable [*] in the Program Territory are added to the GD Network, such a change shall not constitute “Insufficient GD Merchants;” and further, provided; that only the following channels shall be considered for the purpose of this definition: [*].
          “Intellectual Property” has the meaning given to it in Section 13.1(e).
          “Interest Coverage Ratio” means the ratio of EBIT to Interest Expense.
          “Interest Expense” means, for a period, total gross interest expense during such period (excluding interest income), and shall in any event include: (i) interest expensed (whether or not paid) on all debt; (ii) the amortization of debt discounts; (iii) the amortization of all fees payable in connection with the incurrence of debt to the extent included in interest expense; and (iv) the portion of any capitalized lease obligation allocable to interest expense.
          “Interim Services” has the meaning given to it in Section 15.4(e)(ii).
          “Interim Service Period” has the meaning given to it in Section 15.4(e)(ii).
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          “Intermediary Services” has the meaning given to it in Section 4.10(a).
          “Internet” means the worldwide web.
          “Lease Department” means any franchised or leased department of Retailer which Retailer has designated as such for purposes of the Agreement.
          “License-Grant Provisions” has the meaning given to it in Section 13.2.
          “Licenses” has the meaning given to it in Section 13.2.
          “Lifetime Expected Behavior” has the meaning given to it in Schedule 5.2(A)(2).
          “[*] System Revenue” means, with respect to a Walmart MoneyCard, the [*] for such Walmart MoneyCard plus [*] from [*] and applied to such Walmart MoneyCard over the [*] period immediately following sale of such Walmart MoneyCard.
          “Load Program” means the program in which Green Dot loads Walmart MoneyCards and GD Network Cards as set forth in Schedule 4.13 through POS Loads (including Online Loads) and Reload Pack Sales through the GD Network.
          “Load Program Promotional Materials” has the meaning given to it in Section 4.3(a).
          “Marketing Changes” has the meaning given to it in Section 1.5(d)(i)(D).
          “Marketing Fund” has the meaning given to it in Section 7.1(a).
          “Marketing Plan” has the meaning given to it in Section 7.1(b).
          “Minimum Requirements” means (i) (A) sales averaging at least [*] Temporary Walmart MoneyCards per Participating Store per day, and (B) fraud losses on the Walmart MoneyCards does not exceed [*] basis points of the Purchase transaction volume, with A and B each measured over the thirty (30) day period occurring immediately prior to the date of calculation, and considering only Participating Stores that have offered Temporary Walmart MoneyCards for at least sixty (60) days; and (ii) implementation by Bank and Retailer of a mutually agreed anti-theft device, such agreement and implementation not to be unreasonably withheld or delayed by either Party, that protects against the theft of Temporary Walmart MoneyCards at Participating Stores.
          “MoneyPak” means any type of universal cash acceptance product sold at Retailer or other GD Merchant that can be used to transfer funds to store-valued cards and prepaid cards, to pay bills with participating billers and to make transfers to other payees participating in the GD Network.
          “MoneyPass” means the MoneyPass ATM network.
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          “Monthly Aggregate Commission Amount” has the meaning given to it in Schedule 5.2(A)(3).
          “Monthly Bank Shortfall,” with respect to any calendar month, means the amount by which the Bank’s average Monthly Per Card Revenue for the six (6) full calendar months immediately preceding Bank’s receipt of Retailer’s notice of intent to purchase under Section 15.4(a) exceeds Bank’s actual Monthly Per Card Revenue for such month multiplied by the number of Active Permanent Walmart MoneyCards as of the last day of such calendar month.
          “Monthly Per Card Revenue,” with respect to any calendar month, means the gross revenue received by Bank in Operating the Program during such calendar month divided by the number of Active Permanent Walmart MoneyCards as of the last day of such calendar month.
          “Network” means a provider of debit transaction network services.
          “Network Acquirer” has the meaning given to it in Section 5.1.
          “Network Operating Regulations” means, with respect to a Party, the bylaws, operating rules and regulations of any Network as applicable to such Party.
          “Network Provider” means a provider of debit transaction network services under the Program.
          “Non-Competitive Card Product” has the meaning given to it in Section 12.7(a).
          “Non-Exclusive Period” has the meaning given to it in Section 15.1.
          “Non-Store Location” means any retail location, other than a Store (or Retailer website), which accepts debit cards in payment for goods and/or services purchased at such location.
          “Non-Termination Right Service Level” means a Service Level designated as such in Schedule 9.3 or in any other writing signed by the Parties. Bank shall use commercially reasonable efforts to address any failure to meet Non-Termination Right Service Levels.
          “Nonpublic Personal Information” has the meaning given to it in Section 8.1(a).
          “Object Code” has the meaning given to it in Section 13.2.
          “OFAC” means the Office of Foreign Assets Control.
          “Online Bill Payment Services” has the meaning given to it in Section 1.5.
          “Online Loads” has the meaning given to it in Section 4.1.
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          “Online Services Agreement” has the meaning given to it in Section 1.12(a).
          “Operating Procedures” means the instructions and procedures established or amended from time to time for the operation of the Card Program as provided for in Section 1.5(c) and/or the operation of the Load Program as provided for in Section 4.4, as applicable.
          “Ordinary Termination Event” has the meaning given to it in Section 15.4(e)(iv).
          “Original Interchange Rate” has the meaning given to it in Section 1.5(d)(viii)(b).
          “Other MoneyCards” has the meaning given to it in Section 15.1.
          “Participating Store” means any Store that participates in the Program in accordance with the provisions of this Agreement, provided that, in the event that Wal-Mart.com is added as a Party to this Agreement, all references in this Agreement to states in which Participating Stores are located shall include the states in which any Person(s) conducting a transaction under the Program with Wal-Mart.com resides and, for purposes of this Agreement, any such transaction shall be deemed to be a transaction conducted at a Participating Store in such state.
          “PCI Standards” has the meaning given to it in Section 8.4(d).
          “Permanent Walmart MoneyCard” has the meaning given to it in the Section 1.2.
          “Person” means any individual, firm, company, corporation, unincorporated association, partnership, limited liability company, trust or other entity; for purposes of the definition of “Prohibited Change in Control”, the term shall include any group that is deemed to act together under Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended.
          “Pilot” has the meaning given to it in Section 12.9(a).
          “PIN” means a personal identification number used as a security control on an Account.
          “Placement” has the meaning given to it in Section 15.1.
          “POS Loads” has the meaning given to it in Section 4.1.
          “[*] Commission” has the meaning given to it in Schedule 4.4(d).
          “POS Load Data” has the meaning given to it in Section 4.10(a).
          “POS Load Funds” has the meaning given to it in Section 4.10(a).
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          “POS Location” means an electronic cash register or similar device at the physical place at which a Purchase is made in a Participating Store, excluding Lease Departments.
          “Preferred Plan” means the pricing plan in which any Cardholder who loads [*] to his or her Walmart MoneyCard shall have the following month’s [*].
          “Privacy Policy” has the meaning given to it in Section 8.1(a).
          “Projected Behavioral Curve Revenue” has the meaning given to it in Schedule 5.2(A)(2).
          “Program” means, collectively, the Load Program and the Card Program.
          “Program Consumer Information” means all information: (i) provided to Bank by Cardholders or by third parties (other than Retailer) in connection with the activation or servicing of a Walmart MoneyCard; (ii) that Bank receives in its capacity as the issuer and/or processor of Walmart MoneyCards; (iii) Retailer Customer Information; and (iv) all information derived from (i), (ii) and / or (iii).
          “Program Conversion” has the meaning given to it in Section 1.5(d)(viii)(a).
          “Program Expenses” has the meaning given to it in Section 3.1(a).
          “Program Information” has the meaning given to it in Section 8.2(b).
          “Program Management Committee” has the meaning given to it in Section 10.1.
          “Program Month” has the meaning given to it in Schedule 5.2(A)(3).
          “Program P&L Statement” has the meaning given to it in Section 1.5(f)(i).
          “Program Quarter” means each three month period beginning on the Effective Date.
          “Program Representatives” has the meaning given to it in Section 10.1(c).
          “Program Revenue” means,[*]the [*] of [*] received by [*] from the [*] for [*] and [*] derived from [*] and [*] other [*] under the [*]: (i) [*] on [*] with [*]; (ii) [*] to [*]; (iii) [*] for [*] to [*] or [*] other than a [*]; and (iv) [*] for [*] to [*] at a [*] other than [*].
          “Program Year” means each period of time beginning on May 1st and ending the following April 30th during the Term.
          “Program Territory” means the states of the United States (excluding Vermont) and the District of Columbia, as may be modified from time to time by mutual agreement of the Parties.
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          “Prohibited Change of Control” means either: (i) any Change in Control with respect to Green Dot, or any transaction in which a Person acquires all or substantially all of Green Dot’s assets, if the Person that acquires Control of Green Dot, or all or substantially all of Green Dot’s assets (a) is not at least as financially sound as Green Dot and/or not at least as capable of meeting the obligations of Green Dot under this Agreement as Green Dot, or the surviving entity’s Interest Coverage Ratio is 2:1 or less upon the consummation of the Change of Control; (b) is the debtor under any proceeding under any bankruptcy, insolvency, reorganization, liquidation or similar law, or has made any assignment or general arrangement for the benefit of creditors (and such assignment or arrangement is in effect on the date of the acquisition), or has had a liquidator, receiver or similar official appointed with respect to it or any substantial portion of its assets, or is insolvent (however evidenced) or will become insolvent as a result of such acquisition, or is generally unable to pay its debts as they fall due; (c) in the commercially reasonable judgment of Retailer or Bank, would cause harm to the goodwill or reputation of Retailer or Bank or the Retailer or Bank name or brand; (d) is, or one or more of its Affiliates, successors or assigns are, in the business of operating general merchandise or grocery retail sales outlets or providing [*]; or (e) has been engaged in material litigation with Retailer or Bank in the past ten (10) years or there has been the threat of such material litigation; or (ii) for a period of [*] after a Change of Control, for reasons resulting from the Change of Control, neither [*] nor [*] is employed by Green Dot and playing a substantial and active role in the management of Green Dot. For purposes of clarification, (1) an initial public offering by Green Dot, or an internal reorganization among Affiliates shall not, by itself, be considered a “Prohibited Change of Control” hereunder; (2) Retailer will not unreasonably exercise its termination right under Section 15.3(j) for a Prohibited Change of Control triggered solely by a transfer to a provider of consumer financial services or one of its Affiliates; and (3) Retailer will not exercise, or threaten to exercise, its termination right under Section 15.3(j) for a Prohibited Change of Control for purposes of renegotiating this Agreement.
          “Promotional Materials” has the meaning given to it in Section 1.9.
          “[*] MoneyCards” has the meaning given to it in Section 12.7(e).
          “Purchase” means (i) the purchase by a Cardholder of any goods and/or services; and (ii) any “cash-over” transactions made with such purchases.
          “Regulations” has the meaning given to it in Section 8.1(a).
          “Relevant Behavioral Curves” means the fees set forth on Schedule 1.5(d)(v).
          “Reload Fee” means the fees and charges imposed on Cardholders by Bank for each POS Load at Retailer.
          “Reload Pack” means a MoneyPak.
          “Reload Pack Commissions” has the meaning given to it in Section 4.3(c).
          “Reload Pack Data” has the meaning given to it in Section 4.10(a).
          “Reload Pack Funds” has the meaning given to it in Section 4.10(a).
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          “Reload Pack Sales” has the meaning given to it in Section 4.1.
          “Repeated SLA Failure” has the meaning given to it in Section 15.3(f).
          “Repeated Super SLA Failure” has the meaning given to it in Section 9.3(d).
          “Replacement Bank” has the meaning given to it in Section 15.3(i).
          “Retailer” means Wal-Mart Stores, Inc., Wal-Mart Stores Texas L.P., Wal-Mart Louisiana, LLC, Wal-Mart Stores Arkansas, LLC, and Wal-Mart Stores East, L.P. and their successors and permitted assigns.
          “Retailer BIN” has the meaning given to it in Section 1.1.
          “Retailer Created Technology” has the meaning given to it in Section 13.1(a).
          “Retailer Custom Developed Technology” has the meaning given to it in Section 13.4.
          “Retailer Customer” means a customer of Retailer, whether or not such customer has received a Retailer Customer Number.
          “Retailer Customer Information” has the meaning given to it in Section 1.3.
          “Retailer Customer Number” means the unique eleven-digit number accorded to an Account and embossed on the back of a Permanent Walmart MoneyCard.
          “Retailer Marketing Information” has the meaning given to it in Section 8.2(k).
          “Retailer Marks” has the meaning given to it in Section 12.3(a).
          “Retailer Owned Modifications” has the meaning given to it in Section 13.1(a).
          “Retailer Program Representative” has the meaning given to it in Section 10.1(c).
          “Retailer Technology” has the meaning given to it in Section 13.1(a).
          “Retailer Transaction Information” has the meaning given to it in Section 8.2(b).
          “Sales Forecast” has the meaning given to it in Schedule 5.2(A)(1).
          “Scheduled Maintenance Window” means a scheduled period of time mutually agreed by Retailer, Bank and Servicer during which maintenance or other activities are to be performed and the time actually used, such time not to exceed eight (8) hours per calendar month. Each Party shall provide the other not less than sixty (60) days prior written notice of any requests for changes to its Scheduled Maintenance Window. Extensions to a Scheduled
Appendix I

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Maintenance Window, and any rescheduled Maintenance Window for which the Party has not provided its written consent shall be deemed Unexcused Downtime.
          “Service Agreement” has the meaning given to it in Section 15.3(l).
          “Service Levels” has the meaning given to it in Section 9.3(a).
          “SLA Penalty” has the meaning given to it in Section 9.3(c).
          “Solvent” as to a Person, means (a) the present fair salable value of such Person’s assets is in excess of the total amount of its liabilities, (b) such Person is presently able generally to pay its debts as they become due, and (c) such Person does not have unreasonably small capital to carry on such Person’s business as theretofore operated and all business in which such Person is about to engage. The phrase “present fair salable value” of a Person’s assets is intended to mean that value which can be obtained if the assets are sold within a reasonable time in arm’s-length transactions in an existing and not theoretical market.
          “Span of Control” means any equipment, software, system, network or other infrastructure and those areas of functionality and availability with respect to, or utilized to provide, services, as applicable, that are under the control of a Party, its subcontractors or agents.
          “Specified Event” has the meaning given to it in Section 15.3(l).
          “[*]” has the meaning given to it in Section 15.3(p).
          “Store” means any retail store within the United States that is owned or operated by Retailer under the Retailer Marks or successors thereto.
          “Super Service Level” has the meaning given to it in Section 9.3(b).
          “Temporary Pricing Promotions” means temporary, roll-back, pricing promotions in which (x) [*] or (y) [*]; provided, however, that, for each of (x) and (y), [*] may conduct one or more such promotions so long as the periods during which each such [*] is offered do not [*] per Program Year.
          “Temporary Walmart MoneyCards” has the meaning given to it in Section 1.2.
          “Term” has the meaning given to it in Section 15.1.
          “Terminal” means a point-of-sale electronic terminal at a Store through which Walmart MoneyCard electronic financial transactions are conducted.
          “Termination Period” means a period of [*], established by the Agreement, between a notice of termination of the Agreement and the Agreement Termination Date.
          “Transition Plan” has the meaning given to it in Section 1.5(d)(viii).
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          “Unexcused Downtime” means the total number of minutes any referenced system, component or service is not available for Use during a calendar month, excluding Excused Downtime.
          “Walmart CheckFree Agreement” means the agreement between Retailer and CheckFree dated March 27, 2008.
          “Wal-Mart Financial Services” means the financial products and services offered from time to time under the “Wal-Mart Financial Services” label, including, but not limited to, payroll check cashing, money transmission, Money Center Express, home mortgages, bill payment, and products and services offered from time to time under any co-branding agreement with Bank.
          “Walmart MoneyCard” has the meaning given to it in Section 1.1.
          “Walmart MoneyCard Documentation” means with respect to a Walmart MoneyCard, any and all documentation or materials relating to the Walmart MoneyCard, including (a) the Walmart MoneyCard itself, (b) Walmart MoneyCard packaging or mailers, (c) Walmart MoneyCard Terms, (d) Walmart MoneyCard statements, (e) adverse action information, (f) change of terms notices, (g) correspondence, memoranda, documents, instruments, certificates, agreements and invoices (to the extent that the foregoing are authored and delivered solely by Bank), (h) any and all amendments or modifications to the materials lists in clauses (a) through (g), however stored or kept, and (i) any other information written by Bank relating to a Walmart MoneyCard; provided, that “Walmart MoneyCard Documentation” shall not include materials used for advertising or solicitation including advertising or solicitations of credit-based promotions other than references or descriptions of debit features available under the Program which have been approved in writing by Bank prior to their use.
          “Walmart MoneyCard Fees” has the meaning given to it in Section 1.5(d)(ii).
          “Walmart MoneyCard Shrinkage” means the cost of Temporary Walmart MoneyCard inventory lost through theft, obsolescence or other causes after delivery to the Participating Stores.
          “Walmart MoneyCard Terms” means the terms and conditions agreed to by Bank and each Cardholder which govern a Walmart MoneyCard and pursuant to which such Cardholder may load the Walmart MoneyCard and use the Walmart MoneyCard to make Purchases, cash withdrawals at ATMs and any other transactions contemplated by this Agreement, together with any modifications or amendments which may be made to such terms.
          “Walmart MoneyCard Website” has the meaning given to it in Section 9.1.
          “Wire Report” has the meaning given to it in Section 6.1(d).
          “Written Procedures” has the meaning given to it in Section 4.5.
Appendix I

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EXECUTION COPY
SCHEDULES TO
WALMART MONEYCARD PROGRAM AGREEMENT

1

Schedule 1.5(c)
Operating Procedures for the Card Program
Capitalized Terms not defined herein have the meaning set forth in the Agreement.
Training
•	Retailer shall train its employees in the proper distribution of Temporary Walmart MoneyCards. Retailer shall accept cash and debit cards as the only form of payment for issuance of Temporary Walmart MoneyCards.

•	Retailer shall train its employees to offer a [*].

•	Retailer shall train its associates to instruct Cardholders to contact Bank customer service if there is a dispute on the Walmart MoneyCard.

•	Retailer shall train its associates to follow these Operating Procedures with the agreed upon training materials. Training instructions shall be provided by Bank to Retailer.
Card Program-General
•	Retailer shall be responsible for the risk associated with [*].

•	Retailer shall keep and maintain the accounting for the Card Program. Retailer shall transmit amounts owed to Bank in accordance with the Agreement.

•	The magnetic strip is not swiped for the issuance of a Temporary Walmart MoneyCard.
Returns/Credits
•	Retailer shall not provide any refunds to Cardholders for the issuance of a Temporary Walmart MoneyCard, and shall instruct customers seeking a refund to call Bank.

•	For merchandise purchased with a Walmart MoneyCard, Retailer shall process a return or adjustment to the Walmart MoneyCard in accordance with Retailer’s standard policies and procedures.
Lost/Stolen Walmart MoneyCards
•	If a Cardholder calls Retailer to report a lost or stolen Walmart MoneyCard, Retailer shall instruct the Cardholder to immediately call Bank customer service

•	If a Cardholder is in a Participating Store and reports a lost or stolen Walmart MoneyCard or has sent correspondence to Retailer to report a lost or stolen Walmart MoneyCard, Retailer shall call Bank and forward written correspondence to Bank customer service on behalf of the Cardholder.
Card Cancellation
•	If a Cardholder calls Retailer in order to cancel their Walmart MoneyCard, Retailer shall instruct Cardholder to call Bank

•	If a Cardholder is in a Participating Store and wishes to cancel their Walmart MoneyCard, Retailer shall call Bank customer service on behalf of the Cardholder and advise the representative that the Cardholder wishes to cancel their card.

•	Under no circumstances shall Retailer or its associates retain or destroy a Walmart MoneyCard on behalf of a Cardholder.

•	If Cardholder notifies Retailer via mail that they wish to cancel their Walmart MoneyCard, Retailer shall forward such correspondence to Bank customer service.

*	Confidential Treatment Requested.

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Balance Inquiries
•	Retailer shall conduct balance inquiry transactions through the applicable Network Provider and Retailer’s Network Acquirer.
•	Retailer shall train its associates to complete free balance inquiries at Terminals, other than those located in Lease Departments.
–	Retailer shall instruct Cardholder to swipe the Walmart MoneyCard

–	Retailer transmits a request for a balance inquiry

–	Retailer will issue to the Cardholder a receipt for the available balance amount
•	The Walmart MoneyCard must be present at the time of the balance inquiry. The magnetic stripe of the Walmart MoneyCard must be swiped and not hand-keyed.
Transmission of Authorization Request
When requesting an authorization for the initial issuance of a Temporary Walmart MoneyCard, Retailer shall send Bank the Walmart MoneyCard number, amount, time of day, Retailer merchant ID, PIN (if applicable), and transaction type. When seeking authorization for balance inquiries, Retailer shall send Bank the Walmart MoneyCard Number, time of day, Retailer merchant ID, and transaction type.

3

Schedule 1.5(d)(iv)
Cardholder Terms and Walmart MoneyCard Fees

4

Walmart MoneyCard℠ Cardholder Agreement by GE Money Bank

This Cardholder Agreement ("*Agreement*") sets forth the terms of your Walmart MoneyCard, which includes both the temporary Walmart MoneyCard that you received at a Walmart store ("*Temporary Card*"), as well as the personalized version of your Walmart MoneyCard that you either already have received or may receive in the future ("*Personalized Card*"). After you successfully complete the activation steps for a Temporary Card (Section 3, below), a Personalized Card will be mailed to you. Please read this Agreement carefully and keep it for your records. In this Agreement, the words "*you*" and "*your*" mean the individual who purchased a Temporary Card or to whom we issue a Personalized Card. "*We*," "*us*" and "*our*" mean GE Money Bank, the issuer of the Walmart MoneyCard. "*Our Mail Address*" is P.O. Box 1187, Monrovia, CA 91017; and "*Green Dot*" means Green Dot Corporation. A "*transaction*" means any use of your Walmart MoneyCard to make a purchase or obtain cash.

1. Your Agreement. By activating, using, or allowing another person to use the Temporary Card or Personalized Card, you agree to this Agreement for the Temporary Card and for the Personalized Card. If you do not agree to this Agreement, do not use your Walmart MoneyCard, save your receipt, and cancel by calling toll-free (877) 937-4098. We will refund the amount loaded to the Temporary Card and any fees you paid if you cancel before it is activated and before anyone uses it.

2. Description of the Walmart MoneyCard. The Walmart MoneyCard is a prepaid card and not a device that accesses money in an individual checking or savings account. When you use the Walmart MoneyCard, you are redeeming the value of the card and not making a withdrawal from a deposit account. The Walmart MoneyCard is NOT a credit card or charge card that allows you to make purchases or obtain advances and pay later.

3. Activating Your Temporary Card. The one-time load to a Temporary Card may be made only at a participating Walmart store through the Green Dot Financial Network in a minimum amount of $20, and a maximum of $500 (or $1,500 if you received the Temporary Card when you cashed a check at Walmart). A Temporary Card is non-reloadable. You must activate the Temporary Card and choose a Personal Identification Number ("PIN"), either by going online to walmartmoneycard.com or by calling toll-free (877) 965-7848. You must have both your Temporary Card and receipt with you when you call to activate or for any refunds. After you activate your Temporary Card and we have verified your identity and confirmed that you are at least 16 years of age, we will send you a Personalized Card in the mail. If we are unable to verify your identity or confirm that you are at least 16 years of age, you will not receive a Personalized Card. We will return to you the amount loaded on the Temporary Card and any fees you paid or, at our option, allow you to use the Temporary Card until the balance on the card is zero. ***Important Information About Procedures for Activating a Walmart MoneyCard:*** To help the government fight the funding of terrorism and money-laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you: When you activate your Temporary Card, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

4. Activating Your Personalized Card. When you receive your Personalized Card in the mail, you will need to activate it by logging on to walmartmoneycard.com, or by calling toll-free (877) 965-7848. Once you activate your Personalized Card, the amount remaining on the Temporary Card will be transferred automatically to your Personalized Card, and you will no longer be able to use the Temporary Card.

5. Reloading Your Personalized Card. You may reload additional amounts onto your Personalized Card after it is activated:

- With cash or a PIN-based debit card at any participating Walmart store in the United States;
- By cashing a payroll check from your employer or a government-issued check at a Walmart store in the United States and asking the store associate to load the value to your Walmart MoneyCard;
- At retail locations (including participating Walmart stores) that participate in the Green Dot® Financial Network; and
- By direct deposit from your employer of your salary or wages.

If you reload your Personalized Card by presenting your Walmart MoneyCard to a cashier at a participating Walmart store, we will charge the fee listed in the chart in Section 10. Walmart may also charge you a fee for cashing a check. Please note that if you reload your Personalized Card at other locations, or if you reload your Personalized Card by purchasing a MoneyPak, we do not charge you a fee but those businesses or Green Dot may charge a fee to you for the service they provide. Excluding direct deposits from your employer, the minimum amount that may be loaded to a Personalized Card in a single reload is $20 and the maximum amount that may be loaded to a Personalized Card in a single reload is $1,500. The maximum amount that may be loaded to a Personalized Card on a day is $2,500. In no event may the balance of any Personalized Card exceed $3,000. For security reasons, there may be additional limits on the amount, number or type of reloads you can make to your Walmart MoneyCard. **Additional Information about Reloading through the Green Dot Financial Network.** The Green Dot Financial Network, operated by Green Dot, is a nationwide network of reload locations. Many retail merchants, including participating Walmart stores, participate in the Green Dot Financial Network by selling MoneyPaks or accepting other reloads. To reload through the Green Dot Financial Network just purchase a MoneyPak or follow the retailer's instructions. If you purchase a MoneyPak, you will need to visit getmygreen.com or call Green Dot at the number provided on the MoneyPak or by the retailer to activate the reload. Once you receive confirmation on the phone, your funds will be immediately applied to your Personalized Card. **Additional Information about Reloading through Direct Deposit.** If you have arranged to have direct deposits made to your Personalized Card at least once every 60 days from the same person or company, you can call us at (877) 937-4098 to find out whether or not the deposit has been made.

6. Use of Card. The Walmart MoneyCard may only be used for personal, family or household purposes. You may use your Walmart MoneyCard for the following transactions:

- To make purchases everywhere debit Visa cards are accepted (your Personalized Card can be used worldwide, but your Temporary Card cannot be used for transactions outside of the United States and merchants without a swipe terminal cannot honor your Temporary Card).
- To make purchases and to obtain cash back when you make a purchase at any participating Walmart store or Sam's Club or other merchants that accept debit Visa cards or Interlink network PIN based cards (though some merchants may not provide cash back).
- To obtain cash from participating ATMs that accept debit Visa or Interlink network cards, or from participating financial institutions.
- You may not use your Walmart MoneyCard: (a) to obtain more than $400 in cash from ATMs each day; or (b) to purchase more than $3,000 (or the amount on your Card, if less) worth of goods or services (including any cash back) in point-of-sale transactions each day. For security reasons, there may be additional limits on the amount, number or type of transactions you can make using your Walmart MoneyCard.

7. Preauthorized payments. If you have told us in advance to make regular payments using your Walmart MoneyCard, you can stop any of these payments. Here's how: Call us at (877) 937-4098, or write us at Our Mail Address, in time for us to receive your request 3 business days or more before the payment is scheduled to be made. If you call, we may also require you to put your request in writing, to provide us with a copy of your notice to the payee revoking the payee's authority to originate debits to your card, and get it to us within 14 days after you call. If we do not receive the written confirmation within 14 days, we may honor subsequent debits to your Walmart MoneyCard. If these regular payments may vary in amount, the person you are going to pay will tell you, 10 days before each payment, when it will be made and how much it will be. If you order us to stop one of these regular payments 3 business days or more before the transaction is scheduled, and we do not do so, we will be liable for your losses or damages. If you intend to use your Walmart MoneyCard for recurring transactions (ones that are automatically charged to your card each month by a merchant), you should monitor your card balance to make sure it is sufficient to cover the transactions. Because your Walmart MoneyCard is prepaid and does not carry a credit line, a merchant that you have authorized to submit recurring transactions may suspend or cancel your service if the card does not have enough value when the recurring transaction is submitted.

8. Additional Personalized Card. You can ask us to issue an additional Personalized Card, in the name of a person identified by you, that will be linked to your Personalized Card. We may ask for information about the person to whom you want us to issue an additional Personalized Card and reserve the right to not approve your request for an additional Personalized Card. If you have a Student Edition Walmart MoneyCard, your second Personalized Card will not be sent to you until you request it. Only two Personalized Cards may be linked together. Value may be added to linked Personalized Cards using either Personalized Card, and any value added to the linked Personalized Cards may be accessed by both Personalized Cards. Both linked Personalized Cards are governed by this Agreement, and all reloads and transactions on linked Personalized Cards will be considered together for purposes of the transaction and reload limits. The persons to whom we issue linked Personalized Cards are responsible individually and together for all obligations under the Agreement for both cards. We may honor instructions from one of you with respect to linked Personalized Cards, even if we receive conflicting or no instructions from the other person. Any notices regarding linked Personalized Cards may be provided only to the person who requested the additional Personalized Card.

9. Your Responsibilities. You are responsible for the following:

- You must maintain value on your Walmart MoneyCard to pay for each transaction and all applicable fees. If you attempt a transaction for more than the value available on your Walmart MoneyCard, the transaction may be declined.
- You agree we may deduct the amount of your transactions and applicable fees, and any other amount you owe us in connection with any Temporary Card or Personalized Card, directly from the balance of your Walmart MoneyCard.
- You must pay us immediately on demand if, for any reason, your Walmart MoneyCard does not have a sufficient balance to cover the amount of a transaction and amounts owed to us.
- You will not authorize anyone else to use your Walmart MoneyCard, or transfer your card to anyone. You are not permitted to resell your Walmart MoneyCard.
- You will not use your Walmart MoneyCard in an illegal reload or transaction or in connection with an Internet gambling transaction.
- You will take reasonable steps to protect the security and confidentiality of the PIN you select for your Walmart MoneyCard.
- You will notify us right away if you believe your Walmart MoneyCard or PIN has been lost or stolen or that someone has used or may use your card or PIN without your permission. You can notify us online at walmartmoneycard.com or by calling (877) 937-4098 or writing to us at Our Mail Address. See "Your Liability for Unauthorized Use of Your Walmart MoneyCard or PIN."
- You agree to cooperate with us in our investigation of any possible unauthorized use of your Walmart MoneyCard.

10. Fees. We will charge the fees listed below for your Walmart MoneyCard. We can change the fees as described in section 21 below.

Standard Fees		Standard Fees		Standard Fees	
One-time Temporary Card Issuance Fee at Walmart store - Standard Walmart MoneyCard - Student Edition Walmart MoneyCard	 $3.00 $6.00	ATM Cash Transaction - International	$2.00	Lost/Stolen Replacement Personalized Card	$3.00
Reload Personalized Card at Walmart (No Check Cashing)	$3.00	ATM Balance Inquiry	$1.00	PIN Debit Purchase	$0.00
Reload Personalized Card at Walmart (Check Cashing)	$0.00	POS Cash Back	$0.00	Signature Debit Purchase	$0.00
Reload Personalized Card at Green Dot Location (other than Walmart store)	Varies by Retailer	Walmart POS Balance Inquiry	$0.00	Stop Payment Order Fee (see section 7)	$0.00
Additional Personalized Card Fee - Standard Walmart MoneyCard - Student Edition Walmart MoneyCard	 $3.00 $0.00	IVR (Automatic Telephone System) Balance Inquiry	$0.00	Negative Balance Fee	$0.00
ATM Cash Transaction - Domestic	$2.00	Monthly Maintenance Fee	$3.00	Rush Delivery of Personalized Card	$20.00
		Operator Assisted Call	$0.00	Foreign Transactions (see section 19)	2%
		Teller Cash Transaction	$2.00		

When you use an ATM not owned by us, you may be charged a fee by the ATM operator or any network used (and you may be charged a fee for a balance inquiry even if you do not complete a transaction).

11. Refunds and Merchant Disputes. If you are entitled to a refund for any reason, you agree to accept a credit to your Walmart MoneyCard instead of a cash refund, if the merchant does not provide cash refunds. You will settle all disputes about purchases you make using your Walmart MoneyCard with the merchant who honored the card. We are not responsible for the delivery, quality, safety, legality or other aspect of goods or services that you purchase from others with the Walmart MoneyCard.

12. FDIC Insurance; No Interest Paid. Amounts that you load or reload on a Walmart MoneyCard are insured by the Federal Deposit Insurance Corporation ("FDIC") up to the maximum amount provided by applicable law. You will not receive any interest for the value on your Walmart MoneyCard (the interest rate and Annual Percentage Yield are 0%).

13. When Value on Your Card Is Available. Our policy is to make value that you load to your Temporary Card available for you to use immediately after you activate the Card. In addition, our policy is to make value from a reload to a Personalized Card that you make by presenting your card at a staffed register or other authorized reload device at a retailer location participating in the Green Dot Financial Network (including Walmart or Sam's Club) available for you to use immediately after you complete the transaction with the retailer, unless the retailer tells you otherwise. Our policy is to make any value that you reload through the purchase of a MoneyPak from a retailer participating in the Green Dot® Financial Network (including Walmart or Sam's Club) available to you when you contact Green Dot to activate the reload and receive confirmation. Direct deposit and other ACH credits to your Walmart MoneyCard are available when we receive the funds.

14. Authorizations and Authorization Holds. When you use your Walmart MoneyCard to pay for goods or services, certain merchants may ask us to authorize the transaction in advance and may estimate its final value.When we authorize the transaction, we commit to make the requested funds available when the transaction finally settles and may place a temporary hold on your Walmart MoneyCard's funds for the amount indicated by the merchant. Some merchants also may add an amount to ensure that sufficient funds will be available to cover the final transaction (such as an estimated tip). If the amount of the authorization request exceeds the value on your Walmart MoneyCard, the transaction may be declined. Transactions at certain merchants that authorize high dollar amounts, especially rental car companies and hotels, may cause an "authorization" or a "hold" on your available balance for up to 90 days. Until the transaction finally settles or we determine that it is unlikely to be processed, the funds subject to the hold will not be available to you for other purposes. We will only charge your Walmart MoneyCard for the correct amount of the final transaction, however, and we will release any excess amount when the transaction finally settles. Please note that we may not manually release authorizations without a certified letter or fax from the merchant. In addition, if you commence a purchase and the merchant obtains an authorization, and then you cancel the purchase without completing it, the authorization may result in a temporary hold for that amount of funds for 10 days, or longer in some cases.

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15. Sharing Information About You. We will disclose information to third parties about your Walmart MoneyCard or the transactions, loads, and reloads you make:

- Where it is necessary for completing transactions, loads, or reloads;
- In order to verify the existence and condition of your Walmart MoneyCard for a third party, such as a credit bureau or merchant;
- In order to comply with government agency or court orders;
- If you give us express permission; and
- As otherwise provided in our Privacy Policy

Please refer to our Privacy Policy that accompanies this Agreement. You hereby agree to our collection, use, and sharing of information about you and your Walmart MoneyCard as provided in our Privacy Policy, which is made a part of this Agreement.

16. Obtaining Walmart MoneyCard Information; Receipts. You may obtain information about the amount of value you have remaining on your Walmart MoneyCard by calling (877) 937-4098, or at any Walmart or Sam's Club register. This information, along with a 60-day history of card transactions and reloads, is also available on-line at walmartmoneycard.com. You also have the right to obtain a 60-day written history of Walmart MoneyCard transactions and reloads by calling (877) 937-4098, or by writing us at Our Mail Address. You can get a receipt at the time you make any transaction or load with your Walmart MoneyCard at an ATM or point-of-sale terminal.

17. Periodic Statements for Personalized Cards. You may ask to receive periodic statements for your Personalized Card by calling us at (877) 937-4098 or on-line at walmartmoneycard.com. You may request an individual periodic statement, or periodic statements for each monthly cycle in which a Personalized Card transaction or reload occurs. However, we reserve the right to stop sending regular periodic statements if your Personalized Card is inactive.

18. Our Liability. If we do not complete a load or reload to, or transaction from your Walmart MoneyCard on time or in the correct amount according to our agreement with you, we will be responsible for your losses or damages to the extent required by federal law. However, there are some exceptions. We will not be liable, for instance: (a) if, through no fault of ours, you do not have enough money available on your Walmart MoneyCard to make the transaction; (b) if the ATM, bank, or merchant where you are trying to obtain cash does not have enough cash; (c) if the system, ATM or POS terminal was not working properly and you knew about the break-down before you started the transaction, load, or reload; (d) if circumstances beyond our control (such as fire or flood) prevent or delay the transaction, load, or reload from being completed, despite reasonable precautions that we have taken; (e) if you attempt to use a Walmart MoneyCard that has not been properly activated; (f) if the Walmart MoneyCard has been reported as lost or stolen, has been suspended by us, or we have reason to believe a transaction was not authorized by you; or (g) if Walmart or Green Dot does not properly transmit transaction, load, or reload information to us. There also may be other exceptions stated in our agreement with you or provided by applicable law.

19. Foreign Transactions. If your Walmart MoneyCard is used in a transaction that is submitted to the Visa or Interlink networks in a currency other than U.S. dollars, Visa will convert the transaction amount into U.S. dollars using its currency conversion procedure. Under the currency conversion procedure that Visa currently uses, the non-U.S. dollar transaction amount is converted into a U.S. dollar amount by multiplying the transaction amount in the non-U.S. dollar currency by a currency conversion rate. The currency conversion rate that Visa typically uses is either a government-mandated rate, or a wholesale rate provided to Visa. The currency conversion rate that Visa uses for a particular transaction is the rate Visa uses for the applicable currency when the transaction is processed. This rate may differ from the rate in effect when the transaction occurred or when it was posted to your Walmart MoneyCard, and may be higher than the rate you could have gotten if you had converted U.S. dollars into cash. If a transaction initially in a foreign currency is converted to U.S. dollars before it is entered into the Visa or Interlink networks, the conversion rates and fees of the company that did the conversion will apply. We charge a fee of 2% of the dollar amount of each transaction that you make in a country other than the United States, whether or not the transaction was in a foreign currency.

20. Termination; Expiration. We may, at any time, suspend your Walmart MoneyCard and your ability to use your Walmart MoneyCard, for any reason allowed by law, such as if we suspect possible fraud or suspicious activity, or for security reasons. We may, at any time and for any reason, terminate a Walmart MoneyCard and your use of the Walmart MoneyCard. Your Walmart MoneyCard will expire on any expiration date on the card. Upon termination or expiration, we may stop accepting reloads to and/or transactions from the Walmart MoneyCard and we may decline to authorize a transaction with the Walmart MoneyCard. If we terminate your Walmart MoneyCard or it expires and we do not provide a substitute or replacement card, we will return to you any value remaining on the Walmart MoneyCard unless we are prohibited by law from doing so. You remain responsible for any use of your Walmart MoneyCard even after the card is terminated or expires. To the extent permitted by law, you agree to pay attorneys' fees and collection costs we incur in collecting amounts you owe us and enforcing our rights under this Agreement.

21. Changes; Waiver. We reserve the right to change, delete or add to this Agreement and to apply any such modification to a Walmart MoneyCard that has been issued to you and to value on your Walmart MoneyCard. We will provide you notice of any such modification as required by applicable law. If we decide not to enforce our rights or charge a fee in one situation, we are not giving up our right to enforce it or to charge the fee in a later situation.

22. Choice of Law. This Agreement and all aspects of your relationship with us with regard to your Walmart MoneyCard are governed by and construed in accordance with federal law and, to the extent that state law applies, the laws of the State of Utah.

23. Additional Terms. (a) Our business days are Monday through Friday, except for federal holidays. (b) The Walmart identification number printed on the back of your Personalized Card is a number that we give to you on behalf of Walmart so that Walmart and its affiliates can better serve you. We do not use that number and we are not responsible for the use of that number by you, Walmart, Sam's Club, or any third parties with whom any of them may share the number. (c) Our agents or we may monitor your telephone calls with us and our servicers or agents. (d) You will notify us promptly if you change your address or telephone number. (e) We may transfer any of our rights or obligations. You may not transfer any of your rights or obligations. (f) If any provision of this Agreement is determined to be void or unenforceable, all other provisions of this Agreement shall remain valid and enforceable. (g) This Agreement constitutes the entire agreement between you and us relating to the Walmart MoneyCard and supersedes any other prior or contemporaneous agreement between you and us. (h) Use of a Walmart MoneyCard is subject to all rules and customs of Visa, Interlink, Green Dot and any other clearinghouse or network involved in the transaction, load, or reload.

24. ARBITRATION. The terms that you receive with your Personalized Card contains an arbitration provision that applies to your Walmart MoneyCard and may substantially limit your rights in the event of a dispute, including your right to litigate in court or have a jury trial, discovery and appeal rights, and the right to participate as a representative or member of a class action. You have a right to reject the arbitration provision, by following the instructions in the arbitration provision. If you reject arbitration, it will have no effect on any other terms of the Agreement.

*** * * Your Liability for Unauthorized Use of Your Walmart MoneyCard or PIN * * ***

Tell us AT ONCE if you believe your Walmart MoneyCard or PIN has been lost or stolen. Telephoning is the best way of notifying us. **You will not lose any part of the money on your Walmart MoneyCard based on unauthorized use if you have exercised reasonable care in safeguarding your card and PIN from risk of loss or theft.** However, if these conditions are NOT met, you could lose the lesser of $50 or the amount of unauthorized use from your Walmart MoneyCard before you notify us that your card has been lost or stolen. **If you believe your Walmart MoneyCard or PIN has been lost or stolen, report it on-line at walmartmoneycard.com or call (877) 937-4098, or write to Our Mail Address.**

*** * * Notice of Error Resolution Rights for Your Walmart MoneyCard—Keep This Notice For Future Use * * ***

IN CASE OF ERRORS OR QUESTIONS ABOUT YOUR WALMART MONEYCARD:

Telephone us at (877) 937-4098 or write to us at Our Mail Address, as soon as you can, if you think an error has occurred on your Walmart MoneyCard. We must allow you to report an error until 60 days after the earlier of the date you electronically access your Walmart MoneyCard, if the error could be viewed in your electronic history, or the date we sent the FIRST written history on which the error appeared. You may request a written history of your transactions and reloads at any time by calling us at (877) 937-4098 or writing us at Our Mail Address. You will need to tell us:

(1) Your name and Walmart MoneyCard number. (2) Why you believe there is an error, and the dollar amount involved. (3) Approximately when the error took place.

If you tell us orally, we may require that you send us your complaint or question in writing within 10 business days. We will determine whether an error occurred within 10 business days after we hear from you and will correct any error promptly. If we need more time, however, we may take up to 45 days to investigate your complaint or question. If we decide to do this, we will credit your Walmart MoneyCard within 10 business day for the amount you think is in error, so that you will have the use of the money during the time it takes us to complete our investigation. If we ask you to put your complaint or question in writing and we do not receive it within 10 business days, we may not credit your Walmart MoneyCard. For errors involving new customers, point-of-sale, or foreign-initiated transactions, loads, or reloads, we may take up to 90 days to investigate your complaint or question. For new customers, we may take up to 20 business days to credit your Walmart MoneyCard for the amount you think is in error. We will tell you the results within three business days after completing our investigation. If we decide that there was no error, we will send you a written explanation. You may ask for copies of the documents that we used in our investigation. If you need more information about our error-resolution procedures, call us at (877) 937-4098 or visit walmartmoneycard.com.

*** * * Privacy Policy * * ***

This Privacy Policy describes our information collection and sharing practices. Please read it carefully. This Privacy Policy applies only to current and former customers, and people who purchase a Temporary Card or request activation of a Walmart MoneyCard, in their relationships with us relating to the Walmart MoneyCard and Walmart MoneyCard services that you may request or receive from us ("Our Services"). This Privacy Policy does not apply to any information we obtain in connection with any other relationship you may have with us. For purposes of this Privacy Policy, an "Affiliate" is a company that is related to another company by common control or ownership (e.g. companies in the same corporate family), including non-financial companies, and "information" is personally identifiable information obtained in connection with Our Services.

Information We Collect And Sources Of Information. We collect personally identifiable information about you (such as your address, phone number, social security number, and information about transactions, loads, reloads, and items purchased) for identification, card management, servicing and marketing purposes. We obtain information about you directly from you (such as through applications), through your use of our products and services, and from third parties (such as credit bureaus and demographic firms). Occasionally, we may also collect information about you online using "cookies" (small pieces of data stored by your Internet browser on your computer) or other technology that may be used to remember passwords for you, to track your website usage with us, and to provide you with customized content, among other things. **Information We Share with Others –** We may use and share all of the Information we collect, subject to applicable law, with the following (these examples are not intended to be all inclusive): **Wal-Mart Stores, Inc., Sam's Club and their Affiliates (the "Walmart Companies")**, for use in connection with the Walmart MoneyCard program and for Walmart to arrange for other Walmart financial services, for purposes of updating and creating their customer records for you, to assist them in better serving you, and to provide you with notices of promotions, catalogs and offers. Information also may in turn be shared by Walmart or on Walmart's behalf with service providers of the Walmart Companies in order to help bring you Walmart financial services, and as otherwise permitted by law. **Service Providers**, (including our Affiliates) to assist us in servicing cards and providing Our Services, like providing you card information and promotional materials, and responding to customer inquiries. We also may use marketing firms, such as modeling companies, to assist us in our own marketing efforts. **Financial Institutions with Whom We Jointly Offer Financial Products**, such as loan products. If your address for the card is in Vermont or California, this information will be limited to your name and contact information, and transaction, load, reload and experience information on your card. **Our Affiliates, who are other companies in the General Electric Company corporate family ("GE Family")**, for servicing or marketing purposes, subject to your right to opt out of sharing of credit eligibility information, such as certain information from credit bureaus and your application, as provided in the It's Your Choice section below. **Third Parties, who are interested in offering special products or services to you**, subject to your right to opt out as provided in the It's Your Choice section below. For example, we may disclose information to financial services providers offering products such as insurance, mortgages or loans, and non-financial companies offering consumer products and services. We may disclose name, address and telephone numbers, as well as Walmart MoneyCard transaction, load, reload, purchase and usage and maintenance history. **Others:** We may buy and sell assets, lines of business and/or cards. When this occurs, customer information generally is disclosed to bidders and is one of the transferred business assets. We also disclose information about you to third parties in certain other circumstances, as permitted by law.

It's Your Choice – You have the right to opt out of our sharing of information with certain third parties, as described below. To opt out please call us toll-free at (877) 937-4098 or write to us at Our Mail Address. If you have previously informed us of your preference in connection with the Walmart MoneyCard, you do not need to do so again. Please do not share information about me with companies outside the GE Family. Please do not share with companies within the GE Family information you use to determine my eligibility for credit. And please do not allow companies within the GE Family to solicit me for products and services based on transaction, load, reload, experience or credit eligibility information they receive from you.

Important Notes About Your Choice

- Please understand that, even if you opt out as described above, we will continue to share information with joint marketing partners and service providers as described in this policy, and as otherwise permitted by law. And we will continue to share information that identifies you, and about your transactions, loads, reloads and experiences with us, with companies within the GE Family.
- We will process your request promptly. However, it may take us several weeks to ensure that all records are updated with your preference. In the interim, you may continue to be included in programs as described above. Also, after your request is processed, you may still be contacted by our Affiliates and/or other companies based on their own information.
- Even if you opt out, we will continue to provide you with notices of special offers and new benefits.
- Vermont & California Residents: If (and while) your address for the Walmart MoneyCard is in Vermont or California, we will treat you as if you had exercised the opt-out choice described above and you do not need to contact us in order to opt out. If you move from Vermont or California and you wish to restrict us from sharing information about you as provided in this Policy, you must then contact us to exercise the opt-out choice described above.

Our Security Procedures – We maintain physical, electronic, and procedural safeguards that comply with federal standards to guard nonpublic personal information about you. We limit access to personal and card information to those employees and agents who assist us in providing products and services to you. We also require third parties to whom we disclose nonpublic personal information to adhere to this Privacy Policy and to establish information security procedures. **Your Access to Information** – We provide you access to information about your card by providing you statements, and by providing customer service representatives to answer your questions. **How This Policy Applies to You** – The examples contained in this Privacy Policy are illustrations only, and are not intended to be all-inclusive. If you decide to terminate your Walmart MoneyCard or become an inactive customer, or if we close or suspend your Walmart MoneyCard, we will continue to adhere to the privacy policies and practices described in this notice to the extent we retain information about you. We may amend this Privacy Policy at any time, and we will inform you of changes as required by law. You may have other privacy protections under state laws and we will comply with applicable state laws when we disclose information about you. GE Money Bank, Member FDIC

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TH or PQS t—rn -jvas nctun’lurpj prJK1 y Bid you r*e# jkir b wealwc*’. cdbfE you Tjrtcd d~e bir£jcbcn bad. cr ‘dDdd d rTri u~!far«: bthUid cu- ccrml is.d” u fre erf sod) prrdtrtcr delay lie bnnaerbcn, icm. cr rt Md Ta~ ter3 ccmpblad, ds-apte reoiDrarie pfenubcn: that *e iflsi tatr; ije; ryj attempt lo uae a Wo mart U5’«:C;pd that has net ceen HDperf/ jcbvjlad: ;” r lie “.’.’e rer kVireCe ‘e: her repaid e: b:l cr :bl:r. has been s.s-:-rd;d by u:. arwe rait reaaon ta k ks? J Teniacdcr v\n: nr Bjthcrizfd :y ja_: cr g r1 Wa marl cr S’ten Drtacea rot prcperFf buna~it l-:n:-n:l dt. iMd rebaid rrcrmal ar lo. s Tiere d sc may be orer EiiEpticn: sal:d in a.r agicemenl *iti ycu a1 pnidtied cy DCf Bcable ar*1. 19. Foreign Transaclionai. f you1 Vtahicrt kftrKyCad s used in d tn’ cticn lhati:- :ubnibed b the Vw or I’Jt1 rh. nerA ric r : nj’rcrr/ od-t1 then j.E. on lens v’ h **i I «ir.-: t lie la’xex’i nnujrl i’b U.S. osl-a*: jsing l:Gjrrenooor*iei:icnp’o«djK.IJndEthe-njp rry caiverKfi prDoeduv lur U:a cu’rei u:ta, lie r—U.S. d:J n1 tnnoecticn n-njrl i: 4orrtned rlo a UJS. dol a1 dnuurl by ~u I pyiig the- l—:n:-a:J — -smou’it n th* non-UjS. do! a1 o rnnoy b J ai“a*cyKrTt*r3ir rara. ~ht pim’iZf ::r-.*-s en ‘flls hal V b-b 7/:i:sl y usts is sil-e’ !3:-.ie"*-Brl-“fliwarMd k!s. J j DlBasIs- nne crosHH bvlsa Tne cu“tpcy Dcnwntnme i-sr. visa uss-s ? j carl cub1 T-snHciin is- re Mb Visa u:ta ii1 the acatabb c Knoy when lie tnnsfidticn i: dkce:»q. ~rb uls- may drfe1 Tom the te ir. erfec- hen h: l*:n»:l — occurred or’A en Iwas- pcsbbd x your UaJ-B-l Uortyl ard. Bid ~b- ce liaher than the His- you redd haws- PoU fi f’ ou r d ocn-dsfed U.5. dn lars rlo cash, tf f l’ar;ji:Jnr. rttaly ii£foreign turrcrKr smnwrbu lo U . dt Ian befcre-1 e ens’ed ire re Wsa ar H*fl n le u’ s. d~e pcrwara dt ‘ate: era fa« Dr lie company mal did re Dcnvera tn ml appr/ We charge- a Fee- 2 Dr lie d ep :m:ur: :J :e Ji bnioeincn thel*ou ~aw r e. so.nK ctherd’Bn lie Ln bd 5lcb:. whether or not lie bu’roerficn -ab: n b xre y cu-ercy. S\. Terniirutinn; tbcpra:icfi. fte ~ar b: any irrie, :uaMrJ ynjr ‘Abhrert McneyCa and ,!.’ eb rrj- x u:e your Ua)~B’l V’ ‘e- ird cr any reB:cr a ca :d :y av\ i-cb b: r k- 3j5f tr poistle f eud cr auap ckl: ectid K nrxr khj- K rcescna. ‘/ “-b: rr jny ti-e jra For env BMr. lerm neb e V eJ-ar Money Brd jnd su r use cFd-e Warned UcneyCaw. “Tcur Wabiert ucneyCan I e re- on Bry Eip nrior dole- nn the- cod t::r:ermMbnr, D’e?prjl:’rL’At -ay a p BCHptrq reloads b B d-cr I’arsa:! orfi frn d~e wh mart Uiff iard am jK-nu derJnex aururiK a bar:jcti]r, 4 th bhe VJel-ar McneyGB . h*e-fcrmnebycu’1/ilflknert ‘.’a’«:C;pd cr I Eipire: b-w -ac do riorprov d?e suceftre or rtplatE-Eri«rd, *t * I rel.rr b ycu Bry si us ‘emeirJig en lieVtahr-ttUErerf l ard urlsss «e ars- zrciibilsd by lau“Tom dor; so. T:u remar reap-si:4e -cr ery _se of your hVel’Br MoneylBq ?/er sflsr lre sard s Is t~ nebn sr Eip res. Tc d~e ejlsnl permbsd :y la*i ysu egree x ze-i sdore-s’ ims em so Isoon post #e nour iri c-o tctrq B~Djnls you c*s ua and erforring ou r -g it ir der thi s Ag re em erl. 2f. Changes; Waiver. Vh- rescue the- rnhlx heme,dee?e xddd lo th s g eemeit aid -k acpy e auch -ocnGariarK a Wjhiut UcneyCan thai 10: beeri bsued to yxj ardx atx ‘lyaur’/i’dhiertMcneyCan. V =-»I pnhde you noboe- y ary suoh mcd Ful an as reqjivd by a:p iosb e lew. tf *e dK de p*cl id eniirce our ri -l: or therge e -re r ore snunor, we are notor r ue- djt right b e’fcrc? it cr b i a e the Fee n a a:e-slueban 22. Choice of Law. “ s-.fiq semerJt-:nd a I a:ccboFjr itons’i: jnln ua *ih K ard to ycu1 V.fc nurtPJDre-f Cird are pw-med cy srd ccnsl’ H r -icccrrierce *ith teae’d lew-sna ic +e «l*rr bwl nels tf; hid ies, +tlu-.DrlvSlcbiilUle1i. J3. Addhiinal Term. 1* 1 Cu1 bus neaa dsrps-iM Unrday th’DU 1 F’dsy «K*p: b1 -wera o i:B-s. d’i Thf- I\sl-Br iaE’in licn number cf ritd nn the rack 3r ycur fJ rscnel Bi Csrd s b number Inal wt giw x yo* or cehaho1 kthar sc d-ar’ alrre1! and bariatEssar osher serde ycu kVe ds- not ..ae lr-n: n.rs«’p snd"*s-b not’seen’arJe-fcr the ae d-Im: n mc-er ry ycu rtalmo-1, Sam’s’ILb.n’envd-id wH es *id’A+’Mn’ejTf cf d~t—Bf stiare d~e numKr. (c Our aserb s-1 we ~ar/ “srita1 ysur Wspncrw so b wth jS- and cur serdben n1 egerfs. i“dy Vtu wi I nolry us cf-zrrf I y r you rJ’a’os1 your addrEss or be Eohsre rupber ije) rte mey bnns 1 sn s s.’rrish crs-sijeba’a Vou -Of nn I tranrer ary s ycur r s -b w cH igation s. (Ji tfeirp r kisbn ths q-eerrentbdeltEnTiiiedbbevoid wunefrcrDeatle, el other p-s sicns of Inis nsemefl anal remar atA end ErTi’ceabc.igTnis gnsemenlosiisl bits d~E end’e Mree~erc cer*tsr ysu ard us re bjm x lie V*jhiait Mcnsyla and supersedes err other p1 n1 or poritEniporansiijS asjee~Eri DeF eer in* aid .s hLae ofi rtalmBrlUoreyljriis s ±ectxeJ -ifca and smxrra cf V sb. Inter! nk Green get and enyother ctsfl-b suse or nebporfc invclwd ir. be Tansanor, load sr reload. 24. APSITKA CH. ns Isrms fhetysu ‘bceffS- ft bn %n*r P erscriafctd Ljrd osrurser erbinrion pnrdbisr tst asp tes lo ya.r ftal~B’l Klsnsy_B-d and may s bslsnial y i~it sUjr rtgtra iri lie ecEi: sf s dJsp.b nriudng fcurrionix Hpat in osu-l or hide a wry brieJ. dbcovery ara appeal -gnb. ardd-E -qnt b pB-dc ane as arep-eaefutw s-1 -e-ber d acass Bsls-r. Tcu re,-e s ris -l bre d hie athntsr p*ws4on.byiilc«ra the-nsl’.cfion: n the- arwrjl nri p wisicn r ycu rejecteibbnor. r ml ra-,-c r efecl en any clner rm: cFd~e 4g’eemenL 1 b b V*jr LJablitf F« Unawhorbtd Lke ol Vnur Walmart HaneVCard tf PIHb’ ‘ Td l: T C CE H -j bd c-e -poyr Wa nurl khrKsCard arPN ne: :wn a:l a :l:(en e4epiuning b+e best *ey of nobbing ua. tcu will nol lose an partcf rhe mnnc-j on your Hrahiart UontyCard bja*d on uruulhorced usa if ycu huve UErcked nuanatle can; in safeguarding your urd jnd PIN from risk of «i or 1hrfi Hyfitff. r bSe=E cund bans :re NOT met yaj ecu d a:e the- Is sssr cf x3 cr bns n-a.nl cf nsAjInanKd usefvm ya-r iVsl-ar k4creyCard be cre you rcl r\’L: th: jr«rd baa been b:l n1 sb er IFyou believ*- ycur Aa mariMDn«yCjrd nr PIH hu been bfEcrsbilefi, report it-ifrlin* k MralmarmiDncyurd com or call (B77 MT-iO a. orwrHe bo Our Mail Address. 1 ‘ ‘ Nulice ol Error He&o ulinn Righls Fcr ‘-’our Hrahiart HonEyCard—Krsep- This Nodce For Future use ‘ ‘ h N CASE OF ERRDFG OR QUESTIONS ABOUT TOUR WALBAR.” BOHFIVCARft Tdcphcne-usetF)7T 37-JKflcr**fcti]ua-B:OijrlAil4ddr»3 bs SDcnaa;ycucanli1youthntejiefrcrha5nocuiitd sr yn r V!s marl ‘,’s «:C;id ‘.’.t muslelpu-iUj b reporter error unti 50 day s arttr the Eerie-O1 Ts-ds’K y ue«si’srcelii’scce5jysuili’ilfimsrl.lar e’iCsrd1rthe error sould ce vf*cdr sursledniriD’isbry1cripedeb: we sent lie r R5T’*TrJtri h sbry en *tich the sfrerac&so’Ed. wsu -Br~q.eslewibenhsJs-’-’ sf : r 1-srsBs! s-s a-d Isass rr any tine br sding’us. i bTT; tt-ttiA cr * tra us eiO.r Ufa! Addtsa. Veu w I need b Ul us: ‘1“i “ our rjmc an hValmarl Uoreyl ard r umber, \2\ Y/hy ycu bde there s an error, ara lie dn br amount riu «d ?i 4pprcn~B ery iihen the ervr bek_p ace. r ynj-bl ua n-al y, vc may rcojK d-ar yn send ua ycir cerrclarl crcueaisr n *rtrg wth n ‘ 9 b. siness dsys We wil delsrmne iiielie1 an em1 CEwntd thin ‘0 buaiiese- days- rrtc1 *r hEer hsm jou era * I osrrert efiyerrcr promcby. F’A e leed ~a cms-. nwes’E1 *s may Iske jp to 45 dar sx rrdeais ls- your Dcmpbbl crcueador. Fwe OBokle b do this we wil sredil you1 We msr Uir«eyCerd ATd~r 1C susrs-ss sb xr lie emourl ]nj Hrk is m emr, k. thai fDU «l hne the- use cf d’c mcrey :u- ng the- tms- it bskes us lo ocmf ble- a*r iuwsbgabon. Fwe aa yju lo pjt yujr oomf brl or qjesbbn in *iir: am ff do not recdte il wr ii 1C cusress :n s. me rra\ nctcreoi your WdhKit UoneyCard. or e-rsrs rrddhTg rew ajskxnen, poiitu’-seJe-. cr ii’enr-ritukd TensmDrs beds or rebads *e rmv like up lo B deya to rrdeaiirjle- yuur oompbrl or cjjesl dfl For new ouuihj j, we nej leks-ucb 2C busiiess days lo ued t in r Wahtut McneVla ii1 tb -smouHt ycu d’iik b n error. ‘/* ml tzJIycud-e ‘swjlb w h n d~res-bua nesj anys dfx r pc rap H rig a.r i’-. sigaicn. H AeceEidefhetlree*9ar emi ft ml serdyoua » Ben e ibrjl srt “You ms.y Biitf rxp ea cFd-e d c nKfra disJt #e-u:ed ncu v.-BB-iirrisr. f jo. n-*c mere irni’ml — aba tcur errcr-reuikricr precEdure:, eel b el (F7J 937-4094 cr iwjhrejbTBneyeejJjciin. b b d Prvscy Policyb b * Tii; P’wacy F i(7» desert e; cu1 i’ Df-arion col tciDT era sharing pmcJ cbs. P ejz rem IcerefJ i: Ttis. Irwerw pc icy apples-on y b cu’wrl and -trmercuncmeri am MDf le whcip-.rchHBe- a Trr-pomrjf Chrd or quest erfi*:tn cf a V/eJ-at Msoeylfld b d-rir -ejabcnsNoa wtti us re aring x d-e Wflhreit UnieiCerd end ‘.\’b mart V’srerOerd swees d-s: ycu msy res jer nr -scei/e Fbm .s (%iur Ee\icw~i TNs Prfiao/ Pdby dnea not epprp b any n ormabon we crar r canrscdsr a- th arrp rfher rebl arshis ypu may nffde ‘Aih ua. rcr pjrps-sn cf Inia Flr*K Pa icy Bri “A bb’ is a ssrsnny d’at is re aned b arsd~er somuny cy osm~nn Donrol cr s ne-s4-p .e-.q. mmperies b the sjme sorps- eb -l/. ra raing rs-n-rrarciel osfnpBrise- ard rrcrmatbr.n is prssrB Fy nermebb irnj-mel sr sbleiieo r sornscdsn rh O.r E!evices MormibDn We ColtctAnd Souroet Ol HormibDn. fie col ec! persurialf idErbiabe rrormal nri abou: ysu fajri* bs yDureddrese- pFicne ru~ber. ss-sn securh* ru~ber. erd mcmiel ar ebsu: Tensacicrs. cms pleads and Isms su’s sMsTi tj- idenrisarion. cjrd marME-Er aerv erg and ma-bsdng curpcsev ‘/.’e stlsir. Hbrmebcn about yn d res! yf-Dm you ,suon as thmjg’n asp cebonsl through :s r me s cur fcd.cs md stfd oes end rrn~ Inw perbes auch as- c«d I buf-jua ara dsmog’asnis fmis. Oosaa s-ra ry. -A e rw alss- cclsc: irhc~abon eboul you oniie using ck!ks-* i“3~H I p Esta cf sals sbrsd cy your memet browse1 on your ocnpuler’i d- c4her Isd-nclcq- theJt me ce used b remember pesj crds tj- ysu, b tnct yn r «sshe usape ‘Aid- a ard b prcfdbe- you * th cusbmeed cemert emora sd~er th ms Inrftmi’arscn rtt Share widn Others -‘tif-ff use and snare n I cr+e Iniirmnl c-nw*s Qofccl suhjerfb npfSootk a»y« thine in c#n: Jd-eseeKmcl»a— Irlsrdedbbs si im us «: Wahiart Sbwesi.lrK.. Sam s -uluh and therAFfiiatci [1 he- “Wai mart E&mpanicO.t*1 use- r ccrnecbcn m bh the Ytakncft kkrwyCad trcaramrridii’WabKrtx-sjnnae-ii’ehierVAibKrtlriareB serbes iir cu’peses cFupanng era creabrg bSsi1 cusbmer reca a kmixi I: ssbk+c-nbeTE1 servra you andx crcNue you ‘Aid- rtctbesp’p’cmDbcn G cgs-rridcfleRS Irni’-rri alss may in tun be- ahsred by Wa nurl cr nn WJrrjri s b«sheP *ith aerv cc cnikiders cf Ine V*jhicrt uomcuriea in crder x Teki cring you /Aaburtfruncial sehiaea srd as-Dtherwbe-pefmbed byla«l-Service FtD ders, (indudrq cur WieJtsJ tc iza si-ain :i’b:ra ca annd crchiarg Our Ee’kioe:- iepwdingyj uq Hormebcnand crcmcl3r£ mlefieJs.and resccndrg b e-shi-B1 rtcurise- Iteabe may use- markel ra f rma, such — model m cn-psre -k eaa st ua in a r n*r menuHng e brts Rnincbl kiGbHulicns urHn Whom We Jairrlry OFFer FraneJal PtodLete. such as loan DTcd.ei H*rourddGres5-lord-e card b r vermiir sr us! Fbrria. th s- rrormal nr.*M I be- biicd ~c you1 ramt ard ocmi:l irfo’-an:n. Bid bnnsachon oed. re oed am e itritrcE i’fa—rricr sr s,- s?’o. OurAflliifcesL nrhn are n diet tamp aniEt indne General Eleplric Cnmfuny cnrpViritE limiry LGE Farrily“1!. For aervicrsj pr -fleeting pu-ccses, a bEsl tp you1 gntx cpl cut s shanng cf srwh e igti t nxmMtari.3.d’aisertabip/sf~atic*iFTn~c’Mt su JSB’Jycj’Bspissicn ast osfcd rdw ‘sTsu’Cnstce sscdsr sss . PartJH. whn are mbcnssned in dfcfng special product! DrcervicHlDyou.sucjedt x ya.r rishl t op: cut bs : xo:« ir. Ine h b r Cheat section below. Fa- SMmpH, -ac ~arr aisricse rrcnrial an b Frardsl ssr.- ces crchiaE-s c ering fcd.cs audi s s inaumnos. -d hes sr Is ns arid ncn- nensa sor~rsnisisne’no soraumerprmuslsena sen uk. V!c me.y disdoee ra~e eddresa and tdephcne rtmbtn, aa *dle2 rtsl~BTk1cneyiIa Tensacicrl(cM.HlcM.pirshaseBrJusweanaraiirerenoe rislsr\\ C’T’sn: V/» may buy ard aei esaeb. rea cf busheas ara-sr c-srdv A’ier. this CK ra customer rbrmaticn geie eJ y b dcK nsed x bidders am b one cf d~e tnrn errn buaiiese- aasete s1 b sc sisslcse irnrmel sr atsut’foux +H s-sHes n osrtain Dd~E’c rcumatarKee- aaper~tttd syls* kfc Your ChoiH— Tfnu ha c iht righnt opt nul ol our sha-hg of nrcriudnn with certain dnird parties, 3= dEKribtd bebw. Tn opr out plezE call us 1&I -frte it bTT ‘ SST- ME or wrhs-ln ia je Our Wail jckisss. h/du have-previous ty infDnned us o ynur preference h cnnnsdicri w rh die Waburc Honey tare! you da ntf nsed:tdc ie- again. Pka e do rrash are inrarrnalkn about me wkhcumpiniei null dtd e GE fjtntf. Please- da nor shire with campaniet wilhh the GE Fjmly inFormatiDn you me to determine my diqihilrp Fnr cnsdk. Ann pkate do not allow HHnpirietivTlhri the GEFamly « salch me fcr pnxJuca and sr’i ss-based on cfuissctiDn. laseL rekud, experience cr credt digibiicy inFbnnalicn they receive-Frcfn ycu. hipirtant rkc« A haul Ycur Chake 1 -lesae- undemnd d-rr evsn if ycu cpr a_l d:::- bw shy.-:. A-e ai I «ndru: b sf-ars- inormebDn *lh joint ~a’elting laTS-’s era »roce- pv ders- a: aeecricea r d~b pDlcy. era ne omerne cerrrilBd :v \tm fim f,v fA I ocrririje b srare- Hormebon thet dsmf ea you. am ehnjl your Tan saviors, uds. reloads, and eipefierces Aid- in. * th rorrparies- jwlnir. lie O~ =erriy 1 Vie- I pmocss -pDur request profnpby. hnweii’E1 i-rr -jkEus-se-dS-’sl WMlc.l3en3.red-atalrecora5.Bf-ucdebM In ynup prerrtrce. n the-rlffi-.-fou ~rrf odt! n e b be inc udeo r crc arm as. oescricedBcah’e. bo.eAer ycurreDjEslis crccEssea. ysu moy sllbEosruciH bycurfl-TSanes snc-a-cbnerso~&ensis cased or d~drouTi irfsr~arion. 1 i .*- r iUj tctoir *e * I osnl rue b cnrdde ycu *ih rcbon of apEsbl s ers ara rve teienls. 1 vsmnsnl 5. Ca =a-ris Rseiaerb Hfnra w ie/ vnur Bddressxr lie /Ajhrert l oneyCan b in tfcrmcrl cr Celfbrrb, we mi tea: ycu as f cu ned EiE’seed the-Dpbout sncbe described nt*: ara ya. sa nr need b ceruct .s r crde- tb cpr a.I. F:fj mrde hi- v’sT-srl or OeHsm b ara id. * sh x cabriol usf om aie-b; rnxmation abou: ycu as ctcvhh r d-b Pol cy, you mm: then osrract A b ecenasethe ssl-sfjlc ace sessrisedasa Dur Sec-urity Prawdures — we meJnbin pnyaicn._ebrJ-STK. ard poced..ral sarESTJaras lief cnrrpy «fndefal slendards b g rd noncuHc personal rfsrmebon acujt-fou. we Irrr asseas b peraond and c-erd rrtrmal an b dxse sf~sfcyees end asjero who bsso: us b crchidr prraucb ard aenicES x ynj. ne abc reou re d~H parbcs b iincm mt d sc cse- norpub c pe’ssra blbrmebcn b jdnc’t b the P1 wcv pc is and x hid sh nxrmebnn aemrly procedures Vnur Access ro nfcriuUnn — We crcsiie -y* a: ess lo irJbr~abon s :jl : .r urd :y pnrdil m ycu s~jbinerls. era bs~ p-cm ing cuslomsr service rep’rserrjf ves b ensAer fDurcuaiDr:-. HVnrThti Policy Applies 1nVau-Tne snarrpbsxrleinedr d-bP-hH Faic- sreil.sTiriDrs jrFj-. sn; are-no I intended x ce ahnckisrK-. rmj decne b te’-rme yjurVAsJ-ar UcnsylaM become en inacbvs- cusxmer, nr f we cooe- D1 s.s-isrd ycu1 We msr OnneyCerd, we wi ccnbfiue x edhere b the- pr kvoy pcloK:- ardp’anoes desoribea b thb nobce- lo Ine edxrtwe rebsin Hormabcn jbcir ycu We mary amend +b PisBii by el any brne-. jm we wi firicrm ycu cr cherpes aa reared b law. Tfcu mey heve other: i ar- pnreciicra urae1 sfare aws and we m I comctf with eppioatle slett La*: when we d sd ae- rrcmuba1- ais.l

6

Schedule 1.5(d)(v)
Aggregate Cardholder Fee Revenue
[*] Months
–	Initial issuance fee in connection with the issuance of Walmart MoneyCards: [*]

–	Reload fees for Reload Packs and POS Loads with respect to the Walmart MoneyCards at Participating Stores: [*]

–	Monthly maintenance fees assessed in connection with Walmart MoneyCards: [*]

*	Confidential Treatment Requested.

7

Schedule 1.5(f)(i)
FORM OF P&L STATEMENT
Statements of Operations — Walmart MoneyCard Program

Period Ended XXXX, XXX
2010
Operating revenues:
[*]	$ XXX
[*]	XXX
[*]	XXX

Total operating revenues	XXX

Operating expenses:
[*]	XXX
[*]	XXX
[*]	XXX
[*]	XXX
[*]	XXX
[*]	XXX
[*]	XXX
[*]	XXX
[*]	XXX

Total operating expenses	XXX

Income before income taxes	XXX
Income tax expense (benefit)	XXX

Net income	XXX

Key components of the Walmart Money Card Program Statement of operations
Operating revenues
Our operating revenues consist of:
[*]
•	[*]

•	[*]

•	[*]

•	[*]

*	Confidential Treatment Requested.

8

[*]
•	[*]
[*]
•	[*]
Operating expenses
Our operating expenses consist of:
[*]
•	[*]
[*]
•	[*]
[*]
•	[*]
[*]
•	[*]

•	[*]

•	[*]
[*]
•	[*]
[*]
•	[*]
[*]
•	[*]
[*]
•	[*]

•	[*]
[*]
•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•

*	Confidential Treatment Requested.

9

          Income tax expense
          Allocated to the Walmart MoneyCard statement of operations based on the overall consolidated financial statements effective tax rate.

10

Schedule 1.11
AMENDED AND RESTATED APPOINTMENT AGREEMENT
               This Amended and Restated Appointment Agreement (“Agreement”), dated as of May 27, 2010 and effective as of May 1, 2010, between GE Money Bank, a federal savings association with its principal place of business in Salt Lake City, Utah (“Bank”), and Wal-Mart Stores, Inc., a Delaware corporation with its principal place of business in Bentonville, Arkansas (“Retailer”), amends that certain Appointment Agreement dated as of November 1, 2008 (the “Effective Date”) between Bank and Retailer. Each may be referred to herein as a “Party” or collectively as “Parties”.
WHEREAS the Bank issues prepaid cards, including reloadable prepaid cards bearing the Visa logo (“Cards”) to consumers throughout the United States;
WHEREAS Retailer would like to sell Cards which are branded with the “Walmart MoneyCard” name (“Walmart MoneyCards”) in such retail stores indirectly operated by Retailer as the Parties may agree upon from time to time in writing (the “Participating Stores”);
WHEREAS the Bank, Retailer, certain subsidiaries of Retailer and Green Dot Corporation have entered into the Walmart MoneyCard Program Agreement, dated as of May 27, 2010 (the “Walmart MoneyCard Program Agreement”), which sets forth the terms and conditions under which the Bank shall issue and service, and Retailer shall distribute, Walmart MoneyCards (the “Card Program”);
WHEREAS, the Walmart MoneyCard Agreement provides that Retailer shall serve as the agent of the Bank for certain limited purposes in the Card Program, as described more particularly in an Appointment Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1. Appointment of Retailer as Agent
The Bank hereby appoints Retailer as its agent solely for the purpose of marketing and distributing Walmart MoneyCards at Participating Stores, and collecting Bank’s fees from cardholders and transmitting them to Bank. Retailer hereby accepts such limited appointment; provided, however, that Retailer’s sole duty to Bank in connection with such agency shall be limited to performing such marketing and distribution of Walmart MoneyCards and collection of Bank’s fees in accordance with the laws applicable to those activities, and the requirements of this Agreement and the Walmart MoneyCard Program Agreement. Without limiting the generality of the foregoing, Bank acknowledges that Retailer may distribute or sell products which compete with the Walmart MoneyCards, subject to the limitations set forth in the Walmart MoneyCard Program Agreement. As the Bank’s agent, Retailer shall not act outside the scope of the authority granted to it by the Bank under this Section 1.

11

2. Bank Responsibilities.
(a) The Bank shall issue and service the Walmart MoneyCards; provided, however, that the Bank may perform certain services from time to time through its affiliates or third party service providers, as permitted under the Walmart MoneyCard Program Agreement. The Bank shall make the full value of each Walmart MoneyCard distributed by Retailer available for use by the holder of the Walmart MoneyCard (the “Cardholder”) in accordance with the Cardholder Agreement. Settlement by Retailer of the Walmart MoneyCard fees collected on behalf of the Bank, or Retailer’s failure to settle, shall have no effect on the value on the Walmart MoneyCard or the Cardholder’s right or ability to use the Walmart MoneyCard.
(b) The Bank acknowledges that Walmart MoneyCards will be loaded and reloaded through the Green Dot® Financial Network (“GD Network”), and accordingly that funds received by Retailer for loading and reloading the cards will be remitted to the Bank by the settlement bank for the GD Network, which currently is Columbus Bank & Trust, a federally insured bank chartered under Georgia law. Cardholders also may load funds outside the GD Network by direct deposit of the funds with the Bank.
3. Commissions.
     In consideration of Retailer’s marketing and distribution of Walmart MoneyCards, the Bank shall [*] commissions [*] as set forth in [*] of the Walmart MoneyCard Program Agreement
4. Term and Termination.
(a) Unless terminated earlier in accordance with paragraph (b) below, the term of this Agreement shall commence on the Effective Date and shall continue until the Walmart MoneyCard Program Agreement expires or is terminated.
(b) If there is a material breach or default by either Party in the performance of the terms and conditions of this Agreement, and such default (other than a payment default) shall continue for a period of thirty (30) days after receipt by the defaulting Party of written notice thereof from the non-defaulting Party (setting forth in detail the nature of such default), then this Agreement shall terminate at the option of the non-defaulting Party as of the thirty-first (31st) day following the receipt of such written notice. If a payment default shall continue for a period of three (3) business days after receipt by the defaulting Party of written notice thereof by the non-defaulting party, then this Agreement shall terminate at the option of the non-defaulting Party as of the third (3rd) business day following receipt of such written notice.
5. Governing Law.
This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws provisions.

*	Confidential Treatment Requested.

12

6. Modification; Successors and Assigns.
This Agreement may not be amended or modified without the express written consent of both the Bank and Retailer. Neither this Agreement nor any rights and obligations under this Agreement may be assigned by either Party without the express written consent of the other Party, except that either party may assign this Agreement or any of its rights or obligations under this Agreement to its parent, subsidiary or affiliate companies without such written consent, provided that such parent, subsidiary or affiliate is able to fulfill the obligations set forth herein.
7. Severability; Waiver.
It is agreed between the Parties that if any provision of this Agreement is held to be invalid, the remainder of this Agreement shall continue in full force and effect and shall be binding and effective on the Parties hereto. In addition, the rights of either Party hereunder shall not be prejudiced or restricted by any time given or forbearance extended to the other Party in the enforcement of its rights and no waiver by a Party of their rights in respect of any breach hereof by the other Party shall be deemed to operate as a waiver in respect of any subsequent breach hereof.
8. Notices.
All notices, demands and other communications hereunder shall be in writing and shall be sent by certified mail return receipt requested, by hand, by facsimile with verbal confirmation of receipt, or by nationally recognized overnight courier service addressed to the Party to whom such notice or other communication is to be given or made at such Party’s address as set forth below, or to such other address as such Party may designate in writing to the other Parties from time to time in accordance with the provisions hereof and shall be deemed given when delivered to a Party at the address below in the case of overnight courier service, by hand or by facsimile or three (3) Business Days after being sent in the United States postal system, as follows: (i) if to Retailer: Walmart Stores, Inc., 702 S.W. Eighth Street, Bentonville, Arkansas 72716-8001, Attention: Finance Department with a copy to the General Counsel at the same address; (ii) if to Bank: GE Money Bank, 170 West Election Road, Draper, UT 84020, Attention: President, with a copy to: GE Prepaid Card Services, 777 Long Ridge Road , Stamford, Connecticut 06902-1250, Attention: General Counsel.
9. Relationship of Parties.
Except as expressly provided in Section 1 of this Agreement, the relationship of the Parties hereto is that of independent contracting parties and shall not be deemed to be any other relationship including, without limiting the generality of the foregoing, that of joint ventures, partners, joint employers or principal and agent.
10. Counterparts.
This Agreement may be executed in any number of counterparts which, taken together, shall constitute one single agreement.
[Signature pages to follow]

13

          IN WITNESS WHEREOF, Bank and Retailer have each caused this Agreement to be executed and delivered by its duly authorized representative.
GE MONEY BANK

By:

Name:

(Type or Print)
Title:

Bank Appointment Agreement

14

WALMART STORES, INC.

By:

Name:

(Type or Print)
Title:

Bank Appointment Agreement

15

Schedule 4.3(c)
Reload Pack Commissions
Green Dot shall pay [*] a commission of [*] of the retail fee Green Dot charges a Cardholder for a Reload Pack sold at a participating Wal-Mart store (i.e., excluding the load amount).

*	Confidential Treatment Requested.

16

Schedule 4.4(a)
Operating Procedures for Load Program
Capitalized Terms not defined herein have the meaning set for in the Agreement
Reload Pack Merchandising
Retailer shall ensure all merchandise locations are stocked with applicable merchandise and shall reorder merchandise at a frequency needed to ensure applicable stock levels are maintained within Participating Stores.
Training
•	Retailer shall train its employees in the proper sale of the Reload Pack and the process for processing a POS Load with respect to Walmart MoneyCards and GD Network Cards.

•	Retailer shall train its employees to offer a POS Load with respect to Walmart MoneyCards as part of [*] process.

•	Retailer shall accept cash and debit cards as the only form of payment for Reload Pack sales and POS Loads.

•	Retailer shall train its associates to instruct customers to contact Green Dot customer service in case of a dispute or problem with the Reload Pack or POS Load.

•	Retailer shall train its associates to follow these operating instructions with the agreed upon training materials. Green Dot shall provide Retailer such training materials.
Reload Pack Sales and POS Loads
•	Loads in the Load Program are facilitated through the purchase of a Reload Pack or through the POS Load process.

•	Cash proceeds from the Retailer check cashing service may be applied to a Reload Pack or a POS Load.

•	Retailer shall be responsible for the risk associated with its [*] process.

•	Retailer must obtain from Green Dot an authorization for POS Loads and loads in connection with Reload Pack sales. If Green Dot does not authorize the load, Retailer shall terminate the load transaction and not accept any funds from the customer.

•	If the load is authorized, Retailer is responsible, and bears the risk of collecting the correct payment from the Cardholder.

•	Retailer shall keep the accounting for the Load Program. Retailer shall transmit amounts owed to Green Dot in accordance with the Agreement.

•	In the case of a POS Load, Retailer shall issue a paper receipt for each initial or subsequent direct card load that provides the Cardholder with the following information:
•	Load amount

•	Balance on the card after the load is completed

•	Any applicable authorization or activation numbers

*	Confidential Treatment Requested.

17

•	In the case of a Reload Pack purchase, Retailer shall issue a paper receipt for each purchase that provides the customer with the following information:
•	Load amount

•	Any applicable authorization or activation numbers
•	For any POS Load permitted under the Agreement, the card must be present for the load and the magnetic stripe of the prepaid or stored value card must be swiped and not hand keyed.
POS Load Data – Error Correction Procedures
If a Retailer employee does not enter the correct amount of an initial load transaction into the Terminal:
•	Associates will conduct a transaction reversal with a 1 action code while the Cardholder is still at the register for the initial load transaction
•	The card must be present to process the reversal
Returns/Credits to Accounts
•	Retailer shall block any refunds to the purchase price and initial amount for a Reload Pack or POS Load and instruct customers seeking a refund to call Green Dot.
Lost/Stolen Reload Pack
•	If a customer calls Retailer to report a lost or stolen Reload Pack, Retailer shall instruct the Cardholder to immediately call customer service
•	If a customer is in a Retailer Location and reports a lost or stolen Reload Pack or has sent correspondence to Retailer to report a lost or stolen Reload Pack, Retailer shall call Green Dot and forward written correspondence to customer service on behalf of the customer.
Receipts
Subject to Applicable Law, Retailer shall accurately print on each Reload Pack and Swipe and Go transaction receipt, the last four (4) digits of the account number (where applicable), transaction type, transaction amount, authorization, activation number (where applicable) and store number.
Transmission of Authorization Request
When requesting an authorization for a Reload Pack or POS Load, Retailer shall send card number (POS Load only), amount, time of day, merchant ID, and transaction type.

18

Schedule 4.4(d)
[*] Commissions [*]
Green Dot shall pay [*] a commission [*] (“[*] Commission”) in the amount of [*] ([*]%) of the retail fee charged to consumers for each POS Load at a Participating Store to a GD Network Card other than a Walmart MoneyCard.

*	Confidential Treatment Requested.

19

Schedule 4.5
Appointment Agreement – by Green Dot of Retailer
AMENDED AND RESTATED APPOINTMENT AGREEMENT
          This AMENDED AND RESTATED APPOINTMENT AGREEMENT (this “Agreement”) dated as of May 27, 2010 and effective as of May 1, 2010, (the “Effective Date”) by and among Green Dot Corporation, a Delaware corporation (“Green Dot”), whose principal business address is 605 E. Huntington Drive, Suite 205, Monrovia, California 91016 and Wal-Mart Stores, Inc., a Delaware corporation (“Retailer”) and amends and restates in its entirety that certain Amended and Restated Appointment Agreement dated as of November 1, 2008, among Green Dot and Retailer. Green Dot and Walmart each may be referred to herein individually as “Party,” and jointly as the “Parties.” Capitalized definitional terms used herein and not otherwise defined shall have the meanings given to them in the Walmart MoneyCard Program Agreement.
          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1. Program Description. Green Dot, GE Money Bank, a federal savings association with its principal place of business in Salt Lake City, Utah (“Bank”), Retailer, and certain subsidiaries of Retailer, have entered into an agreement, dated as of May 27, 2010, as amended from time to time (the “Walmart MoneyCard Program Agreement”), which sets forth the general terms and conditions under which the Bank shall issue and service, and Retailer shall market and distribute (a) prepaid cards which bear the “Walmart MoneyCard” name and certain trademark(s) of the Network Provider(s) to individuals for personal, family or household purposes and (b) such other reloadable prepaid cards which bear the name and trademark of a Network Provider as the Parties may agree upon from time to time in the Walmart MoneyCard Program Agreement in Participating Stores. In addition, pursuant to that certain Green Dot Card Pilot Program Agreement dated as of May 27, 2010 entered into between Green Dot and Retailer (“Pilot Agreement”) Retailer may sell re-loadable cards issued by a FDIC-insured depository institution that is branded with the name of the Network Provider which is issued by an issuing bank other than Bank that is branded with the “Green Dot” name pursuant to an arrangement between such other bank and Green Dot under which such other bank participates in the GD Network to market and distribute such cards (the “Prepaid Cards”), in Participating Stores. Pursuant to the Walmart MoneyCard Program Agreement, Walmart MoneyCard Cardholders, as well as other customers participating in the Green Dot® Financial Network (the “GD Network”), may load funds on Walmart MoneyCards or Green Dot branded prepaid cards (“GD Card Products”) and transfer funds to other participants in the GD Network. As set forth in the Walmart MoneyCard Program Agreement, Walmart will sell certain payment devices issued by Bank and provided by Green Dot for this purpose in accordance with the Operating Procedures provided to Walmart from time to time in writing.

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2. Load Packs. Green Dot shall provide POS Loads through Retailer with respect to Walmart MoneyCards and GD Card Products in Participating Stores. Retailer shall offer Reload Packs in Participating Stores. A “Reload Pack” is a MoneyPak or any other type of universal cash acceptance product that can be used to transfer funds to Prepaid Cards or GD Card Products, to pay bills with participating billers and to make transfers to other payees participating in the GD Network. A “POS Load” is a transaction in which a cardholder may load a Walmart Money Card or a GD Card Product through the GD Network by providing funds to a cashier at a point-of-sale in a Participating Store. MoneyPaks and POS Loads are sometimes referred to in this Agreement together as “Load Packs.”
3. Appointment; Limited Agency.
          (a) Pursuant to the Walmart MoneyCard Program Agreement and the Pilot Agreement with respect to Prepaid Cards, Retailer shall serve as the agent of Green Dot for certain limited purposes as described more particularly in an Appointment Agreement. Accordingly, this Agreement sets forth the terms of such agency.
          (b) Green Dot hereby appoints Retailer as agent solely for the purpose of marketing and selling Prepaid Cards and Load Packs and engaging in the collection and transmission of funds in connection with such sales within the Program Territory on behalf of Green Dot. Green Dot and Retailer are subject to regulation as provided by Applicable Law. Green Dot shall provide written notice to Retailer, which shall include written notice to a Retailer designated e-mail address, in advance of any supervision or examination obligations of Retailer that may be required under the laws of a jurisdiction prior to that jurisdiction being added to the Program Territory; provided, however, that such notice shall not be subject to the notice requirements of Section 10 of this Agreement. Retailer acknowledges and agrees that, upon the addition of any jurisdiction to the Program Territory, Retailer shall be subject to supervision and examination as provided by Applicable Law. For purposes of Retailer serving as the agent of Green Dot as set forth herein, Retailer is under a duty to act only as authorized under this Agreement and the Walmart MoneyCard Program Agreement and the Pilot Agreement, and if Retailer exceeds such authority, this Agreement may be terminated and Retailer may be subject to disciplinary action by Governmental Authorities. Neither Party shall appoint or authorize subagents or sub-authorized delegates except in compliance with Applicable Law. As required by Applicable Law, certain state statutory requirements applicable to money transmission are appended hereto as Exhibit 1 and incorporated herein by reference.
          (c) Except for the obligations set forth in this Section 3, Retailer owes no other obligation or duty to Green Dot as its principal. Without limiting the generality of the foregoing sentence, Green Dot acknowledges that [*] with the Reload Packs and POS Loads, subject to the terms of the Walmart MoneyCard Program Agreement. As Green Dot’s agent, Retailer shall not act outside the scope of the authority granted to it by Green Dot under this Section 3 or the Walmart MoneyCard Program Agreement, and shall, subject to Section 5(c), perform its obligations as agent in accordance with Applicable Law.

*	Confidential Treatment Requested.

21

          (d) During the term of this Appointment Agreement, Green Dot shall perform its obligations as principal in accordance with Applicable Law, and shall maintain all licenses, registrations and permits necessary to conduct its business and maintain the appointment of Retailer made hereunder.
4. Settlement. All Cardholder funds, including fees, received by Retailer for sales of Load Packs shall be accounted for separately and held in trust by Retailer until received by Bank each day on behalf of Green Dot. Payment by Retailer to Bank of any settlement amounts due Green Dot from Retailer under this Agreement shall satisfy Retailer’s obligations to Green Dot with respect to such amounts. Settlement with respect to Prepaid Cards shall be as set forth in the Pilot Agreement.
5. Applicable Law Compliance; Regulatory Audits or Exams of Retailer.
          (a) Retailer shall display at Participating Store locations any signs, decals, and other display materials that Applicable Law requires an agent to post as an authorized delegate of Green Dot. All such signs, decals, materials and supplies furnished by Green Dot to Retailer shall remain the sole property of Green Dot, and shall be returned to Green Dot within ten business days after the effective termination date of this Appointment Agreement. [*] shall bear the cost of such return of signs, decals, materials and supplies to Green Dot by Retailer. Retailer shall keep Green Dot apprised of changes, additions or deletions to its Participating Store locations. Participating stores shall be determined in accordance with the Walmart MoneyCard Agreement, and if applicable with respect to Prepaid Cards, the Pilot Agreement.
          (b) On a going forward basis, Green Dot agrees that it shall be solely responsible for, and covenants that, it will monitor the money transmission laws, regulations and interpretations thereof in all jurisdictions within the Program Territory and shall promptly as practicable update Retailer in writing in advance of the effective date of any new or changed obligation to which Retailer is subject and will promptly make any necessary modifications to the Written Procedures. Green Dot further agrees that it shall be solely responsible for a failure of Retailer to comply with such Applicable Law unless such failure is directly attributable to Retailer’s failure to comply with this Agreement or the Written Procedures; provided, however, that Green Dot shall not be liable for Retailer’s failure to comply with Applicable Law in those jurisdictions in which Retailer is acting under its own money transmission license.
          (c) On each day on which this Agreement is in effect, Green Dot represents and warrants that it is (i) a licensed money transmitter in each of the jurisdictions within the Program Territory where such license is required and (ii) duly authorized under Applicable Law to appoint Retailer as an agent in such jurisdiction for the purposes set forth in this Agreement.
          (d) Green Dot agrees that it shall be liable for any Retailer out-of-pocket costs attributable to any inspection, audit or examination of Retailer’s facilities, records and personnel by any Governmental Authority in connection with or relating to this Agreement.

*	Confidential Treatment Requested.

22

6. Term; Termination.
          (a) Unless terminated earlier in accordance with paragraph (b) below, the term of this Agreement shall commence on the Effective Date and shall continue until the Walmart MoneyCard Program Agreement expires or is terminated.
          (b) If there is a material breach or default by either Party in the performance of the terms and conditions of this Agreement, and such default (other than a payment default) shall continue for a period of forty-five (45) days after receipt by the defaulting Party of written notice thereof from the non-defaulting Party (setting forth in detail the nature of such default), then this Agreement shall terminate at the option of the non-defaulting Party as of the forty-sixth (46th) day following the receipt of such written notice. If a payment default shall continue for a period of three (3) business days after receipt by the defaulting Party of written notice thereof by the non-defaulting party, then this Agreement shall terminate at the option of the non-defaulting Party as of the third (3rd) business day following receipt of such written notice.
          (c) Upon termination or expiration of this Agreement: (a) Retailer shall cease selling Load Packs, and immediately transmit all proceeds from the sales of Load Packs in Retailer’s possession to Green Dot, in accordance with the terms of the Walmart MoneyCard Program Agreement; and (b) the appointment granted hereunder shall terminate.
7. Severability; Waiver. It is agreed between the Parties that if any provision of this Agreement is held to be invalid, the remainder of this Agreement shall continue in full force and effect and shall be binding and effective on the Parties thereto. In addition, the rights of either Party hereunder shall not be prejudiced or restricted by any time given or forbearance extended to the other Party in the enforcement of its rights and no waiver by a Party of its rights in respect of any breach hereof by the other Party shall be deemed to operate as a waiver in respect of any subsequent breach hereof.
8. Order of Precedence. In the event of a conflict between the provisions of this Agreement and the provisions of the Walmart MoneyCard Program Agreement, the provisions of the Walmart MoneyCard Program Agreement shall prevail. In the event of a conflict between the provisions of this Agreement and the provisions of the Pilot Agreement, the provisions of the Pilot Agreement shall prevail.
9. Notices. All notices, demands and other communications hereunder shall be in writing and shall be sent by certified mail return receipt requested, by hand, by facsimile with verbal confirmation of receipt, or by nationally recognized overnight courier service addressed to the Party to whom such notice or other communication is to be given or made at such Party’s address as set forth below, or to such other address as such Party may designate in writing to the other Parties from time to time in accordance with the provisions hereof and shall be deemed given when delivered to a Party at the address below in the case of overnight courier service, by

23

hand or by facsimile or three (3) Business Days after being sent in the United States postal system, as follows: (i) if to Retailer: Wal-Mart Stores, Inc., 702 S.W. Eighth Street, Bentonville, Arkansas 72716-8001, Attention: Finance Department with a copy to the General Counsel at the same address; (ii) if to Green Dot: 605 East Huntington Drive, Suite 205, Monrovia, California 91016 Attention: Chief Executive Officer, with a copy to: General Counsel.
10. Relationship of Parties. Except as expressly provided in Section 3 of this Agreement, the relationship of the parties hereto is that of independent contracting parties and shall not be deemed to be any other relationship including, without limiting the generality of the foregoing, that of joint ventures, partners, joint employers or principal and agent. Except for the services performed as Green Dot’s agent under Section 3 of this Agreement, Retailer will not provide, and shall not be deemed to be providing, any other services to or on behalf of Green Dot.
11. Counterparts. This Agreement may be executed in any number of counterparts which, taken together, shall constitute one single agreement.
[remainder of page intentionally left blank]
[Signature pages to follow]

24

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.
GREEN DOT CORPORATION

By:

Name:

Title:

Green Dot Appointment Agreement

25

WAL-MART STORES, INC.

By:

Name:

Title:

Green Dot Appointment Agreement

26

EXHIBIT 1
STATE SCHEDULE
With respect to Retailer’s participation in the Load Program, this Exhibit applies to any of the Participating Stores in the states listed below. Retailer may also be referred to herein as “Authorized delegate” or “Agent”.
Alaska
Authorized delegate shall operate in full compliance with “Alaska Uniform Money Services Act” (Alaska Stat. § 06.55.101 et seq.).
Arizona
Authorized delegate shall operate in full compliance with A.R.S.§ 6-1208.B, a current copy of which is provided as Appendix 1 hereto.
Arkansas
Authorized delegate shall operate in full compliance with the Uniform Money Services Act, § 23-55-101.
Connecticut
• The Commissioner of the Department of Banking may examine the agents of licensee.
• Agent shall, from the moment of receipt, hold the proceeds of a sale or delivery of a licensee’s Connecticut payment instruments in trust for the benefit of such licensee or of an agent of the licensee on behalf of such licensee.
• Agent is prohibited from engaging subagents in the business of issuing Connecticut payment instruments or in the business of money transmission.
District of Columbia
• Licensee appoints authorized delegate as its agent with authority to engage in money transmission, on behalf of licensee.
• Authorized delegate shall operate in full compliance with the District of Columbia Money Transmissions Law, Chapter 12 of Title 26 of the District of Columbia Code (DC Code §§ 26-1001, et seq.) and any rules, regulations or orders issued thereunder, as amended from time to time.
Florida
• Authorized vendor shall report to the licensee, immediately upon discovery, the theft or loss of currency received for a transmission or payment instrument.
• Authorized vendor shall display a notice to the public, in such form as prescribed by rule, that the vendor is the authorized vendor of the licensee.
• Authorized vendor shall remit all amounts owed to the licensee for all transmissions accepted and all payment instruments sold in accordance with the contract between the licensee and the authorized vendor.
• Authorized vendor shall hold in trust all currency or payment instruments received for transmissions or for the purchase of payment instruments from the time of receipt by the licensee or authorized vendor until the time the transmission obligation is completed.
• Authorized vendor shall not commingle the money received for transmissions accepted or payment instruments sold on behalf of the licensee with the money or property of the authorized vendor, except for making change in the ordinary course of the vendor’s business, and ensure that the money is accounted for at the end of the business day.
• Authorized vendor consents to examination or investigation by the Office of Financial Regulation.
• Authorized vendor shall adhere to the applicable state and federal laws and rules pertaining to a money services business, including the Florida Money Transmitters’ Code (Fla. Stat. § 560.101, et seq.).

27

• Authorized vendor shall provide such other information or disclosure as may be required by rule.
Hawaii
• Licensee appoints Client as licensee’s delegate with authority to engage in money transmission on behalf of the licensee.
• Neither a licensee nor an authorized delegate may authorize subdelegates without the written consent of the Commissioner of Financial Institutions.
• Licensee is subject to supervision and rule by the Commissioner.
• Authorized delegate certifies that it is in compliance with the recordkeeping and reporting requirements under Title 31 United States Code Section 5311 et seq., 31 Code of Federal Regulations Part 103, Section 125, and other federal and state laws pertaining to money laundering.
• Authorized delegate shall comply with the Hawaii Money Transmitters Act (HRS § 498D-1, et seq.).
Idaho
• Licensee appoints Client as its representative with authority to engage in money transmission on behalf of the licensee.
• Neither a licensee nor an authorized representative may authorize sub-representatives without the written consent of the Director of Finance of the Idaho Department of Finance.
• Licensee is subject to supervision and regulation by the Director.
• Authorized representative consents to the Director’s inspection, with or without prior notice to the licensee or authorized representative(s), of the books and records of authorized representative(s) of the licensee when the Director has a reasonable basis to believe that the licensee or authorized representative is in violation of Chapter 29 of Title 26 of the Idaho Code.
• Authorized representatives are under a duty to act only as authorized under the contract with the licensee and an authorized representative that exceeds its authority is subject to cancellation of its contract and disciplinary action by the Director.
• Authorized representative shall comply with the Idaho Money Transmitters Act (Idaho Code §§ 26-2901, et seq.).
Illinois
• Authorized seller shall operate in full compliance with the laws of Illinois and the United States, including the Illinois Transmitters of Money Act, 205 Illinois Compiled Statutes Section 657 (205 Ill. Comp. Stat. §§ 657/1, et seq.), and any rules, regulations or orders issued thereunder, as amended from time to time.
• The appointment of Client as a an authorized seller in Illinois is subject to satisfaction of all applicable requirements of the Illinois Transmitters of Money Act.
• The agent agreement is conditioned on Client receiving approval from the State of Illinois to operate as a Money Transfer Agent in that State and shall not take effect unless and until such approval is received. In the event such approval is denied or not received, the agent agreement shall be null and void. In the event that approval is revoked, Green Dot may terminate the agent agreement upon written notice, any other provision of the agent agreement notwithstanding.
Iowa
• Authorized delegate shall operate in full compliance with the Iowa Sale of Certain Instruments for Payment of Money (Iowa Code §§ 533C.1, et seq.), as amended from time to time.
• Authorized delegate shall remit all money owing to licensee in accordance with the terms of the contract between the licensee and the authorized delegate.
• Authorized delegate shall not provide money services outside the scope of activity permissible under the contract between the authorized delegate and the licensee, except activity in which the authorized delegate is licensed to engage under article 2 or 3 of the Iowa Code.
• Authorized delegate holds in trust for the benefit of the licensee all money net of fees received from money transmission.

28

Kentucky
• Licensee designates Client as its agent with authority to engage in money transmission on behalf of the licensee as authorized under the Kentucky Money Transmitters Act (KRS § 286.11-001 et seq.).
• Agent shall operate in full compliance with applicable federal and state law, including the Kentucky Money Transmitters Act, and rules promulgated thereunder, and any order issued by the Executive Director of the Kentucky Department of Financial Institutions pursuant thereto.
• Neither a licensee nor an agent of the licensee may authorize subagents.
• Agent shall timely remit all money legally due to the licensee in accordance with the terms of the written contract between the licensee and the agent.
• Licensee and agent are subject to regulation by the Executive Director.
Maine
• Licensee appoints Client as its delegate with authority to engage in money transmission on behalf of the licensee.
• Neither a licensee nor an authorized delegate may authorize subdelegates without the written consent of the Superintendent of Consumer Credit Protection within the Department of Professional and Financial Regulation.
• Licensees are subject to supervision and regulation by the Superintendent.
• Authorized delegate shall comply with the Maine Money Transmitters Act (32 M.R.S., §§ 6101, et seq.).
Maryland
• Licensee appoints Client as its authorized delegate with authority to engage in the business of money transmission on behalf of the licensee.
• Neither the licensee nor the authorized delegate may authorize subagents or subauthorized delegates without written consent of the Commissioner of Financial Regulation in the Department of Labor, Licensing, and Regulation.
• Authorized delegate is subject to supervision, examination, and regulation by the Commissioner.
• Authorized delegate will operate in full compliance with all applicable laws and regulations, including the Maryland Money Transmission Act (Md. Financial Institutions Code Ann. § 12-401 et seq.), and any rules, regulations or orders issued thereunder, as amended from time to time.
Michigan
Authorized delegate shall operate in compliance with the Money Transmission Services Act (M.C.L. §§ 487.1001, et seq.) and other applicable law.
Minnesota
• Licensee appoints Client as its delegate with authority to engage in money transmission on behalf of the licensee.
• Neither a licensee nor an authorized delegate authorize subdelegates without the written consent of the Commissioner of the Minnesota Commerce Department.
• Licensees are subject to supervision and regulation by the Commissioner and as a part of that supervision and regulation, the Commissioner may require the licensee to cancel an authorized delegate contract as a result of a violation of section 53B.21 (relating to authorized delegate conduct, including prohibitions on fraudulent statements and a requirement to conduct business in a safe and sound manner).
• Authorized delegate shall comply with the Minnesota Money Transmitters Act” (Minn. Stat. §§ 53B.01, et seq.).
New Hampshire
The New Hampshire Banking Department may examine the business affairs and records of any licensee,

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authorized delegate, or any other person, whether licensed or not, as it deems necessary to determine compliance with this chapter and the rules adopted pursuant to it.
New Jersey
• Licensee appoints Client as its delegate with authority to engage in the activities of a money transmitter on behalf of the licensee.
• Delegate shall operate in compliance with the New Jersey Money Transmitters Act, New Jersey Statutes, Title 17, Chapter 15C (NJ Stat. Ann. §§ 17:15C-1, et seq.) and any regulations and orders issued thereunder, as amended from time to time.
North Carolina
• Licensee appoints Client as its delegate with authority to engage in money transmission on behalf of the licensee.
• Neither a licensee nor an authorized delegate may authorize subdelegates without the written consent of the Commissioner of Banks of the State of North Carolina.
• Licensees are subject to supervision and regulation by the Commissioner of Banks of the State of North Carolina.
• Licensee shall issue a certificate of authority for each location at which it conducts licensed activities in North Carolina through authorized delegates such as Client. The certificate shall be posted in public view at each location of Client in North Carolina and shall state as follows: “Money transmission on behalf of Green Dot is conducted at this location pursuant to the Money Transmitters Act.”
• Authorized delegate shall operate in full compliance with the Money Transmitters Act (NC Gen. Stat. §§ 53-208.1, et seq.).
North Dakota
• Licensee appoints Client as its delegate with authority to engage in money transmission on behalf of the licensee.
• Neither a licensee nor an authorized delegate may authorize subdelegates without the written consent of the commissioner.
• Licensees are subject to supervision and regulation by the Commissioner of North Dakota Department of Financial Institutions.
• Authorized delegate shall operate in compliance with the North Dakota Sale of Checks Act (N.D. Cent. Code, §§ 13-09-01, et seq.).
Ohio
Authorized delegate shall operate in compliance with the Ohio Money Transmitters Law (O.R.C. Ann. §§ 1315.01, et seq.).
Oregon
• Licensee appoints Client as the licensee’s delegate with authority to engage in money transmission on behalf of the licensee.
• Neither a licensee nor an authorized delegate may authorize subdelegates without the written consent of the Director of the Department of Consumer and Business Services.
• Licensees, authorized delegates and subdelegates are subject to supervision and regulation by the Director.
• Authorized delegate shall operate in compliance with the Oregon Money Transmission law (O.R.S. §§ 717.200, et seq.).
South Dakota
• Licensee appoints Client as its delegate with authority to engage in money transmission on behalf of the licensee.

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• Neither a licensee nor an authorized delegate may authorize subdelegates without the written consent of the director.
• Licensees are subject to supervision and regulation by the Director of the South Dakota Division of Banking.
• Authorized delegate shall operate in compliance with the South Dakota Money Transmission law (CHAPTER 51A-17).
Tennessee
• Licensee appoints Client as its agent with authority to sell payment instruments or transmit money on behalf of the licensee in compliance with state and federal law, including the Tennessee Money Transmission Act of 1994 (Tenn. Code Ann. §§ 45-7-201, et seq.).
• Neither a licensee nor an authorized agent may authorize sub-agents without the written consent of the Commissioner of the Tennessee Department of Financial Institutions.
• Licensees are subject to supervision and regulation by the Commissioner of the Tennessee Department of Financial Institutions.
• Authorized agent consents to the Commissioner’s inspection, with or without prior written notice to licensee or agent, of the books and records of agent.
• Authorized agent is under a duty to act only as authorized under the contract with licensee, and if agent exceeds its authority; it is subject to cancellation of its contract by licensee and disciplinary action by the Commissioner.
Vermont
Authorized delegate shall operate in full compliance with Chapter 79, Title 8 of the Vermont Statutes, as amended from time to time (8 V.S.A. §§ 2500, et seq.).
Virginia
• Authorized delegate to comply with the provisions of the Virginia Money Order Sales and Money Transmission Services (Va. Code Ann. §§ 6.1-370, et seq.) and all other applicable state and federal laws and regulations.
• Authorized delegate will remit all sums owing to the licensee in accordance with the terms of the agent agreement.
• Authorized delegate will permit the Commissioner of Financial Institutions to investigate or examine its business pursuant to § 6.1-375.
• Authorized delegate is prohibited from using a subdelegate, or from otherwise designating or appointing another person to sell money orders or engage in money transmission business on behalf of the licensee.
Washington
• Authorized delegate will operate in full compliance with the Uniform Money Services Act (Rev. Code Wash. § 19.230.005 et seq.) and any rules regulations and orders issued thereunder, as amended from time to time.
• Neither licensee nor authorized delegates may authorize subdelegates.
• Authorized delegate may not provide money services other than those allowed licensee under its license.
West Virginia
• Authorized delegate shall operate in full compliance with the laws of this state and of the United States, including the West Virginia Check and Money Order Sales, Money Transmission Services, Transportation and Currency Exchange (W. Va. Code §§ 32A-2-1, et seq.) (the “West Virginia Law”).
• Authorized delegate shall hold in trust for the licensee from the moment of receipt of the proceeds of any business transacted under the West Virginia Law in an amount equal to the amount of proceeds due the licensee less the amount due the authorized delegate.

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Wyoming
• Licensee appoints Client as its delegate with authority to engage in money transmission on behalf of the licensee.
• Neither a licensee nor an authorized delegate may authorize subdelegates without the written consent of the Commissioner of the Wyoming Division of Banking.
• Authorized delegates are subject to supervision and regulation by the Commissioner of the Wyoming Division of Banking.
• Authorized delegate shall operate in full compliance with the Wyoming Money Transmitters
Act (W.S. §§ 40-22-101, et seq.).

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Appendix I
ARIZONA STATUTE
TRANSMITTERS OF MONEY
ARIZONA REVISED STATUTES
TITLE 6
§ 6-1201. Definitions
In this chapter, unless the context otherwise requires:
1. “Authorized delegate” means a person designated by the licensee under § 6-1208.
2. “Check cashing” means exchanging for compensation a check, debit card payment order, draft, money order, traveler’s check or payment instrument of a licensee for money delivered to the presenter at the time and place of the presentation.
3. “Control” means ownership of fifteen per cent or more of a licensee or controlling person, or the power to vote fifteen per cent or more of the outstanding voting securities of a licensee or controlling person. For the purpose of determining the percentage controlled by any one person, that person’s interest shall be aggregated with the interest of any other person controlled by that person or an officer, partner or authorized delegate of that person, or by a spouse, parent or child of that person.
4. “Controlling person” means a person directly or indirectly in control of a licensee.
5. “Engage in the business” means conducting activities regulated under this chapter more than ten times in any calendar year for compensation or in the expectation of compensation. For purposes of this paragraph, “compensation” means any fee, commission or other benefit.
6. “Foreign money exchange” means exchanging for compensation money of the United States government or a foreign government to or from money of another government at a conspicuously posted exchange rate at the time and place of the presentation of the money to be exchanged.
7. “Licensee” means a person licensed under this chapter.
8. “Location” means a place of business at which activity regulated by this chapter occurs.
9. “Money” means a medium of exchange that is authorized or adopted by a domestic or foreign government as a part of its currency and that is customarily used and accepted as a medium of exchange in the country of issuance.
10. “Money accumulation business” means obtaining money from a money transmitter as part of any activity that is carried on for financial gain if the money that is obtained by all persons acting in concert in the activity, in amounts of one thousand dollars or more, totals over fifty thousand dollars in the preceding twelve-month period. Money accumulation business does not include a person who is subject to the reporting requirements under 31 United States Code § 5313. The exception that is established by 31 United States Code § 5331, subsection (c), paragraph 1 does not apply to persons who are engaged in the money accumulation business.
11. “Money transmitter” means a person who is located or doing business in this state, including a check casher and a foreign money exchanger, and who does any of the following:
(a) Sells or issues payment instruments.
(b) Engages in the business of receiving money for the transmission of or transmitting money.
(c) Engages in the business of exchanging payment instruments or money into any form of money or payment instrument.
(d) Engages in the business of receiving money for obligors for the purpose of paying that obligor’s bills, invoices or accounts.
(e) Meets the definition of a bank, financial agency or financial institution as prescribed by 31 United States Code § 5312 or 31

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code of federal regulations § 103.11.
12. “Outstanding payment instruments” means unpaid payment instruments whose sale has been reported to a licensee.
13. “Payment instrument” means a check, draft, money order, traveler’s check or other instrument or order for the transmission or payment of money sold to one or more persons whether or not that instrument or order is negotiable. Payment instrument does not include an instrument that is redeemable by the issuer in merchandise or service, a credit card voucher or a letter of credit.
14. “Permissible investment” means any of the following:
(a) Money on hand or on deposit in the name of the licensee.
(b) Certificates of deposit or other debt instruments of a bank, savings and loan association or credit union.
(c) Bills of exchange or time drafts that are drawn on and accepted by a bank, otherwise known as banker’s acceptances, and that are eligible for purchase by member banks of the federal reserve system.
(d) Commercial paper bearing a rating of one of the three highest grades as defined by a nationally recognized organization that rates these securities.
(e) Securities, obligations or other instruments whose payment is guaranteed by the general taxing authority of the issuer, of the United States or of any state or by any other governmental entity or any political subdivision or instrumentality of a governmental entity and that bear a rating of one of the three highest grades by a nationally recognized investment service organization that has been engaged regularly in rating state and municipal issues for at least five years.
(f) Stocks, bonds or other obligations of a corporation organized in any state of the United States, the District of Columbia, the Commonwealth of Puerto Rico or the several territories organized by Congress that bear a rating of one of the three highest grades by a nationally recognized investment service organization that has been engaged regularly in rating corporate securities for at least five years.
(g) Any receivable that is due to a licensee from its authorized delegate pursuant to a contract between the licensee and authorized delegate as prescribed in § 6-1208 if the amount of investment in those receivables does not exceed ninety per cent of the total amount of those receivables after subtracting the amount of those receivables that are past due or doubtful of collection.
15. “Responsible individual” means a person who is employed by a licensee and who has principal active management authority over the business of the licensee in this state that is regulated under this chapter.
16. “Trade or business” has the same meaning prescribed in § 162 of the internal revenue code of 1954 and includes the money accumulation business.
17. “Transmitting money” means the transmission of money by any means including transmissions within this country or to or from locations abroad by payment instrument, wire, facsimile internet or any other electronic transfer, courier or otherwise.
18. “Traveler’s check” means an instrument identified as a traveler’s check on its face or commonly recognized as a traveler’s check and issued in a money multiple of United States or foreign currency with a provision for a specimen signature of the purchaser to be completed at the time of purchase and a countersignature of the purchaser to be completed at the time of negotiation.
§ 6-1202. License required
A. A person shall not sell or issue payment instruments, engage in the business of receiving money for transmission or transmitting money, engage in the business of exchanging payment instruments or money into any form of money or payment instrument or engage in the business of receiving money for obligors for the purpose of paying that obligor’s bills, invoices or accounts without first obtaining a license as provided in this chapter or becoming an authorized delegate of a licensee with respect to those activities. A licensee is under the jurisdiction of the department. A person who is not licensed under this chapter or who is not an authorized delegate of a licensee with respect to those activities is presumed to be engaged in a

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business that is regulated by this chapter and that requires a license if he advertises, solicits or holds himself out as being in the business of selling or issuing payment instruments, of receiving money for transmission or transmitting money or of converting one form of money to another form of money.
B. No person other than a corporation organized and in good standing under the laws of the state of its incorporation or, if a corporation organized under the laws of a country other than the United States and in good standing under the laws of the country of its incorporation and authorized to do business in this state, may apply for or be issued a license as provided in this chapter.
C. A person engages in business activity regulated by this chapter in this state if any of the following applies:
1. Conduct constituting any element of the regulated activity occurs in this state.
2. Conduct occurs outside this state and constitutes an attempt, offer or conspiracy to engage in the activity within this state and an act in furtherance of the attempt, offer or conspiracy occurs within this state.
3. As part of a business activity described by this section a person knowingly transmits money into this state or makes payments in this state without disclosing the identity of each person on whose behalf money was transmitted or payment was made.
§ 6-1203. Exemptions
A. This chapter does not apply to:
1. The United States or any department or agency of the United States.
2. This state, including any political subdivision of this state.
B. This chapter does not apply to the following if engaged in the regular course of their respective businesses, except that the provisions of article 2 of this chapter apply to:
1. A bank, financial institution holding company, credit union, savings and loan association or savings bank, whether organized under the laws of any state or the United States when the term “money transmitter” is used.
2. A person who engages in check cashing or foreign money exchange and engages in other activity regulated under this chapter only as an authorized delegate of a licensee acting within the scope of the contract between the authorized delegate and the licensee.
3. A person licensed pursuant to chapter 5, 6, 7 or 8 of this title, chapter 9, article 2 of this title, chapter 12.1 of this title or title 32, chapter 9.
§ 6-1204. Application for license; fees
A. Each application for a license shall be made in writing, under oath and in the form prescribed by the superintendent. The application shall contain at least the following:
1. Copies of the articles of incorporation for the applicant, a listing of all trade names or fictitious names used by the applicant and other information concerning the corporate status of the applicant.
2. The address of the applicant’s principal place of business, the address of each location where the applicant intends to transact business in this state, including any branch offices, and the name and address of each location of any authorized delegates.
3. For each executive officer and director of the applicant and for each executive officer and director of any controlling person, unless the controlling person is a publicly traded company on a recognized national exchange and has assets in excess of four hundred million dollars, a statement of personal history in the form prescribed by the superintendent.
4. An identification statement for each branch manager and responsible individual including all of the following:

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(a) Name and any aliases or previous names used.
(b) Date and place of birth.
(c) Alien registration information, if applicable.
(d) Employment history and residence addresses for the preceding fifteen years.
(e) Social security number.
(f) Criminal convictions, excluding traffic offenses.
5. The name and address of each authorized delegate.
6. The identity of any account in any financial institution through which the applicant intends to conduct any business regulated under this chapter.
7. A financial statement audited by a licensed independent certified public accountant.
B. Each application shall be accompanied by the nonrefundable application fee and an annual fee as prescribed in § 6-126.
§ 6-1205. Bond required; conditions; notice; cancellation; substitution
A. Each application for a license shall be accompanied by and each licensee shall maintain at all times a bond executed by the licensee as principal and a surety company authorized to do business in this state as surety. The bond shall be in the amount of twenty-five thousand dollars for a licensee with five or fewer authorized delegates and locations, one hundred thousand dollars for a licensee with more than five but fewer than twenty-one authorized delegates and locations and an additional five thousand dollars for each authorized delegate and location in excess of twenty but fewer than two hundred one authorized delegates and locations, to a maximum of two hundred fifty thousand dollars and an additional five thousand dollars for each authorized delegate and location in excess of two hundred authorized delegates and locations, to a maximum of five hundred thousand dollars.
B. The bond shall be conditioned on the faithful compliance of the licensee, including its directors, officers, authorized delegates and employees, with this chapter. The bond shall be payable to any person injured by the wrongful act, default, fraud or misrepresentation of the licensee, his authorized delegates or his employees or to the state for the benefit of the person injured. Only one bond is required for any licensee irrespective of the number of officers, directors, locations, employees or authorized delegates of that licensee.
C. The bond shall remain in effect until cancelled by the surety, which cancellation may be had only after thirty days’ written notice to the superintendent. That cancellation does not affect any liability incurred or accrued during the thirty day period.
D. In lieu of the bond prescribed in this section, an applicant for a license or a licensee may deposit with the superintendent cash or alternatives to cash acceptable to the superintendent in the amount of the required bond. Notwithstanding § 35-155, subsection E, the principal amount of the deposit shall be released only on written authorization of the superintendent or on the order of a court of competent jurisdiction. The principal amount of the deposit shall not be released to the licensee before the expiration of five years from the first occurrence of any of the following:
1. The date of substitution of a bond for a cash alternative unless the superintendent determines in his discretion that the bond constitutes adequate security for all past, present or future obligations of the licensee. After that determination, the cash alternative may be immediately released.
2. The surrender of the license.
3. The revocation of the license.
4. The expiration of the license.
E. Notwithstanding subsections A through D of this section, if the required amount of the bond is reduced, whether by change

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in the number of authorized delegates or locations or by legislative action, a cash deposit in lieu of that bond shall not be correspondingly reduced but shall be maintained at the higher amount until the expiration of three years from the effective date of the reduction in the required amount of that bond unless the superintendent in his discretion determines otherwise.
§ 6-1205.01. Net worth requirements
A. Each applicant for a license shall have and each licensee shall maintain at all times a net worth of at least one hundred thousand dollars, calculated according to generally accepted accounting principles.
B. Any licensee who is engaged in the business regulated under this chapter at more than one location pursuant to § 6-1207 or through authorized delegates pursuant to § 6-1208 shall have an additional net worth of fifty thousand dollars for each location or authorized delegate located in this state, as applicable, to a maximum of five hundred thousand dollars.
C. A licensee whose business conducts a total of more than five hundred thousand dollars in transactions that involve transmitting money in an amount of one thousand dollars or more during the preceding year shall maintain net worth in addition to the amounts required by subsections A and B of this section. The additional net worth shall be not less than ten per cent of the total of such transactions conducted in this state, calculated according to generally accepted accounting principles to a maximum of five hundred thousand dollars.
§ 6-1206. Issuance of license; renewal
A. On the filing of a complete application, the superintendent shall investigate the financial condition and responsibility, financial and business experience, character and general fitness of the applicant. In his discretion, the superintendent may conduct an on-site investigation of the applicant, the reasonable cost of which shall be borne by the applicant. The superintendent shall issue a license to an applicant if the superintendent finds that all of the following conditions are met:
1. The applicant has complied with §§ 6-1204, 6-1205 and 6-1205.01.
2. The competence, experience and integrity of the officers, directors and controlling persons and any proposed management personnel indicate that it would be in the interest of the public to permit such person to participate in the affairs of a licensee.
3. The applicant has paid the required license fee.
B. The superintendent shall approve or deny every application for an original license within one hundred twenty days after the date an application is complete, which period may be extended by the written consent of the applicant. The superintendent shall notify the applicant of the date on which the application is determined to be complete. In the absence of approval or denial of the application or consent to the extension of the one hundred twenty day period, the application is deemed approved and the superintendent shall issue the license effective as of the first business day after that one hundred twenty day period or any extended period.
C. A licensee shall pay a renewal fee as prescribed in § 6-126 on or before November 1 of each year. The renewal fee shall be accompanied by a renewal application in the form prescribed by the superintendent. A license for which no renewal fee and application have been received by November 1 shall be suspended. A licensee may renew a suspended license no later than December 1 of the year of expiration by paying the renewal fee plus one hundred dollars for each day the renewal fee and application were not received by the superintendent. A license expires on December 1 of each year, unless earlier renewed, surrendered or revoked. A license shall not be granted to the holder of an expired license or to an incorporator, director or officer of the holder of an expired license except on compliance with the requirements provided in this article for an original license.
§ 6-1207. Principal and branch offices; notices
A. A licensee shall designate and maintain a principal place of business for the transaction of business regulated by this chapter. If a licensee maintains one or more places of business in this state, the licensee shall designate a place of business in this state as its principal place of business for purposes of this section. The license shall specify the address of the principal place of business and shall designate a responsible individual for its principal place of business.
B. If a licensee maintains one or more locations in this state in addition to a principal place of business, and those locations are to be under the control of the licensee and not under the control of authorized delegates as prescribed in § 6-1208, the licensee

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shall obtain a branch office license from the superintendent for each additional location by filing an application as required by the superintendent at the time the licensee files its license application. If branch offices are added by the licensee, the licensee shall file with the superintendent an application for a branch office license with the licensee’s next quarterly fiscal report prescribed by § 6-1211. The superintendent shall issue a branch office license if the superintendent determines that the licensee has complied with the provisions of this subsection. The license shall indicate on its face the address of the branch office and shall designate a manager for each branch office to oversee that office. The superintendent may disapprove the designated manager then or at any later time if the superintendent finds that the competence, experience and integrity of the branch manager warrants disapproval. A person may be designated as the manager for more than one branch. The licensee shall submit a fee as prescribed in § 6-126 for each branch office license.
C. A licensee shall prominently display the money transmitter license in its principal place of business and the branch office license in each branch office. Each authorized delegate shall prominently display at each location a notice in a form prescribed by the superintendent that indicates that the authorized delegate is an authorized delegate of a licensee under this chapter.
D. If the address of the principal place of business or any branch office is changed, the licensee shall immediately notify the superintendent of the change. The superintendent shall endorse the change of address on the license for a fee as prescribed in § 6-126.
§ 6-1208. Authorized delegates of licensee; reports
A. A licensee may conduct the business regulated under this chapter at one or more locations in this state through authorized delegates designated by the licensee.
B. Each contract between a licensee and an authorized delegate shall require the authorized delegate to operate in full compliance with the law and shall contain as an appendix a current copy of this chapter. The licensee shall provide each authorized delegate with operating policies and procedures sufficient to permit compliance by the delegate with the provisions of title 13, chapter 23 and this chapter and rules adopted pursuant to this chapter. The licensee shall promptly update the policies and procedures to permit compliance with those laws and rules.
C. An authorized delegate is not liable for any obligation imposed on its licensee by this chapter with respect to the business for which it is a delegate. On suspension or revocation of a license or the failure of a licensee to renew its license, the superintendent shall notify all delegates of the licensee who are on record with the department of the department’s action. On receipt of this notice, an authorized delegate shall immediately cease to operate as a delegate of that licensee.
§ 6-1209. Cease and desist orders; examinations
A. In addition to his authority under § 6-137, the superintendent may issue an order to cease and desist against a licensee, requiring the licensee to cease conducting its business through an authorized delegate and to take appropriate affirmative action, pursuant to § 6-137, if the superintendent finds that:
1. The authorized delegate has violated, is violating or is about to violate any applicable law or rule or order of the superintendent.
2. The authorized delegate has failed to cooperate with an examination or investigation by the superintendent or the attorney general authorized by this title.
3. The competence, experience, integrity or overall moral character of the authorized delegate or any controlling person of the authorized delegate indicates that it would not be in the interest of the public to permit that person to participate in the business regulated under this chapter.
4. The financial condition of the authorized delegate is such that it might prejudice the interests of the public in the conduct of the business regulated under this chapter.
5. The authorized delegate has engaged, is engaging or is about to engage in any unsafe or unsound act, practice or transaction or an act, practice or transaction that constitutes a violation of this title or of any rule or order of the superintendent.
B. Any business for which a license is required by this chapter conducted by an authorized delegate outside the scope of authority conferred in the contract between the authorized delegate and the licensee is unlicensed activity. An authorized

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delegate of a licensee holds in trust for the benefit of the licensee all monies received from the sale or delivery of the licensee’s payment instruments or monies received for transmission. If an authorized delegate commingles any such monies with any monies or other property owned or controlled by the authorized delegate, a trust against all commingled proceeds and other monies or property owned or controlled by the authorized delegate is imposed in favor of the licensee in an amount equal to the amount of the proceeds due the licensee.
C. An authorized delegate is subject to examination by the superintendent at the discretion of the superintendent. The licensee is responsible for the payment of an assessment for the examination of its authorized delegates to the extent that the examination relates to the activities conducted by the authorized delegate on behalf of the licensee. That assessment shall be made at the rate set by the superintendent for examination of an enterprise pursuant to § 6-125, subsection B, and payment of that assessment shall be made as prescribed by § 6-125.
§ 6-1210. Suspension or revocation of licenses
The superintendent may suspend or revoke a license if the superintendent finds any of the following:
1. The licensee has made a material misstatement or suppressed or withheld information on an application for a license or any document required to be filed with the superintendent.
2. A fact or condition exists that, if it had existed or had been known at the time the licensee applied for its license, would have been grounds for denying the application.
3. The licensee is insolvent as defined in § 47-1201.
4. The licensee has violated any provision of title 13, chapter 23, this chapter or rules adopted pursuant to this chapter or any order of the superintendent.
5. An authorized delegate of the licensee has violated any provision of title 13, chapter 23, this chapter or rules adopted thereunder or any order of the superintendent as a result of a course of negligent failure to supervise or as a result of the wilful misconduct of the licensee.
6. The licensee refuses to permit the superintendent or the attorney general to make any examination authorized by this title.
7. The licensee knowingly fails to make any report required by this chapter.
8. The licensee fails to pay a judgment entered in favor of a claimant, plaintiff or creditor in an action arising out of the licensee’s business regulated under this article within thirty days after the judgment becomes final or within thirty days after expiration or termination of a stay of execution or other stay of proceedings, whichever is later. If execution on the judgment is stayed by court order, operation of law or otherwise, proceedings to suspend or revoke the license for failure of the licensee to comply with that judgment may not be commenced by the superintendent under this subsection until thirty days after that stay.
9. The licensee has been convicted in any state of a felony or of any crime involving a breach of trust or dishonesty.
§ 6-1211. Reports
Each licensee shall file with the superintendent within forty-five days after the end of each fiscal quarter a consolidated financial statement including a balance sheet, income and expense statements and a list of all authorized delegates, branch managers, responsible individuals and locations within this state that have been added or terminated by the licensee within the fiscal quarter. Information regarding branch managers and responsible individuals shall include the information prescribed in § 6-1204, subsection A, paragraph 4. For locations and authorized delegates, the licensee shall include the name and street address of each location and authorized delegate.
§ 6-1212. Permissible investments
A. Every licensee shall maintain at all times permissible investments that comply with either of the following:
1. A market value computed in accordance with generally accepted accounting principles of not less than the aggregate amount of all of its outstanding payment instruments.

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2. A net carrying value computed in accordance with generally accepted accounting principles of not less than the aggregate amount of all of its outstanding payment instruments, provided the market value of these permissible investments is at least ninety-five per cent of the net carrying value.
B. Notwithstanding any other provision of this chapter, the superintendent, with respect to any particular licensee or all licensees, may limit the extent to which any class of permissible investments as defined in § 6-1201 may be considered a permissible investment, except for money and certificates of deposit. The superintendent may by rule prescribe or by order allow other types of investments which the superintendent determines to have substantially equivalent safety as other permissible investments to be considered a permissible investment under this chapter.
§ 6-1213. Records
A. Each licensee shall keep and use in its business books, accounts and records in accordance with generally accepted accounting principles that will enable the superintendent to determine whether that licensee is complying with the provisions of this chapter. Each licensee and authorized delegate shall preserve its records for at least five years after making the final entry on any transaction. Each authorized delegate shall keep records as required by the superintendent.
B. For each authorized delegate, the licensee shall maintain records that demonstrate that the licensee conducted a reasonable background investigation of each authorized delegate. A licensee shall preserve those records for at least five years after the authorized delegate’s most recent designation by the licensee. For an authorized delegate designated after November 1, 1991, the records shall be available at all times, and for an authorized delegate designated on or before November 1, 1991, the records shall be available at all times after November 1, 1992.
C. The records of the licensee regarding the business regulated under this chapter shall be maintained at its principal place of business or, with notice to the superintendent, at another location designated by the licensee. If the records are maintained outside this state, the superintendent may require that the licensee make those records available to the superintendent at his office not more than five business days after demand. The superintendent may further require that those records be accompanied by an individual who is available to answer questions regarding those records and the business regulated under this chapter. The superintendent may require the appearance of a specific individual or may request the licensee to designate an individual knowledgeable with regard to the records and the business. The individual appearing with the records shall be available to the superintendent for up to three business days.
D. On-site examinations of records prescribed by this chapter may be conducted in conjunction with representatives of other state agencies or agencies of another state or of the federal government as determined by the superintendent. In lieu of an on-site examination, the superintendent may accept the examination report of an agency of this state or of another state or of the federal government or a report prepared by an independent licensed certified public accountant. Joint examination or acceptance of an examination report shall not be deemed a waiver of examination assessments provided by law, and joint reports and reports accepted under this subsection are considered an official report of the department for all purposes. Information obtained by examinations prescribed by this article shall be disclosed only as provided in § 6-129.
§ 6-1214. Liability of licensees
Each licensee is liable for the payment of all moneys covered by payment instruments that it sells or issues in any form in this state whether directly or through an authorized delegate and whether as a maker or drawer or as money received for obligors or for transmission by any means whether or not that instrument is a negotiable instrument under the laws of this state.
§ 6-1215. Notice of source of instrument; transaction records
A. Every payment instrument sold by a licensee directly or through an authorized delegate shall bear the name of the licensee and a unique consecutive number clearly stamped or imprinted on it.
B. For every transaction involving the receipt of money from a customer, the licensee or authorized delegate who receives the money shall maintain written records of the transaction. The records may be reduced to computer or other electronic medium. The records collectively shall contain the name of the licensee, the street address of the location where the money was received, the name and street address of the customer if reported to the licensee or authorized delegate, the approximate date of the transaction, the name or other information from which, together with other contemporaneous records, the superintendent can determine the identity of those employees of the licensee or authorized delegate who may have conducted the transaction

40

and the amount of the transaction. The information required by this section shall be available through the licensee or authorized delegate who received the money for at least five years from the date of the transaction.
§ 6-1216. Acquisition of control
A. A person shall not directly or indirectly acquire control of a licensee or controlling person without the prior written approval of the superintendent, except as otherwise provided by this section.
B. An application for approval to acquire control of a licensee shall be in writing in a form prescribed by the superintendent and shall be accompanied by information as the superintendent may require. The application shall be accompanied by the fee prescribed in § 6-126. The superintendent shall act on the application within one hundred twenty days after the date on which the application is complete, unless the applicant consents in writing to an extended period. An application that is not denied or approved within that period shall be deemed approved as of the first business day after the expiration of that period.
C. The superintendent shall deny the application to acquire control of a licensee if he finds that the acquisition of control is contrary to law or determines that disapproval is reasonably necessary to protect the interest of the public. In making that determination, the superintendent shall consider both of the following:
1. Whether the financial condition of the person that seeks to control the licensee might jeopardize the financial condition of the licensee or prejudice the interests of the public in the conduct of the business regulated under this chapter.
2. Whether the competence, experience, integrity and overall moral character of the person that seeks to control the licensee, or the officers, directors and controlling persons of the person that seeks to control the licensee, indicate that it would not be in the interest of the public to permit that person to control the licensee.
D. Nothing in this section prohibits a person from negotiating or entering into agreements subject to the condition that the acquisition of control will not be effective until approval of the superintendent is obtained.
E. This section does not apply to any of the following persons or transactions:
1. A registered dealer who acts as an underwriter or member of a selling group in a public offering of the voting securities of a licensee or controlling person of a licensee.
2. A person who acts as proxy for the sole purpose of voting at a designated meeting of the security holders of a licensee or controlling person of a licensee.
3. A person who acquires control of a licensee or controlling person of a licensee by devise or descent.
4. A person who acquires control of a licensee or controlling person as a personal representative, custodian, guardian, conservator, trustee or any other officer appointed by a court of competent jurisdiction or by operation of law.
5. A pledgee of a voting security of a licensee or controlling person who does not have the right, as pledgee, to vote that security.
6. A person or transaction that the superintendent by rule or order exempts in the public interest.
F. Before filing an application for approval to acquire control, a person may request in writing a determination from the superintendent as to whether that person will be deemed in control on consummation of a proposed transaction. If the superintendent determines in response to that request that the person will not be in control within the meaning of this chapter, the superintendent shall enter an order to that effect and the proposed transaction is not subject to the requirements of this section.
§ 6-1217. Appointment of superintendent as agent for service of process; forwarding of process; consent to jurisdiction
A. A licensee, an authorized delegate or a person who knowingly engages in business activities that are regulated under this chapter with or without filing an application is deemed to have done both of the following:
1. Consented to the jurisdiction of the courts of this state for all actions arising under this chapter.

41

2. Appointed the superintendent as his lawful agent for the purpose of accepting service of process in any action, suit or proceeding that may arise under this chapter.
B. Within three business days after service of process upon the superintendent, the superintendent shall transmit by certified mail copies of all lawful process accepted by the superintendent as an agent to that person at its last known address. Service of process shall be considered complete three business days after the superintendent deposits the copies of the documents in the United States mail.
§ 6-1218. Prohibited transactions
A person shall not engage in conduct requiring a license under this chapter as an authorized delegate of a principal if that principal is not licensed under this chapter. A person who does so shall be deemed to be the principal seller, issuer or actor, and not merely an authorized delegate, and is liable to the holder, remitter or customer as the principal.
§ 6-1219. Repealed by Laws 2004, Ch. 291, § 2
§ 6-1241. Reports to the attorney general; investigation; violation; classification
A. Within thirty days after any transaction or series or pattern of transactions that is conducted or attempted by, at or through the business and that involves or aggregates five thousand dollars or more in funds or other assets, each licensee and authorized delegate of a licensee and each money transmitter shall file with the attorney general’s office in a form prescribed by the attorney general a report of the transaction or series or pattern of transactions if the licensee, authorized delegate or money transmitter knows, suspects or has reason to suspect that the activity either:
1. Involves funds that are derived from illegal activities, is intended or conducted in order to hide or disguise funds or other assets that are derived from illegal activities, including, without limitation, the ownership, nature, source, location or control of the funds or other assets, as part of a plan to violate or evade any law or regulation or to avoid any transaction reporting requirement under this chapter or may constitute a possible money laundering violation under § 13-2317 or another racketeering violation as defined in § 13-2301.
2. Has no business or apparent lawful purpose or is not the sort of activity in which the particular customer would normally be expected to engage and the licensee, authorized delegate or money transmitter knows of no reasonable explanation for the activity after examining the available facts, including the background and possible purpose of the activity.
B. A licensee, authorized delegate or money transmitter that is required to file a report regarding business conducted in this state pursuant to the currency and foreign transactions reporting act (31 United States Code §§ 5311 through 5326, including any special measures that are established under 31 United States Code § 5318A, and 31 Code of Federal Regulations part 103 or 12 Code of Federal Regulations § 21.11) shall file a duplicate of that report with the attorney general.
C. All persons who are engaged in a trade or business and who receive more than ten thousand dollars in money in one transaction or who receive more than ten thousand dollars in money through two or more related transactions shall complete and file with the attorney general the information required by 31 United States Code § 5331 and the federal regulations relating to this section concerning reports relating to cash received in trade or business.
D. A licensee, authorized delegate or money transmitter that is regulated under the currency and foreign transactions reporting act (31 United States Code § 5325 and 31 Code of Federal Regulations part 103) and that is required to make available prescribed records to the secretary of the United States department of treasury on request at any time shall follow the same prescribed procedures and create and maintain the same prescribed records relating to each transaction.
E. In addition to the requirements under subsection D of this section and in connection with each transaction that involves transmitting money in an amount of one thousand dollars or more, whether sending or receiving, a licensee or, for transactions conducted through an authorized delegate, an authorized delegate shall retain a record of each of the following:
1. The name and social security or taxpayer identification number, if any, of the individual presenting the transaction and the person and the entity on whose behalf the transaction is to be effected.
2. The type and number of the customer’s verified photographic identification, as described in 31 Code of Federal Regulations

42

§ 103.28.
3. The customer’s current occupation.
4. The customer’s current residential address.
5. The customer’s signature.
F. Subsection E of this section does not apply to transactions by which the licensee’s customer is making a bill payment either to a commercial creditor pursuant to a contract between the licensee and the commercial creditor or to a utility company.
G. Each licensee shall create records that reflect the provision of updated operating policies and procedures pursuant to § 6-1208, subsection B and of instruction that promotes compliance with this chapter, title 13, chapter 23 and 31 United States Code § 5318, including the identification of the provider and the material and instruction that were provided.
H. On request of the attorney general, a county attorney or the superintendent, a licensee, authorized delegate or money transmitter shall make any records that are created pursuant to this section available to the attorney general, a county attorney or the superintendent at any time.
I. A licensee or, for transactions conducted through an authorized delegate, an authorized delegate shall maintain any customer identification records that are created pursuant to subsection E of this section for three years. After three years, the licensee or, for transactions conducted through an authorized delegate, the authorized delegate shall deliver the customer identification records to the attorney general. The attorney general shall make the records available on request to the superintendent or a county attorney but shall not otherwise distribute the customer identification records without a court order. The customer identification records shall not be used for any purpose other than for criminal and civil prosecution and the prevention and detection of fraud and other criminal conduct.
J. If the superintendent or the attorney general finds that reasonable grounds exist for requiring additional record keeping and reporting in order to carry out the purposes of this chapter and to prevent the evasion of this chapter, the superintendent or the attorney general may:
1. Issue an order requiring any group of licensees, authorized delegates or money transmitters in a geographic area to do any of the following:
(a) Obtain information regarding transactions that involve total dollar amounts or denominations of five hundred dollars or more, including the names of any persons participating in those transactions and any persons or entities on whose behalf they are to be effected.
(b) Maintain records of that information for at least five years and make those records available to the attorney general and the superintendent.
(c) File a report with the attorney general and the superintendent regarding any transaction in the manner prescribed in the order.
2. Issue an order exempting any group of licensees or authorized delegates from the requirements of subsection E of this section based on the geographic area, the volume of business conducted, the record of compliance with the reporting requirements of this chapter and other objective criteria.
K. An order issued pursuant to subsection J of this section is not effective for more than one hundred eighty days unless renewed after finding that reasonable grounds exist for continuation of the order.
L. The timely filing of a report required by this section with the appropriate federal agency shall be deemed compliance with the reporting requirements of this section, unless the attorney general has notified the superintendent that reports of that type are not regularly and comprehensively transmitted by that federal agency to the attorney general.
M. This chapter does not preclude a licensee, authorized delegate, money transmitter, financial institution or person engaged in a trade or business from instituting contact with and disclosing customer financial records to appropriate state or local law enforcement agencies if the licensee, authorized delegate, money transmitter, financial institution or person has information

43

that may be relevant to a possible violation of any criminal statute or to the evasion or attempted evasion of any reporting requirement of this chapter.
N. A licensee, authorized delegate, money transmitter, financial institution, person engaged in a trade or business or director, officer, employee, agent or authorized delegate of any of them that keeps or files a record as prescribed by this section, that communicates or discloses information or records under subsection M of this section or that requires another to make any such disclosure is not liable to any person under any law or rule of this state or any political subdivision of this state or under any contract or other legally enforceable agreement, including any arbitration agreement, for the disclosure or for the failure to provide notice of the disclosure to the person who is the subject of the disclosure or to any other person who is identified in the disclosure. This subsection shall be construed to be consistent with 31 United States Code § 5318(g)(3).
O. The attorney general may report any possible violations indicated by analysis of the reports required by this chapter to any appropriate law enforcement agency for use in the proper discharge of its official duties. If an officer or employee of this state or any political subdivision of this state receives a report pursuant to 31 United States Code § 5318(g), the report shall be disclosed only as provided in 31 United States Code § 5318(g). A person who releases information received pursuant to this subsection except in the proper discharge of official duties is guilty of a class 2 misdemeanor.
P. The requirements of this section shall be construed to be consistent with the requirements of the currency and foreign transactions reporting act (31 United States Code §§ 5311 through 5326 and federal regulations prescribed under those sections) unless the context otherwise requires.
Q. A person who refuses to permit any lawful investigation by the superintendent, a county attorney or the attorney general or who refuses to make records available to the superintendent, a county attorney or the attorney general pursuant to subsection H of this section is guilty of a class 6 felony.
§ 6-1242. Investigations
A. The attorney general may conduct investigations within or outside this state to determine if a licensee, authorized delegate, money transmitter, financial institution or person engaged in a trade or business has failed to file a report required by this article or has engaged or is engaging in an act, practice or transaction that constitutes a money laundering violation as provided in § 13-2317.
B. On request of the attorney general, all licensees, authorized delegates, money transmitters and financial institutions shall make their books and records available to the attorney general during normal business hours for inspection and examination in connection with an investigation pursuant to this section.

44

Schedule 4.13
GD Network Cards Loaded through POS Loads at Participating Stores
[*]

*	Confidential Treatment Requested.

45

Schedule 5.2
Bank Commissions
BASE FEE SCHEDULE
This fee schedule serves only as the basis for the calculation of commissions. For actual Walmart MoneyCard Fees in existence, see Schedule 1.5(d)(v).

Fee	Wal-Mart
Initial Issuance of Standard Card*	$3.00
Initial Issuance of Student and Sharepak Card*	$6.00
Monthly Maintenance Fee[1]	$3.00
POS Cash Loads at Retailer[2]	$3.00
ATM Fee (Dom, Int’l + Bank teller)	$2.00
ATM Balance Inquiry (Dom &Int’l)	$1.00
Online Issuance of Standard Card	$0.00
Online Bill Payment	$0.00

Foreign Transactions	2%
Rush delivery	$20.00

Signature Transaction Fee	FREE
PIN Transaction Fee	FREE
Overdraft Fee	N/A
NSF Fee	N/A

IVR Balance Inquiry	FREE
Live Operator Assistance	FREE
WEB Account Management	FREE
E-mail/SMS Balance Alerts	FREE
Mobile Balance Check (Pull)	FREE
Wal-Mart POS Balance Inquiry	FREE
Statement Fee	FREE
Stop Payment Order	FREE

POS Cash Back	FREE
Declined ATM Withdrawal Fee	FREE

Check Cashing Reload	FREE
Direct Deposit Load	FREE

*	same fee applies for lost/stolen & second card

[1]	Certain monthly maintenance fees waived under the Preferred Plan for loads greater than $1,000 as set forth in Section 1.5(d)(v) of this Agreement.

[2]	As set forth in Schedule 1.5(d) of this Agreement, POS Cash Loads fees at Retailer are [*] for POS Cash Loads in connection with [*].

*	Confidential Treatment Requested.

46

               (A) Retailer shall earn, and Bank shall pay to Retailer, commissions calculated as follows:
               (1) Prior to the first day of each Program Quarter, the Parties shall establish a [*] of the [*] (the “[*]”) for the [*], adjusted based on [*] (each an “[*]”).
               (2) Prior to the first day of each Program Quarter thereafter, [*] on the [*], [*] and [*] shall [*] and [*] commission [*] (the “[*] Commission [*]”) to be [*] in [*], based on the [*] that [*] the period in [*].
[*]

Program Year Walmart	[*] Commission Rate
MoneyCard Sales Volume	(Assuming Base Fee
Tier	Schedule pricing)
[*]	[*]%
[*]	[*]%
[*]	[*]%
[*]	[*]%

*	Confidential Treatment Requested.

47

[*]

[*]
Commission
Rate
Program Year	(Assuming
Walmart	Base Fee
MoneyCard Sales	Schedule
Volume Tier	pricing)
[*]	[*]%
[*]	[*]%
[*]	[*]%
[*]	[*]%
               For the [*] Commission [*], the Parties shall determine a single, blended commission percentage that would be payable by Bank [*] by making the following calculation:
               For the blended [*] Commission [*], based on the Annual Sales Forecast: (i) take each percentage rate that would be applied from the table; (ii) multiply each such rate by the Walmart MoneyCard sales volume to which it would be applied; (iii) adding together each such product; and (iv) divide the resulting sum by the total volume. For example, if in Period One the Walmart MoneyCard Forecast is [*], the Commission Rate would be [*]% (i.e. (i) the sum of (x) [*]% times [*] and (y) [*]% times [*], divided by (ii) [*]).
          For purposes of this paragraph, the term “Projected Behavioral Curve Revenue” shall mean for any Program Year the projected Program Revenue based on: (i) actual Walmart MoneyCard sales; (ii) the behavioral factors set forth in column (A) in the table at the end of this paragraph (each a “Behavioral Factor” and together, the “Behavioral Factors”); and (iii) the lifetime expected behaviors described in column (B) in the table at the end of this paragraph (the “Lifetime Expected Behaviors”), which show the accrual of the relevant fees during the relevant 36-month period, as illustrated in Exhibit A-1 hereto. For the avoidance of doubt, the 36-month period noted in Exhibit A-1 hereto is solely used for projection purposes, and in no event shall the calculation of such Projected Behavioral Curve Revenue be limited to the Behavioral Factors and Lifetime Expected Behaviors in such 36-month period. Notwithstanding anything to the contrary in this paragraph (C), in the event that actual Program Revenue exceeds Projected Behavioral Curve Revenue during any Program Year, the “Actual Commission Earned” by [*] shall be the sum of (i) the [*] Commission [*], based on actual Walmart MoneyCard sales for the Program Year, determined in accordance with this Schedule 5.2, [*] by the [*], plus (ii) an amount equal to [*] times the [*] that is calculated by subtracting the actual Program Revenue from the Projected Behavioral Curve Revenue (such amount to be deemed a “[*] for revenue earned in connection with Walmart MoneyCard sales that reflect [*] of such Walmart

*	Confidential Treatment Requested.

48

MoneyCards by the Cardholders [*]). An example of Actual Commission Earned based on the calculation set forth above is attached as Exhibit A-2 hereto.
          The Behavioral Factors used to calculate Lifetime System Revenue at program inception are set forth below. For purposes of calculating then-current actual Program Revenue, Behavioral Factor(s) may be deleted and new factors may be added as Behavioral Factor(s) at any time due to changes in new or deleted revenue sources upon written request of a Party, subject to the approval of the other Parties, which approval shall not be unreasonably withheld or delayed.

(B) Lifetime
Expected Behaviors
(A)Behavioral	(need update from		(D) Lifetime System
Factors	GD)	(C) Pricing	Revenue
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]			[*]
          (3) The actual Program Revenue for each calendar month during the term (a “Program Month”) shall be multiplied by the [*] Commission [*] (the “Commission Rate”) to derive the aggregate amount of commissions payable to [*] in such Program Month (the “Monthly Aggregate Commission Amount”).
          (4) Within [*] after the end of each month, Bank shall pay to [*] an amount equal to the Monthly Aggregate Commission Amount.
               (B) Within [*] after the end of each Program Quarter, the Parties shall determine the actual amount payable by [*] to Retailer, and shall make an interim true-up payment between themselves as follows: The actual Program Revenue for such Program Quarter shall be multiplied by the new Commission Rate as determined by the Parties as a result of adjusting the Annual Sales Forecast. The product shall be the “[*] Commissions [*]”. If the [*] Commissions [*] is more than the sum of commission [*] made by Bank [*] under paragraph (A)(2), Bank shall [*]. If the [*] Commissions [*] is less than the sum of commission [*] made by Bank [*] under paragraph (A)(2) above, [*] to Bank.

*	Confidential Treatment Requested.

49

               (C) Within [*] after the end of each Program Year, the Parties shall determine the actual amount payable by Bank to Retailer, and shall make a final true-up payment between themselves as follows: The Commission Rate for the Program Year shall be determined as a blended rate based on the methodology described in paragraph (A) above, and shall be multiplied by the actual Program Revenue for the Program Year. The product shall be the “[*] Commissions [*]”. If the [*] Commission [*] is more than the sum of the commission [*] made by Bank to [*] during the Program Year under paragraph (b), as adjusted by the interim true-ups under paragraph (c), Bank shall [*] to [*]. If the [*] Commission [*] is less than such adjusted payments to Retailer, [*] shall [*] to Bank.
               (D) If Walmart MoneyCard fees or pricing vary for any reason from the fees and pricing shown in the Base Fee Schedule, Bank and Retailer shall [*] commissions to be paid to Retailer beginning on the date(s) on which such variance takes effect, in accordance with the terms of this Agreement; provided, however, that: (i) in connection with such variance, the Parties shall [*] a new [*] Commission Rates according to each Walmart MoneyCard Sales Volume Tier in accordance with the methodology established under this Agreement for price and fee variance, which methodology assumes (a) Retailer’s revenue share adjustment shall be calculated based upon Retailer bearing or benefitting from [*] ([*]%) of such economic impact, as applicable and as described in the examples set forth in Exhibit A to this Schedule 5.2; and (ii) the [*] Commission Rates shall remain in effect only until another variance occurs, at which time the Parties again shall undertake the process described in this paragraph (D) to determine the [*] Commission Rates. Calculations shall be based on the fees and prices in the Base Fee Schedule, and the Lifetime System Revenue generated by the average Walmart MoneyCard is projected to be $[*].
(e) The Parties may mutually agree at any time to modify the processes described in this Schedule 5.2 in order to more accurately forecast revenue share and facilitate accounting and settlement procedures.

*	Confidential Treatment Requested.

50

Exhibit A-1 to Schedule 5.2
LIFETIME EXPECTED BEHAVIORS
[*]

[*]
Total
Behavior	Behaviors	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

*	Confidential Treatment Requested.

Exhibit A-1 to Schedule 5.2 (continued)
LIFETIME EXPECTED BEHAVIORS
[*]

[*]
Total
Behavior	Behaviors	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

*	Confidential Treatment Requested.

52

Exhibit A-2 to Schedule 5.2
[*]

*	Confidential Treatment Requested.

53

Exhibit A to Schedule 5.2
Price and Fee Variance from Base Fee Schedule
Example I
1.	At Retailer’s request, Bank agrees to change the card issuance fee from $[*] to $[*].

2.	As a result, the Lifetime System Revenue for the card gets reduced from $[*] to $[*]. If the Lifetime System Revenue has changed based on the latest behavior curves, then the $[*] reduction will be applied to the latest Lifetime System Revenue $.

3.	Retailer shares in [*]% of the price change impact on Lifetime System Revenue, and Bank the remaining [*]%

4.	[*] commissions at each tier are therefore adjusted to reflect a [*]*$[*] = $[*] reduction in Retailer $ per Card. The table below summarizes the calculations at each tier:

Retailer $ per
	Retailer	card	Retailer $ per
	Commission	Before	card
Annual Card	Before variance	variance from	After variance	Commission After
Sales Volume	from Base Fee	Base Fee	from Base Fee	Variance from Base
Tier	Schedule	Schedule	Schedule	Fee Schedule
[*]	[*]%	$[*]	$[*] (=$[*]-$[*])	[*]% (=$[*]/$[*])
[*]	[*]%	$[*]	$[*] (=$[*]-$[*])	[*]% (=$[*]/$[*])
[*]	[*]%	$[*]	$[*] (=$[*]-$[*])	[*]%[*](=$[*]/$[*])[*]
[*]	[*]%	$[*]	$[*] (=$[*]-$[*])	[*]% (=$[*]/$[*])

*	Confidential Treatment Requested.

54

Price and Fee Variance from Base Fee Schedule
Example II
1. At Retailer’s request, Bank agrees to change the monthly maintenance fee from $[*] to $[*].
2. As a result, the Lifetime System Revenue for the card gets reduced from $[*] to $[*] ($[*]-[*]*$[*]). If the Lifetime System Revenue has changed based on the latest behavior curves, then the $[*] reduction will be applied to the latest Lifetime System Revenue $.
3. Retailer shares in [*]% of the price change impact on Lifetime System Revenue, and Bank the remaining [*]%
4. Retailer’s commissions at each tier are therefore adjusted to reflect a [*]*$[*] = $[*] reduction in Retailer $  per Card. The table below summarizes the calculations at each tier:

Retailer $ per
	Retailer	card	Retailer $ per
	Commission	Before	card	Commission
Annual Card	Before variance	variance from	After variance	After Variance
Sales Volume	from Base Fee	Base Fee	from Base Fee	from Base Fee
Tier	Schedule	Schedule	Schedule	Schedule
[*]	[*]%	$[*]	$[*] (=$[*]-$[*])	[*]% (=$[*]/$[*])
[*]	[*]%	$[*]	$[*] (=$[*]-$[*])	[*]% (=$[*]/$[*])
[*]	[*]%	$[*]	$[*] (=$[*]-$[*]	[*]% (=$[*]/$[*])
[*]	[*]%	$[*]	$[*] (=$[*]-$[*])	[*]% (=$[*]/$[*])

*	Confidential Treatment Requested.

55

Price and Fee Variance from Base Fee Schedule
Example III
          1. At Retailer’s request, Bank agrees to change the Monthly Maintenance Fee from $[*] to $[*]
          2. As a result, the Lifetime System Revenue for the card increases from $[*] to $[*]. If the Lifetime System Revenue has changed based on the latest behavior curves, then the $[*] increase will be applied to the latest Lifetime System Revenue $.
          3. Retailer shares in [*]% of the price change impact on Lifetime System Revenue, and Bank the remaining [*]%.
          4. Retailer’s commissions at each tier are therefore adjusted to reflect a [*]*$[*] = $[*] increase in Retailer $  per Card. The table below summarizes the calculations at each tier:

	Retailer	Retailer $ per
	Commission	card	Retailer $ per
	Before	Before	card
Annual Card	variance	variance	After variance	Commission After
Sales Volume	from Base	from Base	from Base Fee	Variance from Base
Tier	Fee Schedule	Fee Schedule	Schedule	Fee Schedule
[*]	[*]%	$[*]	$[*](=$[*]+$[*])	[*]% (=$[*]/$[*])
[*]	[*]%	$[*]	$[*] (=$[*]+$[*])	[*]% (=$[*]/$[*])
[*]	[*]%	$[*]	$[*] (=$[*]+$[*])	[*]% (=$[*]/$[*])
[*]	[*]%	$[*]	$[*] (=$[*]+$[*])	[*]% (=$[*]/$[*])

*	Confidential Treatment Requested.

56

Schedule 7.2(d)
Security Procedures for Card Distribution
-	Packaging Encoder
o	Bank shall use a certified Visa packaging encoder for encoding of the Walmart MoneyCard packaging.
-	Bank Distribution Center
o	Green Dot, as servicer for Bank, shall store replenishment inventory of Walmart MoneyCard packaging per the Visa secure packaging guidelines.
-	Packaging Encoder to Retailer Distribution Center (“Wal-Mart DC”)
o	Walmart MoneyCard packaging will be transported in a secure truck with under dual control with GPS tracking.
o	Packaging boxes affixed with store-specific labels shall be shipped to Wal-Mart DC.
-	Wal-Mart DC Receipt
o	Retailer will receive in Walmart MoneyCard packaging and will [*] ensure that the proper packaging boxes are routed to the corresponding Store trucks per the Green Dot/Bank labels.
-	Wal-Mart DC to Store
o	Retailer will [*] transport the Walmart MoneyCard in trucks who service only one Store and the truck will be sealed when leaving the Wal-Mart DC. Any break in the seal upon receipt at the Store must be reported to Green Dot, as servicer for Bank.

*	Confidential Treatment Requested.

57

Schedule 9.3(a)
SERVICE LEVELS

				Target	Default
Service Level	Definition	Defect Definition	Calculation	%	%	Comments
1. Purchase Authorizations	Percentage of Availability of the Purchase Authorization System	[*]	[*]	[*]	[*]

2. IVR Availability	Percentage of Availability of the Bank IVR	[*]	[*]	[*]	[*]

3. Call Response Timeliness	Percentage of calls answered by a live representative in 120 seconds	[*]	[*]	[*]	[*]

4. Call Abandonment	Percentage of calls abandoned while waiting for a live customer service representative	[*]	[*]	[*]	[*]

5. Call Quality	Percent of calls meeting mutually (by Bank and Green Dot) agreed upon quality standard for an acceptable call, per mutually agreed call quality review form	[*]	[*]	[*]	[*]	[*]

6. New Cardholder Set Up Accuracy [Fields covered: Name, address, and SSN]	Percentage of new Cardholder accounts that contain an error.	[*]	[*]	[*]	[*]

*	Confidential Treatment Requested.

58

				Target	Default
Service Level	Definition	Defect Definition	Calculation	%	%	Comments
7. New Cardholder Card Production Accuracy	Measure of the accuracy of Permanent Walmart MoneyCard production services including plastics, embossing, graphics/ thermal prints, inserts, card mailers, activation stickers, envelope and PIN mailer	[*]	[*]	[*]	[*]

8. New Cardholder Card Production Timeliness	Timeliness of Permanent Walmart MoneyCards being embossed and put into the mail system	[*]	[*]	[*]	[*]

9. Customer Website Access	Percentage of Available Use time for www.walmartmoneycard.com	[*]	[*]	[*]	[*]

10. Walmart MoneyCard Fee Accuracy	The percentage of accurate assessment of all Walmart MoneyCard Fees	[*]	[*]	[*]	[*]

11. Customer Satisfaction Survey	The percentage of Cardholders who are satisfied as indicated by results of mutually agreed (by Bank and Servicer/Green Dot) satisfaction survey	[*]	[*]	[*]	[*]	[*]

*	Confidential Treatment Requested.

59

Schedule 9.3(b)
SUPER SERVICE LEVELS
Super Service Levels will be measured on a calendar month basis.

Default
(3/1/09 and
SLA	Definition	Defect Definition	Calculation	Target	after)
Card Sales and POS Card Reload System Availability	Percentage of Availability of the Authorization System for Card Sales and POS Card Reloads	[*]	[*]	[*]	[*]

Card Sales and POS Card Reload System Response Time	Timeliness of the Authorization System for Card Sales and POS Card Reloads		[*]	[*]	[*]

*	Confidential Treatment Requested.

60

SCHEDULE 12.3
RETAILER MARKS
PERSONAL CARD
WM VISA_PERSONAL_05 LAYER.psd
WM_Back_PERSONAL_09.eps
JULY 12

61

Wal-Mart
PERSONAL CARD / VISA
Pre-printed Image
Printer will add Visa Silver Hologram/Logo — TSYS will add IN# AND C/N in black

62

63

64

Schedule 13.1
Technology
None

65